As filed with the Securities and Exchange Commission on January 21, 1997
                                                  Registration No. 333-18659



================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                           --------------------------
                           D & E COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)


 Commonwealth
of Pennsylvania                   4813                         23-2837108
---------------                   ----                         ----------
(State or other       (Primary Standard Industrial          (I.R.S. Employer
jurisdiction of        Classification Code Number)        Identification Number)
 incorporation
or organization)
                           --------------------------
                            Brossman Business Complex
                              124 East Main Street
                           Ephrata, Pennsylvania 17522
                                 (717) 733-4101
               (Address, including zip code, and telephone number,
        including area code of registrant's principal executive offices)
                           --------------------------
        Anne B. Sweigart, Chairman, President and Chief Executive Officer
                           D & E Communications, Inc.
                            Brossman Business Complex
                              124 East Main Street
                           Ephrata, Pennsylvania 17522
                                 (717) 733-4101
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                           --------------------------
                                 With copies to:
                           Vincent C. Deluzio, Esquire
                   Buchanan Ingersoll Professional Corporation
                 301 Grant Street, One Oxford Centre, 21st Floor
                         Pittsburgh, Pennsylvania 15219
                                 (412) 562-8800
                           --------------------------
                  Approximate date of commencement of proposed
                    sale of the securities to the public: As
                         soon as practicable after this
                         Registration Statement becomes
                                   effective.
                           --------------------------
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: |_|

                         CALCULATION OF REGISTRATION FEE

==============================================================================================
                                             Proposed           Proposed
Tile of each class                            maximum            maximum           Amount of
 of securities to          Amount to be    offering price       aggregate         registration
  be registered           registered(1)      per unit         offering price        fee(2)
----------------------------------------------------------------------------------------------

Common Stock,
$0.16 par value.....         341,304       Not Applicable     Not Applicable       $100.00

==============================================================================================



(1) Estimated by dividing $7,850,000 (the $8,000,000, less estimated expenses of $150,000, of the Common Stock of D & E proposed to be issued in the Merger) by $23.00 which is the lowest possible price per share of the D & E Common Stock allowed by the terms of the Merger.

(2) Pursuant to Rule 457(b), no registration fee is being paid herewith because a $100.00 registration fee was paid with the original filing of this Registration Statement. Pursuant to Rule 457(f)(2), the previously paid registration fee was based on the book value as of September 30, 1996, of the shares of the capital stock of PCS One, Inc., which are to be converted in the Merger into shares of the common stock, par value $0.16 per share, of the Registrant. Further, pursuant to Section 6(b) of the Securities Act of 1933, as amended, the minimum registration fee is $100.00.



                           --------------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                           D & E COMMUNICATIONS, INC.

CROSS REFERENCE SHEET PURSUANT TO RULE 404(a) AND REGULATION S-K, ITEM 501 SHOWING THE LOCATION IN THE PROXY STATEMENT AND PROSPECTUS OF THE INFORMATION REQUIRED TO BE INCLUDED THEREIN IN ACCORDANCE WITH PART I OF FORM S-4.

                Form S-4                     Location or Heading in the Proxy
         Item Number and Caption                  Statement and Prospectus
-------------------------------------------  -----------------------------------
A. Information About the Transaction         Forepart of the Registration
   1.  Forepart of Registration               Statement; Facing Page;
        Statement and Outside Front           Cross-Reference Sheet; Outside
        Cover Page of Prospectus ..........   Front Cover Page of the Proxy
                                              Statement and Prospectus

   2.  Inside Front and Outside Back         Inside Front Cover Page of the
        Cover Pages of Prospectus..........   Proxy Statement and Prospectus;
                                              "Available Information"; "Table
                                              of Contents"

   3.  Risk Factors, Ratio of Earnings
        to Fixed Charges and Other           Forepart of the Proxy Statement
        Information .......................   and Prospectus; "Summary"

   4.  Terms of the Transaction............  "Merger"

   5.  Pro Forma Financial Information.....  "Index to Financial Statements"

   6.  Material Contracts with D & E Being   "PCS One--Material Contracts
        Acquired...........................    Between PCS One and D & E"

   7.  Additional Information Required
        for Reoffering by Persons and
        Parties Deemed to be
        Underwriters.......................  *

   8.  Interests of Named Experts
        and Counsel........................  *

   9.  Disclosure of Commission Position     "Merger--Material Differences
        on Indemnification for                Between Rights of Holders of
        Securities Act Liabilities ........   D & E Common Shares and of Holders
                                              of PCS One Common
                                              Shares--Indemnification"

B. Information About the Registrant

   10. Information with Respect to
        S-3 Registrants ...................   *

   11. Incorporation of Certain Information
        by Reference.......................   *

   12. Information with Respect to S-2 or     Cover Page of the Proxy Statement
        S-3 Registrants ...................    and Prospectus; "Incorporation,
                                               Delivery and Disclosure of
                                               Certain Information"

   13. Incorporation of Certain Information  "Incorporation, Delivery and of
        by Reference ......................    Disclosure of Certain
                                               Information"

                Form S-4                     Location or Heading in the Proxy
         Item Number and Caption                  Statement and Prospectus
-------------------------------------------  -----------------------------------
   14. Information with Respect to
        Registrants Other Than S-3 or
        S-2 Registrants ...................  *

C. Information About the Company Being
   Acquired

   15. Information with Respect to S-3
        Companie...........................  *

   16. Information with Respect to S-2
        or S-3 Companies ..................  *

   17. Information with Respect to           "PCS One"; "Summary--PCS One
        Companies Other Than S-3 or S-2       Selected Financial Data"; "Index
        Companies .........................   to Financial Statements"

D. Voting and Management Information

   18. Information if Proxies, Consents      "Summary--Date, Time and Place of
        or Authorizations are to be           Meeting"; "Summary--Principal
        Solicited .........................   Executive Offices"; Outside
                                              Front Cover Page of the Proxy
                                              Statement and Prospectus; "1997
                                              Shareholder Proposals";
                                              "Outstanding Stock and Voting
                                              Rights"; "Merger--Rights of
                                              Dissenting Shareholders";
                                              "Information About the Special
                                              Meeting"; "Merger--Interests of
                                              Certain Persons in the Merger";
                                              "Summary--Vote Required";
                                              "Summary--Record Date and
                                              Eligible Voters"; "PCS
                                              One--Market Price of and
                                              Dividends on the PCS One Common
                                              Shares and Related Shareholder
                                              Matters"; "Incorporation,
                                              Delivery and Disclosure of
                                              Certain Information"; "PCS
                                              One--Change of Control"

   19. Information if Proxies, Consents
        or Authorizations are not to be
        Solicited or in an Exchange
        Offer .............................  *

---------------
*  Item is omitted because it is inapplicable or the answer is negative.

                                 PCS ONE, INC.
                           2500 English Creek Avenue
                                  Building II
                     Egg Harbor Township, New Jersey 08234


                                                              January 21, 1997


To Our Shareholders:



      You are cordially invited to attend the Special Meeting (the "Special Meeting") of the shareholders of PCS One, Inc. (the "PCS One Shareholders"), to be held at 2500 English Creek Avenue, Building II, Egg Harbor Township, New Jersey 08234, on February 20, 1997, at 10:00 a.m. local time. At the Special Meeting, you will be asked to approve the following four proposals: (1) an amendment to the Amended and Restated Certificate of Incorporation, as further amended, of PCS One, Inc. (the "PCS One Certificate") to increase the number of the Reserved Shares (as defined in Exhibit A to the PCS One Certificate) from 475,000 to 2,475,000 (the "Amendment"), such increase representing the number of the Bonus Options (as defined below) proposed to be granted; (2) the grant of options (the "Reserved Share Options") to certain officers, directors and consultants of PCS One, Inc., a New Jersey corporation ("PCS One"), for an aggregate of 475,000 Class II Common Shares, par value $.001 per share, of PCS One ("Class II Common Shares"); (3) the grant of options (the "Bonus Options") to certain executive officers of PCS One for an aggregate of 2,000,000 Class II Common Shares; and (4) the merger (the "Merger") of PCS One with and into D & E Communications, Inc. ("D & E"), pursuant to the terms of that certain Agreement and Plan of Merger by and between them dated as of December 12, 1996, as amended.



      The purpose of the Amendment is to provide that the Bonus Options, if approved and issued, shall be treated in the same manner as the Reserved Share Options. Specifically, if the Amendment is approved, the grant and issuance of the Bonus Options will not trigger the anti-dilution provisions set forth in Exhibit A to the PCS One Certificate. The PCS One Board of Directors believes that such shareholder protections are not appropriately applied to the grant of the Bonus Options and, therefore, proposes the Amendment. The issuance of the Bonus Options is specifically conditioned upon PCS One Shareholder approval of the Amendment. FOR THIS REASON, THE PCS ONE BOARD OF DIRECTORS STRONGLY RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT.




      The purpose of the proposed grant of the Reserved Share Options is to recognize the extraordinary contributions of certain individuals integral to the formation and viability of PCS One with respect to its participation in the Auction (as defined below), contributions for which such individuals received no salary from PCS One. FOR THIS REASON, THE PCS ONE BOARD OF DIRECTORS STRONGLY RECOMMENDS THAT YOU VOTE FOR THE GRANT OF THE RESERVED SHARE OPTIONS.




      The purpose of the proposed grant of the Bonus Options is to recognize the extraordinary contributions of certain executive officers and directors in connection with the successful negotiation of the Merger, contributions for which such individuals received no salary from PCS One. The issuance of the Bonus Options is specifically conditioned upon PCS One Shareholder approval of the Amendment. FOR THIS REASON, THE PCS ONE BOARD OF DIRECTORS STRONGLY RECOMMENDS THAT YOU VOTE FOR THE GRANT OF THE BONUS OPTIONS.


      The purpose of the Merger is: (a) to allow the PCS One Shareholders to realize certain financial benefits associated with the successful acquisition by PCS One of a Frequency Block C broadband personal communication service ("PCS") license from the Federal Communications Commission following its auction of PCS licenses (the "Auction"), while removing accompanying risks associated with the development and operation by PCS One of its PCS license, such as (i) obtaining funding, (ii) repaying Auction debt and (iii) managing potential challenges inherent to the establishment and provision of PCS services in a local community foreign to PCS One;

(b) to allow the PCS One Shareholders to benefit from D & E's significant presence and familiarity with the various constituencies in the Lancaster, Pennsylvania community covered by the PCS license of PCS One; and (c) for D & E to have the opportunity to exploit the commercial potential of such license in the geographic area in which D & E's business is primarily located. FOR THESE REASONS, THE PCS ONE BOARD OF DIRECTORS CONSIDERS THE PROPOSED MERGER TO BE IN THE BEST INTERESTS OF PCS ONE AND THE PCS ONE SHAREHOLDERS AND STRONGLY RECOMMENDS THAT YOU VOTE FOR THE MERGER.




      PCS One anticipates that the members of the PCS One Board and the entities which they represent will cast their respective votes at the Special Meeting in favor of the Amendment, the grant of the Reserved Share Options, the grant of the Bonus Options and the Merger. If so, each of these actions will be approved because the members of the PCS One Board and the entities which they represent hold at least the voting power required for such approvals.




      Detailed information as to the business to be transacted at the Special Meeting is contained in the accompanying Notice of Special Meeting and combined Proxy Statement and Prospectus. At your earliest convenience, please mark, sign and date the enclosed Proxy Card and return it to us in the envelope provided. Duly executed but unmarked proxies will be voted FOR the Amendement, FOR the grant of the Reserved Share Options, FOR the grant of the Bonus Options and FOR the Merger. If you attend the meeting, you may, of course, choose to revoke your proxy by filing written notice with the Secretary of PCS One prior to the voting of the proxy or by casting your vote by written ballot.



      UNDER APPLICABLE NEW JERSEY LAW, PCS ONE SHAREHOLDERS ARE ENTITLED TO DISSENTERS' RIGHTS IN CONNECTION WITH THE MERGER. AS A CONDITION TO CLOSING OF THE MERGER, HOWEVER, NO PCS ONE SHAREHOLDER MAY TAKE STEPS TO PERFECT DISSENTERS' RIGHTS. PCS ONE SHAREHOLDERS WHO WISH TO DISSENT MUST COMPLY WITH CERTAIN REQUIREMENTS, INCLUDING FILING A WRITTEN NOTICE PRIOR TO THE SPECIAL MEETING AND FOLLOWING CERTAIN VOTING PROCEDURES. FOR ADDITIONAL INFORMATION ABOUT DISSENTERS' RIGHTS, SEE "MERGER--RIGHTS OF DISSENTING SHAREHOLDERS" IN THE ACCOMPANYING PROXY STATEMENT AND PROSPECTUS.


                                            Sincerely yours,


                                            /s/ Michael B. Azeez
                                            ------------------------------
                                            Michael B. Azeez
                                            President


Enclosures

                                  PCS ONE, INC.
                            2500 English Creek Avenue
                                   Building II
                      Egg Harbor Township, New Jersey 08234

                            NOTICE OF SPECIAL MEETING
                                 OF SHAREHOLDERS



      A Special Meeting (the "Special Meeting") of the shareholders of PCS One, Inc. (the "PCS One Shareholders"), will be held in accordance with the Amended and Restated Certificate of Incorporation, as further amended, and By-Laws of PCS One, Inc. ("PCS One"), at 10:00 a.m. local time on February 20, 1997, at 2500 English Creek Avenue, Building II, Egg Harbor Township, New Jersey 08234, for the purposes stated below, which are more fully described in the accompanying Proxy Statement and Prospectus:




      1. To approve an amendment to the Amended and Restated Certificate of Incorporation, as further amended, of PCS One (the "PCS One Certificate") to increase the number of Reserved Shares (as defined in Exhibit A to the PCS One Certificate) from 475,000 to 2,475,000, such increase representing the number of the Bonus Options (as defined below) proposed to be granted;


      2. To approve the grant of options to certain executive officers, directors and consultants of PCS One for an aggregate of 475,000 Class II Common Shares, par value $.001 per share, of PCS One ("Class II Common Shares");

      3. To approve the grant of options to certain executive officers of PCS One for an aggregate of 2,000,000 Class II Common Shares (the "Bonus Options"); and

      4. To approve the merger of PCS One with and into D & E Communications, Inc., a Pennsylvania corporation, pursuant to that certain Agreement and Plan of Merger by and between them dated December 12, 1996, as amended; and

      5. To act upon such other business as may properly come before the Special Meeting.

      Only holders of record of the common or preferred stock on the books of PCS One at the close of business on January 20, 1997, will be entitled to vote at the Special Meeting or any adjournment thereof. A copy of the Proxy Statement and Prospectus is being sent to you, simultaneously with our mailing of a Proxy Card, as of the date identified below.


      UNDER APPLICABLE NEW JERSEY LAW, PCS ONE SHAREHOLDERS ARE ENTITLED TO DISSENTERS' RIGHTS IN CONNECTION WITH THE MERGER. AS A CONDITION TO CLOSING OF THE MERGER, HOWEVER, NO PCS ONE SHAREHOLDER MAY TAKE STEPS TO PERFECT DISSENTERS' RIGHTS. PCS ONE SHAREHOLDERS WHO WISH TO DISSENT MUST COMPLY WITH CERTAIN REQUIREMENTS, INCLUDING FILING A WRITTEN NOTICE PRIOR TO THE SPECIAL MEETING AND FOLLOWING CERTAIN VOTING PROCEDURES. FOR ADDITIONAL INFORMATION ABOUT DISSENTERS' RIGHTS, SEE "MERGER--RIGHTS OF DISSENTING SHAREHOLDERS" IN THE ACCOMPANYING PROXY STATEMENT AND PROSPECTUS.



      The enclosed proxy, which is being solicited on behalf of the PCS One Board of Directors, can be returned in the enclosed envelope, which requires no postage if mailed in the United States.


                                            By Order of the Directors



                                            /s/ Michael B. Azeez
                                            ---------------------------
January 21, 1997                            Michael B. Azeez
                                            President
Enclosures

                        PROXY STATEMENT FOR PCS ONE, INC.
                                       AND
                     PROSPECTUS FOR THE D & E COMMON SHARES



      This Proxy Statement and Prospectus constitutes both a Proxy Statement for the Special Meeting (the "Special Meeting") of the shareholders of PCS One, Inc., a New Jersey corporation ("PCS One"), to be held on February 20, 1997, and a Prospectus relating to the issuance by D & E Communications, Inc., a Pennsylvania corporation ("D & E"), of that number of shares (the "Merger Amount") of the common stock, par value $.16 per share, of D & E (the "D & E Common Shares") equal to $8,000,000 (less certain expenses as more fully described in the Plan of Merger (as defined below), see "Merger--Plan of Merger--The Merger") divided by the weighted average closing price of the D & E Common Shares on the National Association of Securities Dealers, Inc. Automated Quotations National Market System ("NASDAQ/NMS") over the 20 trading days on which the D & E Common Shares were traded immediately preceding the Closing Date (as defined in the Plan of Merger, see "Merger--Plan of Merger--The Merger"), but no less than $23.00, and no more than $27.00, per D & E Common Share. The closing price per D & E Common Share as reported on NASDAQ/NMS on January 16, 1997, which was the latest practicable date prior to the date of this Proxy Statement and Prospectus (the "Latest Practicable Date"), was $23.625.



      At the Special Meeting, PCS One will propose: (i) to amend the Amended and Restated Certificate of Incorporation, as further amended, of PCS One, a copy of which is attached hereto as Exhibit A (the "PCS One Certificate"), in order to increase the "Reserved Shares" (as defined in Exhibit A to the PCS One Certificate) from 475,000 to 2,475,000 (the "Amendment"); (ii) to grant options (the "Reserved Share Options") to certain of its executive officers, directors and consultants for an aggregate of 475,000 shares of the Class II common stock, par value $.001 per share (the "Class II Common Shares"); and (iii) to grant options (the "Bonus Options") to certain of its executive officers and directors for an aggregate of 2,000,000 Class II Common Shares. See "Amendment of the PCS One Certificate," "Reserved Share Options" and "Bonus Options." The Amendment requires approval, in person or by proxy of 66 2/3% of the Series A Convertible Preferred Stock, par value $.01 per share, of PCS One (the "PCS One Preferred Shares"), and the Amendment, the grants of the Reserved Share Options and the Bonus Options and the Merger each require the approval, in person or by proxy, of 72% of the combined voting power of the PCS One Shareholders (excluding, in the case of the Merger, the voting power of D & E, see "Merger--Description of the Capital Stock of PCS One--Series A Agreement"). The approval of the grant of the Bonus Options is specifically conditioned on the approval of the Amendment, but neither the approval of the Amendment nor the approval or grants, or exercise, of the Reserved Share Options or the Bonus Options are conditioned on the approval of the Merger. See "Merger--Relationship of Merger to the Amendment and Grants of Reserved Share Options and Bonus Options."




      At the Special Meeting, PCS One will also propose to merge PCS One with and into D & E (the "Merger") pursuant to that certain Agreement and Plan of Merger by and between them dated as of December 12, 1996, a copy of which is attached hereto as Exhibit B (the "Merger Agreement"), as amended by that certain Amendment No. 1 to the Agreement and Plan of Merger by and between them dated December 18, 1996, a copy of which is attached hereto as Exhibit C (together with the Merger Agreement, the "Plan of Merger"). Under the terms of the Plan of Merger, D & E will be the surviving corporation (the "Surviving Corporation"), the articles of incorporation, by-laws, directors and officers of D & E will be the articles of incorporation, by-laws, directors and officers of the Surviving Corporation, each of the issued and outstanding shares of the PCS One Class I common stock, par value $.001 per share (the "Class I Common Shares"), and of the Class II Common Shares (together with the Class I Common Shares, the "PCS One Common Shares") at the effective time of the Merger (the "Effective Time") will be converted into a pro rata portion of the Merger Amount, each of the PCS One Common Shares and the PCS One Preferred Shares issued and held in the treasury of PCS One shall be canceled and retired, and each of the D & E Common Shares issued and outstanding immediately prior to the Effective Time shall not be converted or changed as a result of the Merger but shall continue as identical shares of the Surviving Corporation. See "Merger--Plan of Merger--The Merger." As a condition to the closing of the Merger, all of the issued and outstanding PCS One Preferred Shares must have been converted into Class II Common Shares. See "Merger--Plan of Merger--Conditions to Merger." Approval of the Merger by the PCS One Shareholders is not contingent, however, on approval by the PCS One Shareholders of the Amendment, the grant of the Reserved Share Options or the grant of the Bonus Options. See "Merger--Relationship of Merger to the Amendment and Grants of Reserved Share Options and Bonus Options."


      If the Merger is consummated, it will be necessary for holders of the PCS One Common Shares and the PCS One Preferred Shares to surrender their existing stock certificates for stock certificates representing D & E Common Shares. DO NOT DESTROY YOUR CERTIFICATES FOR PCS ONE CLASS I COMMON, CLASS II COMMON SHARES OR PCS ONE PREFERRED SHARES (EACH A "PCS ONE STOCK CERTIFICATE"). At the Effective Time, each PCS One Stock Certificate will automatically represent a right to receive that number of the D & E Common Shares to which such holder is entitled upon proper completion, due execution and submission to the Surviving Corporation of a letter of transmittal and such other documents as the Surviving Corporation may reasonably request. See "Merger--Plan of Merger--The Merger."


      This Prospectus and Proxy Statement is accompanied by a copy of the 1995 Annual Report to Shareholders of D & E's predecessor, the Denver and Ephrata Telephone and Telegraph Company, a Pennsylvania corporation and now a wholly-owned subsidiary of D & E, ("Predecessor"), and D & E's Form 10-Q for the period ended September 30, 1996.

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT AND PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


      The date of this Proxy Statement and Prospectus, and the date on which it is first being sent or given to the PCS One Shareholders, is January 21, 1997.

                              AVAILABLE INFORMATION



      D & E is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the SEC. Predecessor was also subject to the informational requirements of the Exchange Act through June 7, 1996, and in accordance therewith filed reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information of D & E and Predecessor can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the SEC: Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661; and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the SEC at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, such reports, proxy statements and other information can be inspected at the offices of D & E, Brossman Business Complex, 124 East Main Street, Ephrata, Pennsylvania 17522. Lastly, D & E is also listed on NASDAQ/NMS, and accordingly, such reports, proxy statements and other information of D & E can be inspected by contacting NASDAQ/NMS.



      D & E has filed with the SEC a Registration Statement on Form S-4 (this "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), registering the D & E Common Shares into which the PCS One Common Shares will be converted pursuant to the terms of the Merger. As permitted by the rules and regulations of the SEC, this Proxy Statement and Prospectus does not contain all of the information set forth in the Registration Statement, and thus for further information, reference is made to the Registration Statement.


      This Proxy Statement and Prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents are available upon written or oral request to W. Garth Sprecher, Secretary, Brossman Business Complex, 124 East Main Street, Ephrata, PA 17522, telephone (717) 733-4101. In order to ensure timely delivery of the documents, any request should be made by February 15, 1997. D & E will provide a copy of any and all such documents (excluding exhibits) without charge to each person, including any beneficial owner, to whom a Proxy Statement and Prospectus is delivered and who makes such a written or oral request.


                           --------------------------

      NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT AND PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST BE RELIED UPON AS HAVING BEEN UNAUTHORIZED. THIS PROXY STATEMENT AND PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT AND PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF D & E SINCE THE DATE OF THIS PROXY STATEMENT AND PROSPECTUS.

                                TABLE OF CONTENTS

AVAILABLE INFORMATION.................................   Inside Front Cover Page

SUMMARY ....................................................................   1
   Date, Time and Place of Meeting..........................................   1
   Record Date and Eligible Voters..........................................   1
   Proposals at the Special Meeting.........................................   1
   Vote Required............................................................   1
   Principal Executive Offices..............................................   2
   PCS One..................................................................   2
   D & E3
   Amendment................................................................   3
   Reserved Shares Options..................................................   3
   Bonus Options............................................................   4
   The Merger...............................................................   4
   Reasons for the Merger...................................................   4
   Effective Time...........................................................   5
   Regulatory Requirements..................................................   5
   Rights of Dissenting Shareholders........................................   5
   Accounting Treatment.....................................................   6
   Certain Income Tax Consequences..........................................   6
   Exchange of Stock Certificates...........................................   6
   D & E Summary Financial Data.............................................   7
   PCS One Summary Financial Data...........................................   8
   Pro Forma D & E Summary Financial Data...................................   9
   Market Value.............................................................   9

INFORMATION ABOUT THE SPECIAL MEETING.......................................  10

OUTSTANDING STOCK AND VOTING RIGHTS.........................................  10

AMENDMENT OF THE PCS ONE CERTIFICATE........................................  11

RESERVED SHARE OPTIONS......................................................  11

BONUS OPTIONS...............................................................  12

MERGER .....................................................................  12
   Terms of the Merger......................................................  12
   Plan of Merger...........................................................  13
   Reasons for the Merger...................................................  17
   Recommendation of the PCS One Board of Directors.........................  17
   Relationship of Merger to the Amendment and Grants of Reserved
     Share Options and Bonus Options........................................  18
   Description of D & E Capital Stock.......................................  18
   Description of PCS One Capital Stock.....................................  24
   Material Differences Between Rights of Holders of D & E Common
     Shares and of Holders of PCS One Common Shares.........................  28
   Rights of Dissenting Shareholders........................................  32
   Accounting Treatment.....................................................  34
   Certain Federal Income Tax Consequences..................................  34
   Exchange of Stock Certificates...........................................  35

PCS ONE ....................................................................  35
   Business.................................................................  35
   Management's Discussion and Analysis of Financial Condition
     and Results of Operations of PCS One........................             36
   Changes in and Disagreements With Accountants on Accounting and
     Financial Disclosure....................................                 37
   Market Price of and Dividends on the PCS One Common Shares and
     Related Shareholder Matters..............................                37
   Change of Control........................................................  38
   Cash, Bonus and Deferred Compensation to Executives......................  39
   Material Contracts Between PCS One and D & E.............................  39

INCORPORATION, DELIVERY AND DISCLOSURE OF CERTAIN INFORMATION...............  40

1997 SHAREHOLDER PROPOSALS..................................................  40

LEGAL OPINIONS..............................................................  40

EXPERTS ....................................................................  41

FORWARD-LOOKING STATEMENTS..................................................  41

Index to Financial Statements............................................... F-1
Glossary of Defined Terms................................................... G-1

Exhibit A:  Amended and Restated Certificate of Incorporation, as
              further amended............................................... A-1

Exhibit B: Agreement and Plan of Merger
(with certain Exhibits only and without Schedules).......................... B-1
Exhibit C: Amendment No. 1 to Agreement and Plan of Merger.................. C-1
Exhibit D: New Jersey Dissenters' Rights Statute............................ D-1

                                     SUMMARY

      The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Proxy Statement and Prospectus and the Exhibits attached hereto. Reference is made to the "Glossary of Defined Terms" in this Proxy Statement and Prospectus for the location of defined terms used herein.


Date, Time and Place of Meeting.....    The Special Meeting will be held at
                                        10:00 a.m. on February 20, 1997, at
                                        2500 English Creek Avenue, Building II,
                                        Egg Harbor Township, New Jersey 08234.
                                        See "Information About the Special
                                        Meeting."

Record Date and Eligible Voters.....    Holders of record of PCS One Common
                                        Shares and PCS One Preferred Shares (the
                                        "PCS One Shareholders") at the close of
                                        business on January 20, 1997 (the
                                        "Record Date"), are entitled to vote at
                                        the Special Meeting. Pursuant to the
                                        PCS One Certificate, notice of the
                                        Record Date was separately mailed to
                                        the PCS One Shareholders on December 30,
                                        1996, which is at least 20 days prior
                                        to the Record Date.



Proposals at the Special Meeting....    At the Special Meeting, the PCS One
                                        Shareholders will be asked to approve
                                        the Amendment to the PCS One Certificate
                                        (see "Amendment of PCS One
                                        Certificate"), to approve the grant of
                                        options to certain executive officers
                                        and consultants of PCS One for an
                                        aggregate of 475,000 Class II Common
                                        Shares of PCS One (see "Reserved Share
                                        Options"), to approve the grant of
                                        options to certain executive officers of PCS One for an aggregate of 2,000,000
                                        Class II Common Shares (see "Bonus
                                        Options"), to approve the Merger (see
                                        "Merger") and to act upon such other
                                        business as may properly come before the Special Meeting.




Vote Required.......................    Approval of the Amendment will require
                                        the affirmative vote in person or by
                                        proxy of 66 2/3% of the PCS One
                                        Preferred Shares, and approval of the
                                        Amendment, the grant of the Reserved
                                        Share Options, the grant of the Bonus
                                        Options and the Merger will require the
                                        affirmative vote, in person or by proxy, of 72% of the combined voting power of the PCS One Shareholders; provided, however, that: (i) the grant of the Bonus Options is completely contingent on approval by the PCS One Shareholders of the Amendment, see "Bonus Options,"
                                        (ii) the approval or disapproval of the
                                        grants of the Reserved Share Options and the Bonus Options is completely independent of, and not a precondition to, approval of the Merger, see
                                        "Merger--Relationship of Merger to the
                                        Amendment and Grants of Reserved Share
                                        options and Bonus Options"; (iii) the
                                        approval or disapproval of the Merger is completely independent of, and not a precondition to, approval of the
                                        Amendment or approval of the grants, or
                                        exercise, of the Reserved Share Options
                                        or the Bonus Options, see "Merger--
                                        Relationship of Merger to the Amendment
                                        and Grants of Reserved Share Options
                                        and Bonus Options"; and (iv) as provided in the Series A Convertible Preferred
                                        Stock Purchase Agreement, dated as of
                                        November 28, 1995, between PCS One
                                        and the holders of PCS One Preferred
                                        Shares, as amended (the "Series A
                                        Agreement"), D & E and its affiliates
                                        which have a direct or indirect interest in the Merger may not vote thereon, and their shares are to be excluded from the total number of shares used to calculate whether a sufficient percentage of shares has been voted to approve the Merger, see "Merger--Description of PCS
                                        One Capital Stock--Series A Agreement."
                                        Pursuant to the terms of the Amended and Restated By-Laws of PCS One (the "PCS
                                        One By-Laws"), the PCS One Certificate
                                        and the applicable provisions of the New
                                        Jersey Business Corporation Act, as
                                        amended ("NJBCA"), each PCS One
                                        Shareholder is entitled to one vote per
                                        share, except that the vote of holders
                                        of PCS One Class I Common Shares is
                                        weighted so as to comprise a majority of the votes held by all PCS One
                                        Shareholders. In determining whether a
                                        quorum is present, all duly executed
                                        proxies (including those marked
                                        "abstain") will be counted. See
                                        "Outstanding Stock and Voting Rights."



                                        A total of 4,800,000 Class I Common
                                        Shares, 450,000 Class II Common Shares
                                        and 22,000,000 PCS One Preferred Shares
                                        were outstanding on the Record Date, of
                                        which 100%, 100% and 71.60%,
                                        respectively, are held by directors
                                        (which includes shares held by certain
                                        PCS One Shareholders who
                                        have the contractural right to appoint
                                        representatives to the PCS One Board)
                                        and executive officers of PCS One and
                                        their affiliates and 0%, 0% and 11.36%,
                                        respectively, are held or controlled
                                        directly or indirectly by D & E (which
                                        voting power is excluded from the vote
                                        on the Merger as provided in the Series
                                        A Agreement). All of the holders of the
                                        Class I Common Shares are members of the PCS One Board of Directors (the "PCS One Board") and, as holders of Class I Common Shares and pursuant to the PCS One Certificate, represent 50.01% of the combined voting power of all of the PCS One Common Shares and the PCS One Preferred Shares (the "Combined Voting Power"). The holders of the Class I Common Shares also represent 15.59% of the combined voting power of the Class II Common Shares and the PCS One Preferred Shares, which represents 7.79% of the Combined Voting Power. The remaining members of the PCS One Board, either directly or representing significant PCS One Shareholders, represent 55.68% of the combined voting power of the Class II Common Shares and the PCS One Preferred Shares, which represents 27.83% of the Combined Voting Power. The members of the PCS One Board collectively represent 85.72% of the Combined Voting Power and 71.27% of the combined voting power of the Class II Common Shares and the PCS One Preferred Shares. Such PCS One Shareholders have indicated their intention to vote at the Special Meeting in favor of the Amendment, the grants of the Reserved Share Options and the Bonus Options and the Merger. If so, each of these actions will be approved because the members of the PCS One Board and the entities which they represent hold at least the voting power required for such approvals. A total of 5,763,142 D & E Common Shares were outstanding on the Record Date, of which 16% are held by directors and executive officers of D & E and their affiliates.



Principal Executive Offices.........    The principal executive offices of D & E
                                        are located at the Brossman Business
                                        Complex, 124 East Main Street, Ephrata,
                                        Pennsylvania 17522. The telephone number of D & E is (717) 733-4101. The principal executive offices of PCS One
                                        are located at 2500 English Creek
                                        Avenue, Building II, Egg Harbor
                                        Township, New Jersey 08234. The
                                        telephone number of PCS One is (609)
                                        645-0900.


PCS One.............................    PCS One is a development-stage company
                                        which was incorporated in New Jersey on
                                        October 11, 1994, and began conducting
                                        business in 1995. PCS One was created to provide personal communication services
                                        ("PCS") in selected basic trading areas
                                        throughout the United States. PCS will
                                        be offered pursuant to licenses
                                        auctioned (the "PCS Licenses") by the
                                        Federal Communications Commission
                                        ("FCC"). PCS One participated in the
                                        FCC's Auction of the PCS Licenses (the
                                        "Auction") for the Frequency Block C
                                        broadband (the "C-Block") and was the
                                        successful bidder for the PCS License to operate in the Lancaster, Pennsylvania market (the "Lancaster License") (having submitted a bid of approximately
                                        $17,600,000 ($13,200,000 net after the
                                        25% entrepreneur's discount)). PCS One
                                        made a 10% downpayment of the
                                        $13,200,000 with the FCC, and the
                                        remaining 90% of the net Auction price
                                        for the Lancaster License is to be paid
                                        to the FCC in installments (with
                                        payments of interest only at 7.0% for
                                        the first six years and payments of
                                        interest at 7.0% and principal amortized over the remaining four years of the ten-year PCS License term). In lieu of pursuing the development of the PCS system to which the Lancaster
                                        License relates and/or the acquisition
                                        of additional PCS Licenses on its own,
                                        PCS One proposes to merge with and into
                                        D & E, and D & E anticipates pursuing
                                        such development and additional
                                        acquisitions. See "PCS One."

D & E...............................    D & E was incorporated in Pennsylvania
                                        on February 14, 1996, and on June 7,
                                        1996, became the holding company parent
                                        of Predecessor and each of Predecessor's then current subsidiaries, namely D & E
                                        Marketing Corp., a Pennsylvania
                                        corporation ("Marketing"), and Red Rose
                                        Communications, Inc. f/k/a Red Rose
                                        Systems, Inc., a Pennsylvania
                                        corporation ("Red Rose"). Predecessor is a regulated public utility incorporated under the laws of the Commonwealth of Pennsylvania which furnishes telephone services through more than 50,000 access lines to an estimated population of 100,000 in a contiguous area of approximately 227 square miles in
                                        Northern Lancaster County and parts of
                                        Berks and Lebanon Counties in
                                        Pennsylvania. Marketing and Red Rose
                                        provide other telecommunications
                                        services, conduct certain retail
                                        operations and manage certain real
                                        estate operations.


Amendment...........................    The PCS One Board has voted unanimously
                                        in favor of the Amendment. The purpose
                                        of the Amendment is to provide for the
                                        Bonus Options to be treated in the same
                                        manner as the Reserved Share Options.
                                        Specifically, if the Amendment is
                                        approved, the grant of the Bonus Options will not trigger the anti-dilution or rights of first refusal provisions set forth in the PCS One Certificate just as the grant of the Reserved Share Options does not and will not trigger such provisions under the current PCS One
                                        Certificate. The PCS One Board believes
                                        that such shareholder protections are
                                        not appropriately applied to the grant
                                        of the Bonus Options and, therefore,
                                        proposes the Amendment. See "Amendment
                                        of the PCS One Certificate." For this
                                        reason, the PCS One Board strongly
                                        recommends that the PCS One Shareholders vote for the Amendment.




Reserved Shares Options.............    The PCS One Board has voted unanimously
                                        in favor of the grant of the Reserved
                                        Share Options to certain of its
                                        executive officers, directors and
                                        consultants. The purpose of the grant of the Reserved Share Options is to recognize the extraordinary contributions of such individuals integral to the formation and viability of PCS One with respect to its participation in the Auction, contributions for which such individuals received no salary from PCS One. If the PCS One Shareholders approve the grant of the Reserved Share Options, then, the Reserved Share Options will vest and will be exercisable immediately for
                                        475,000 Class II Common Shares at the
                                        price of $.0132 per option. The approval of the grant of the Reserved Share
                                        Options will not trigger an
                                        anti-dilutive adjustment to the PCS One
                                        Preferred Shares or rights of first
                                        refusal in the PCS One Preferred Shares
                                        because the issuance of such options was contemplated by the PCS One Certificate.
                                        The exercise price for each Reserved
                                        Share Option is equivalent to the
                                        current pro rata cost basis of each PCS
                                        One Shareholder in each PCS One
                                        Preferred Share. Further, the approval
                                        or disapproval by the PCS One
                                        Shareholders of the grant of the

                                        Reserved Share Options is independent
                                        of, and not a precondition to, approval
                                        by the PCS One Shareholders of the
                                        Merger. See "Reserved Share Options."
                                        The PCS One Board strongly recommends
                                        that the PCS One Shareholders vote for
                                        the grant of the Reserved Share Options.



Bonus Options.......................    The PCS One Board has voted unanimously
                                        in favor of the grant of the Bonus
                                        Options to certain of its executive
                                        officers. The purpose of the grant of
                                        the Bonus Options is to recognize the
                                        extraordinary contributions of such
                                        individuals in connection with the
                                        successful negotiation of the Merger. If the PCS One Shareholders approve the Amendment and the grant of the Bonus
                                        Options, then the Bonus Options will
                                        vest and will be exercisable immediately for 2,000,000 Class II Common Shares at the price of $.0132 per option. The exercise price for each Bonus Option is equivalent to the current pro rata cost basis of each PCS One Shareholder in each PCS One Preferred Share. In the absence of approval of the Amendment, the approval of the Bonus Options would cause an anti-dilutive adjustment to the PCS One Preferred Shares in accordance with the PCS One Certificate.
                                        Accordingly, the proposed grant of the
                                        Bonus Options is completely contingent
                                        on approval by the PCS One Shareholders
                                        of the Amendment. Separately, the
                                        approval or disapproval by the PCS One
                                        Shareholders of the grant of the Bonus
                                        Options is independent of, and not a
                                        precondition to, approval by the PCS One
                                        Shareholders of the Merger. See "Bonus
                                        Options." The PCS One Board strongly
                                        recommends that the PCS One Shareholders vote for the grant of the Bonus Options.


The Merger..........................    Each of the PCS One Board and the Board
                                        of Directors of D & E (the "D & E
                                        Board") has unanimously approved the
                                        Plan of Merger pursuant to which PCS One is proposed to be merged with and into D & E. Under the terms of the Plan of Merger, D & E will be the Surviving
                                        Corporation, the articles of
                                        incorporation, by-laws, officers and
                                        directors of D & E will be the articles
                                        of incorporation, by-laws, officers and
                                        directors of the Surviving Corporation,
                                        each of the issued and outstanding PCS
                                        One Common Shares at the Effective Time
                                        will be converted into a pro rata
                                        portion of the Merger Amount, each of
                                        the PCS One Common Shares and the PCS
                                        One Preferred Shares issued and held in
                                        the treasury of PCS One will be canceled and retired, and each of the D & E
                                        Common Shares issued and outstanding
                                        immediately prior to the Effective Time
                                        will not be converted or changed as a
                                        result of the Merger but shall continue
                                        as identical shares of the Surviving
                                        Corporation. See "Merger--Plan of
                                        Merger--The Merger." As a condition to
                                        the closing of the Merger, all of the
                                        issued and outstanding PCS One Preferred
                                        Shares must have been converted into
                                        Class II Common Shares, see
                                        "Merger--Plan of Merger--Conditions to
                                        Merger." If the Amendment, the grants of the Reserved Share Options and the Bonus
                                        Options, and the Merger are approved,
                                        and if such options are exercised, all
                                        of the PCS One Preferred Shares are
                                        converted into PCS One Common Shares and the Merger is consummated, and if the weighted average closing share price of the D & E Common Shares on NASDAQ/NMS over the 20 trading days on which the D & E Common Shares were traded immediately preceding the Closing Date
                                        (as defined in the Plan of Merger)
                                        equals or exceeds the $27.00 cap per
                                        D & E Common Share provided for in the
                                        Merger Agreement, and if the expenses to be subtracted from the $8,000,000 to be paid to the PCS One Shareholders equal
                                        $150,000, then each PCS One Shareholder
                                        will receive .00978099 D & E Common
                                        Shares for each PCS One Common Share.


Reasons for the Merger..............    The purpose of the Merger is: (a) to
                                        allow the PCS One Shareholders to
                                        realize certain financial benefits
                                        associated with the successful
                                        acquisition by PCS One of the Lancaster

                                        License following the FCC's Auction of
                                        C-Block PCS Licenses, while removing
                                        accompanying risks associated with the
                                        development and operation by PCS One of
                                        the PCS system to which the Lancaster
                                        License relates, such as (i) obtaining
                                        funding, (ii) repaying Auction debt and
                                        (iii) managing potential challenges
                                        inherent to the establishment and
                                        provision of PCS in a local community
                                        foreign to PCS One; (b) to allow the PCS
                                        One Shareholders to benefit from D & E's significant presence and familiarity with the various constituencies in the Lancaster, Pennsylvania community covered by the Lancaster License of PCS One; and (c) for D & E to have the opportunity to exploit the commercial potential of the Lancaster License in the geographic area in which D & E's business is primarily located. For these reasons, the PCS One Board considers the Merger to be in the best interests of PCS One and the PCS One Shareholders and strongly recommends that the PCS One Shareholders vote for the Merger.



Effective Time......................    The Effective Time shall be the later of
                                        the date upon and time at which articles of merger in respect of the Merger (the
                                        "Articles of Merger") are filed in the
                                        Department of State of the Commonwealth
                                        of Pennsylvania ("Pennsylvania
                                        Department of State") and a certificate
                                        of merger in respect of the Merger (the
                                        "Certificate of Merger") is filed with
                                        the Secretary of State of the State of
                                        New Jersey ("New Jersey Secretary of
                                        State"). It is expected that the closing of the Merger and the transactions contemplated by the Plan of Merger and the filing of the Articles of Merger and the Certificate of Merger in the respective state offices will take place upon the last to occur of the requisite
                                        PCS One Shareholder approval, approval
                                        by the FCC of the transfer of control of the Lancaster License or other approvals or conditions to closing are received and/or satisfied, but in any case, no later than June 10, 1997 (except in the case of certain permitted extensions).
                                        See "Merger--Plan of Merger--Conditions
                                        to Merger."



Regulatory Requirements.............    As a condition to the closing of the
                                        Merger, the FCC must approve the
                                        transfer of control of the Lancaster
                                        License to D & E upon the consummation
                                        of the Merger; there can be no assurance that such approval will be obtained.
                                        D & E and PCS One have begun the process to obtain such approval. See
                                        "Merger--Plan of Merger--Conditions to
                                        Merger."



Rights of Dissenting Shareholders...    Under the NJBCA, each of the PCS One
                                        Shareholders are entitled to the right
                                        to dissent to the Merger ("Dissenters'
                                        Rights"), whereby if he or she dissents, he or she is entitled to obtain payment of the "fair value" of his or her shares by complying with the Dissenters' Rights provisions of the NJBCA. See
                                        "Merger--Rights of Dissenting
                                        Shareholders." As a condition to the
                                        closing of the Merger, however, no PCS
                                        One Shareholder may take steps to
                                        perfect his or her Dissenters' Rights.
                                        See "Merger--Plan of Merger--Conditions
                                        to Merger."


Accounting Treatment................    The Merger will be accounted for under
                                        the purchase method of accounting.

Certain Income Tax Consequences.....    The Merger will constitute a
                                        reorganization under Section 368(a) of
                                        the Internal Revenue Code of 1986, as
                                        amended (the "Code"), in which case no
                                        gain or loss should generally be
                                        recognized by the PCS One Shareholders
                                        on the conversion of their PCS One
                                        Common Shares into D & E Common Shares.
                                        The PCS One Shareholders should consult
                                        their own tax advisors with respect to
                                        the specific tax consequences of the
                                        Merger, including the applicability and
                                        effect of state, local and other tax
                                        laws which may affect each PCS One
                                        Shareholder. See "Merger--Certain Income
                                        Tax Consequences."




Exchange of Stock Certificates......    If the Merger is consummated, it will be
                                        necessary for the PCS One Shareholders
                                        to surrender their existing stock
                                        certificates for stock certificates
                                        representing D & E Common Shares. DO NOT
                                        DESTROY YOUR PCS ONE STOCK CERTIFICATES.
                                        At the Effective Time, each PCS One
                                        Common Share stock certificate will
                                        automatically represent a right to
                                        receive that number of the D & E Common
                                        Shares to which such holder is entitled
                                        upon proper completion, due execution
                                        and submission to the Surviving
                                        Corporation of a letter of transmittal
                                        and such other documents as the
                                        Surviving Corporation may reasonably
                                        request. See "Merger--Plan of
                                        Merger--The Merger."

D & E Selected Financial Data........   The following table sets forth selected
                                        consolidated summary financial
                                        information for D & E as of the dates
                                        indicated below. Certain amounts have
                                        been reclassified for comparative
                                        purposes.


                          D & E SELECTED FINANCIAL DATA
                (dollars in thousands except per share data) (1)


                                        Period from
                                         January 1,
                                           1996
                                          through       Year           Year           Year           Year           Year
                                         September      Ended          Ended          Ended          Ended          Ended
                                         30, 1996    December 31,   December 31,   December 31,   December 31,   December 31,
                                        (Unaudited)     1995           1994           1993           1992           1991
                                         ---------   ------------   ------------   ------------   ------------   ------------

   Income Statement Data
Operating Revenues.....................  $  33,378    $  40,811      $  36,736      $  32,470      $  29,358      $  28,176
Net Income.............................  $  3,292     $   3,343      $   3,317      $   3,446      $   2,368      $   3,116


                                       September 30,
                                           1996        December       December       December       December       December
                                        (Unaudited)    31, 1995       31, 1994       31, 1993       31, 1992       31, 1991
                                         ---------   ------------   ------------   ------------   ------------   ------------


   Balance Sheet Data
Total Assets...........................  $  89,518    $  88,521      $  85,175      $  78,246      $  66,337      $  60,090
Long-Term Debt.........................  $  25,989    $  26,137      $  26,512      $  26,269      $  21,064      $  14,640
Redeemable Preferred Stock (2).........  $    --      $    --        $     129      $    --        $    --        $    --

   Per-Share Information
Earnings Per Common
    Share (3),(4),(6)..................  $     .58    $     .59      $     .57      $     .59      $     .40      $     .54
Book Value Per Common Share (3),
    (5),(6) ...........................  $    6.39    $    6.06      $    5.73      $    5.43      $    5.12      $    5.34
Cash Dividends Declared
    Per Common Share (3),(6)...........  $     .29    $     .36      $     .35      $     .33      $     .30      $     .29

----------
(1) The selected financial data for the fiscal years 1995 through 1991 are for Predecessor, which is now a subsidiary of D & E.

(2) The 1,289 outstanding shares of Predecessor's Series B 5% Preferred Stock were redeemed on February 1, 1995.

(3) The per-share data is based upon the weighted average shares outstanding and reflects a ten-for-one stock split effective June 30, 1992.

(4) Earnings per share of D & E are calculated by deducting the Series A Preferred Stock dividends of Predecessor to determine D & E net income. Prior to D & E becoming the holding company of Predecessor, Series A Preferred Stock dividends were deducted from the net income of Predecessor to determine income available to common shareholders.

(5) The book value per-share data is based upon common shares outstanding at the respective balance sheet dates and reflects a ten-for-one stock split effective June 30, 1992.

(6) The amounts reflect the three-for-one exchange which occurred when D & E became the holding company of Predecessor.

PCS One Selected Financial Data......   The following table sets forth selected
                                        summary financial information for PCS
                                        One, a development stage company, as of
                                        the dates indicated below.


                         PCS ONE SELECTED FINANCIAL DATA
                 (dollars in thousands except per share data)(1)

                                           Period From               Period From
                                              1/1/96                  Inception
                                             Through                   Through
                                             9/30/96     Year Ended    9/30/96
                                           (Unaudited)    12/31/95   (Unaudited)
                                           -----------   ----------  -----------
   Income Statement Data
Net Sales or Operating Revenues...........  $      0     $      0     $     0
(Loss) from Continuing
   Operations.............................      (166)         (58)       (224)


                                          September 30,
                                              1996       December 31,
                                           (Unaudited)      1995
                                          -------------  ------------
   Balance Sheet Data
Total Assets (2) .........................  $ 13,443     $ 22,064
Long-Term Debt (2) .......................    11,879            0


   Historical Per-Share Information (3)
Historical (Loss) per Common Share .......  $  (0.00)    $  (0.00)   $  (0.01)
Historical Book Value per Common Share ...      0.01         0.81
Historical Cash Dividends Declared per
  Common Share .... ......................      None         None        None



----------
(1) PCS One has only been in existence since October 11, 1994, and conducted no business until 1995.

(2)   See Notes to PCS One September 30, 1996 Financial Statements.




(3) See Note 3 to PCS One December 31, 1995 Financial Statements. PCS One recognized extraordinary income of $104,000 in 1996. Also, in November 1996, the PCS One Board voted to issue 2,475,000 options to purchase Class II Common Stock. See the notes to PCS One September 30, 1996 Financial Statements.

Pro Forma D & E Selected
 Financial Data.....................    The following table sets forth selected
                                        pro forma consolidated summary financial information for D & E as of the dates indicated below.


                     PRO FORMA D & E SELECTED FINANCIAL DATA
                  (dollars in thousands except per share data)


                                          Period from
                                           January 1,
                                          1996 through   Period Ended
                                          September 30,   December 31,
                                              1996           1995
                                           (Unaudited)   (Unaudited)
                                          -------------  ------------

   Income Statement Data
Operating Revenues........................  $ 33,378     $ 40,811
Net Income................................  $  3,272     $  3,349



                                          September 30,  December 31,
                                              1996          1995
                                           (Unaudited)   (Unaudited)
                                          -------------  ------------
   Balance Sheet Data
Total Assets..............................  $109,466
Long-Term Debt............................  $ 37,867


   Per-Share Information (1)
Earnings per Common Share.................  $    .54     $    .56
Book Value per Common Share...............  $   7.39
Dividends Declared per Common Share.......  $    .29     $    .36
----------
(1) The amounts reflect the three-for-one exchange which occurred when D & E became the holding company of Predecessor plus 320,000 net additional shares issued in exchange for PCS One Common Shares.


Market Value........................    The D & E Common Shares are quoted on
                                        NASDAQ/NMS. The PCS One Common Shares
                                        are not publicly traded, and thus, there is no market for the PCS One Common
                                        Shares. The following table sets forth
                                        the last reported sales price per D & E
                                        Common Share on December 9, 1996, the
                                        last trading day preceding the date of
                                        the Plan of Merger and on which the
                                        D & E Shares were actively traded, and
                                        the equivalent per share price (as
                                        defined below) for PCS One Common Shares based on such price for the D & E Common
                                        Shares:



                                               D & E        Equivalent PCS One
                                           Common Shares     Common Shares(1)
                                           -------------     ----------------

  December 9, 1996..................          $24.00              $0.264



----------


(1) Represents the equivalent of one PCS One Common Share calculated by dividing $8 million (less an estimated $150,000 of expenses) by the total number of the PCS One Common Shares which would be issued and outstanding if, as of such date, all of the PCS One Preferred Shares were converted into PCS One Common Shares, the Amendment and the grants of the the Reserved Share Options and Bonus Options were approved by the PCS One Shareholders, the Reserved Share Options and Bonus Options were exercised and the Merger was consummated.

                      INFORMATION ABOUT THE SPECIAL MEETING


      This Proxy Statement and Prospectus is being delivered, and proxies in the accompanying form are being solicited, by the PCS One Board for use at the Special Meeting of the PCS One Shareholders scheduled for 10:00 a.m. on February 20, 1997 at 2500 English Creek Avenue, Building II, Egg Harbor Township, New Jersey 08234. The PCS One Board is not aware that any matter other than those listed in the notice of the Special Meeting is to be presented for action at the Special Meeting.


      In addition to the use of mails, proxies may be solicited by directors, officers and other employees of PCS One, personally or by telephone. PCS One may request persons holding stock in their names or names of nominees to send proxy material to and obtain proxies from their principals and will reimburse such persons for their expense in so doing.


      D & E will pay one-half of its expenses in connection with printing, assembling, and mailing the notice of Special Meeting, this Proxy Statement and Prospectus and the accompanying form of Proxy, and each PCS One Shareholder will bear a pro rata share of PCS One's expenses in connection with the Plan of Merger and the Special Meeting and the remaining one-half of D & E's expenses either by reimbursing D & E in cash therefor or by receiving a reduced number of the D & E Common Shares pursuant to the terms of the Plan of Merger. See "Merger--Terms of Merger."


      The Proxy Statement and Prospectus and the form of proxy are being mailed to the PCS One Shareholders commencing on or about January 21, 1997.

                       OUTSTANDING STOCK AND VOTING RIGHTS



      Only PCS One Shareholders of record on the books of PCS One on the Record Date, or their proxies, will be entitled to vote at the Special Meeting, and each will be entitled to one vote per share thereat, except that the vote of holders of Class I Common Shares is weighted so as to comprise a majority of the votes held by all PCS One Shareholders. On the Record Date, there were 4,800,000 Class I Common Shares, 450,000 Class II Common Shares, and 22,000,000 PCS One Preferred Shares issued and outstanding. In order to be approved, the Amendment must receive 66 2/3% of the votes, in person or by proxy, of the PCS One Preferred Shares, and the Amendment, the grant of the Reserved Share Options, the grant of the Bonus Options and the Merger must each receive 72% of the Combined Voting Power, in person or by proxy, of the PCS One Shareholders (excluding, with respect to approval of the Merger, the voting power of D & E and its affiliates, see "Merger--Description of PCS One Capital Stock--Series A Agreement") and, in the case of approval of the grant of the Bonus Options, must be preceded by approval of the Amendment. See "Bonus Options." PCS One anticipates that the members of the PCS One Board and the entities which they represent will cast their respective votes at the Special Meeting in favor of the Amendment, the grant of the Reserved Share Options, the grant of the Bonus Options and the Merger. If so, each of these actions will be approved because the members of the PCS One Board and the entities which they represent hold at least the voting power required for such approvals.



      Execution of a proxy will not affect a PCS One Shareholder's right to attend the Special Meeting and vote in person. Any PCS One Shareholder giving a proxy has the right to revoke it at any time before it is voted by filing with the Secretary of PCS One either a notice in writing or a duly executed proxy bearing a later date. Attendance at the Special Meeting will not in and of itself constitute revocation of a proxy.


      The PCS One Common Shares and the PCS One Preferred Shares represented by a proxy will be voted in accordance with the instructions given. In the absence of instructions to the contrary, a proxy solicited hereby will be voted FOR approval of the Amendment, FOR approval of the grant of Reserved Share Options, FOR approval of the grant of Bonus Options and FOR the approval of the Merger pursuant to the terms of the Plan of Merger. Abstentions and broker non-votes are not counted as either "yes" or "no" votes. Duly executed but unmarked proxies will be voted FOR approval of the Amendment, FOR approval of the grant of Reserved Share Options, FOR approval of the grant of Bonus Options and FOR the approval of the Merger.

      Judges of Election may be appointed by the PCS One Board to conduct the tabulation of votes with respect to approval of the Amendment, the grants of the Reserved Share Options and the Bonus Options, the Merger and any other matters to come before the Special Meeting and to report the results thereof. If Judges of Election at any meeting of PCS One Shareholders are not so appointed by the PCS One Board, or should fail to qualify, the person presiding at the Special Meeting may, and on the request of any PCS One Shareholder entitled to vote thereat shall, make such appointment.


                      AMENDMENT OF THE PCS ONE CERTIFICATE

      The PCS One Board has voted unanimously in favor of amending the PCS One Certificate (a copy of which is attached hereto as Exhibit A) to increase the number of "Reserved Shares" (as defined in Paragraph 10 of Exhibit A to the PCS One Certificate (the "Series A Preferred Designations")), from 475,000 to 2,475,000. The PCS One Certificate currently provides that the term "Reserved Shares" means not more than 475,000 Class II Common Shares which may be issued upon the exercise of options granted to holders of the PCS One Preferred Shares, directors, officers, employees or consultants of PCS One or any subsidiary or affiliate thereof.

      The purpose of the Amendment is to provide for the Bonus Options to be treated in the same manner as the Reserved Share Options. Specifically, if the Amendment is approved, the grant of the Bonus Options will not trigger the anti-dilution provisions or the rights of first refusal provisions set forth in the PCS One Certificate just as the grant of the Reserved Share Options does not and will not trigger such provisions under the current PCS One Certificate. Accordingly, the issuance of the Bonus Options is specifically conditioned upon approval of the Amendment by the PCS One Shareholders. The PCS One Board believes that such shareholder protections are not appropriately applied to the grant of the Bonus Options and, therefore, proposes the Amendment.

      THE PCS ONE BOARD STRONGLY RECOMMENDS THAT THE PCS ONE SHAREHOLDERS VOTE FOR THE AMENDMENT.


                       GRANT OF THE RESERVED SHARE OPTIONS



      The PCS One Board has voted unanimously in favor of the grant of the Reserved Share Options to certain of its executive officers, directors and consultants. The purpose of the grant of the Reserved Share Options is to recognize the extraordinary contributions of such individuals integral to the formation and viability of PCS One with respect to its participation in the Auction, contributions for which such individuals received no salary from PCS One. If approved by the PCS One Shareholders, the Reserved Share Options will vest and will be exercisable immediately. The grant of the Reserved Share Options unanimously approved by the PCS One Board and proposed for approval by the PCS Shareholders consists of grants to the following individuals of the following number of options to purchase Class II Common Shares at the following exercise price:



         Grantee           Number of Options Granted        Exercise Price
         -------           -------------------------        --------------
         John Scarpa               190,000                      $.0132
         Michael Azeez             127,500                      $.0132
         James Yoh                  95,000                      $.0132
         Sidney Azeez               47,500                      $.0132
         Richard Harris             15,000                      $.0132
                                   -------
         Total                     475,000
                                   =======


      The exercise price for each Reserved Share Option is equal to the current pro rata cost basis to each PCS One Shareholder in each PCS One Preferred Share. The approval of the grant of the Reserved Share Options will not cause an anti-dilutive adjustment to the PCS One Preferred Shares as the issuance of such options was contemplated by the PCS One Certificate. The approval or disapproval by the PCS One Shareholders of the grant of the Reserved Share Options is independent of, and not a precondition to, approval by the PCS One Shareholders of the Merger. See "Merger--Relationship of Merger to the Amendment and Grants of Reserved Share Options and Bonus Options."

      THE PCS ONE BOARD STRONGLY RECOMMENDS THAT THE PCS ONE SHAREHOLDERS VOTE FOR THE GRANT OF THE RESERVED SHARE OPTIONS.



                           GRANT OF THE BONUS OPTIONS


      The PCS One Board has voted unanimously in favor of the grant of the Bonus Options to certain of its executive officers. The purpose of the grant of the Bonus Options is to recognize the extraordinary contributions of such officers in connection with the successful negotiation of the Merger, contributions for which such individuals received no salary from PCS One. If approved by the PCS One Shareholders, the Bonus Options will vest and will be exercisable immediately. The grant of the Bonus Options unanimously approved by the PCS One Board and proposed for approval by the PCS Shareholders consists of grants to the following individuals of the following number of options to purchase Class II Common Shares at the following exercise price:


         Grantee           Number of Options Granted        Exercise Price
         -------           -------------------------        --------------
         John Scarpa             1,000,000                      $.0132
         Michael Azeez           1,000,000                      $.0132
                                 ---------
         Total                   2,000,000
                                 =========

      The exercise price for each Bonus Option is equal to the current pro rata cost basis to each PCS One Shareholder in each PCS One Preferred Share. In the absence of the Amendment to the PCS One Certificate, the approval of the Bonus Options would cause an anti-dilutive adjustment to the PCS One Preferred Shares in accordance with the PCS One Certificate. Accordingly, the proposed grant of the Bonus Options is completely contingent on approval by the PCS One Shareholders of the Amendment. In other words, if the Amendment is not approved by the PCS One Shareholders, the proposed grant of the Bonus Options will be deemed disapproved notwithstanding any votes cast by PCS One Shareholders either for or against such proposed grant of the Bonus Options. In addition, the approval or disapproval by the PCS One Shareholders of the grant of the Bonus Options is independent of, and not a precondition to, approval by the PCS One Shareholders of the Merger. See "Merger--Relationship to the Amendment and Grants of Reserved Share Options and Bonus Options."



      THE PCS ONE BOARD STRONGLY RECOMMENDS THAT THE PCS ONE SHAREHOLDERS VOTE FOR THE GRANT OF THE BONUS OPTIONS.


                                     MERGER

Terms of the Merger



      PCS One and D & E propose to merge pursuant to the Plan of Merger, a copy of which is attached hereto as Exhibit B, as amended by Exhibit C, and incorporated herein by reference. Under the terms of the Plan of Merger, each of the issued and outstanding PCS One Common Shares (including the Class II Common Shares upon the conversion of the PCS One Preferred Shares) will be converted into a number of D & E Common Shares determined as described below. See "Merger--Plan of Merger--The Merger." If the Merger is implemented, it will be necessary for holders of the Class I Common Shares and the Class II Common Shares to surrender their existing PCS One Stock

Certificates for stock certificates representing D & E Common Shares. DO NOT DESTROY YOUR PCS ONE STOCK CERTIFICATES. Such certificates will automatically represent a right to receive that number of D & E Common Shares to which you are entitled. See "Merger--Exchange of Stock Certificates."



      The PCS One Board believes that the Merger is in the best interests of the PCS One Shareholders, as further detailed below under "Merger--Reasons for the Merger." The Plan of Merger has been approved unanimously by the PCS One Board and the D & E Board and has been executed by authorized officers of each company. The Merger will become effective upon the filing of the Articles of Merger with the Pennsylvania Department of State and the Certificate of Merger with the New Jersey Secretary of State, whichever occurs later, which, if the Merger is approved by the PCS One Shareholders, are intended to be filed upon satisfaction of the conditions described below under "Merger--Plan of Merger--Conditions to Merger" unless the Plan of Merger is earlier terminated as described below under "Merger--Plan of Merger--Termination." PCS One Shareholder approval of the Merger will constitute approval of the Plan of Merger and of the other transactions contemplated by the Merger.


      After the Effective Time, and subject to the limitations set forth in the D & E Shareholders Agreement (defined in the Plan of Merger and detailed below under "Merger--Plan of Merger--D & E Shareholders Agreement"), the holders of PCS One Common Shares will have the right to vote on corporate actions concerning D & E in accordance with the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL"), the Articles of Incorporation of D & E (the
"D & E Articles"), and the By-Laws of D & E (the "D & E By-Laws") then and thereafter in effect.

Plan of Merger

      The Plan of Merger has been unanimously approved by the PCS One Board and the D & E Board and has been executed by authorized officers of each company. A copy of the Plan of Merger is attached to this Proxy Statement and Prospectus as Exhibit B, as amended by Exhibit C. The Plan of Merger is incorporated herein by reference and the following discussion is qualified in its entirety by reference thereto.


      The Plan of Merger provides that upon PCS One Shareholder approval of the Merger and the satisfaction of other conditions described below under "Merger--Plan of Merger--Conditions to Merger," PCS One shall be merged with and into D & E, with D & E being the Surviving Corporation. The Merger is intended to be a reorganization tax-free to the PCS One Shareholders. See "Merger-- Certain Income Tax Consequences."


      At the Effective Time, each PCS One Common Share shall be automatically converted into the right to receive D & E Common Shares described above under "Merger--Terms of the Merger" and the D & E Articles, the D & E By-Laws, the D & E officers and the D & E directors shall be those of the Surviving Corporation. After the Effective Time, D & E, as the Surviving Corporation, will mail to each record-holder of PCS One Common Shares notice of the consummation of the Merger and instructions for exchanging the stock certificates representing PCS One Common Shares for stock certificates representing D & E Common Shares. Automatically, at the Effective Time, by operation of law, all of the assets of PCS One as well as all of the liabilities and obligations of PCS One shall become D & E's (except PCS One's costs and expenses in connection with the Merger as described below).



      The Plan of Merger contains certain representations and warranties, and other agreements and undertakings on the part of PCS One and D & E, all of which must be true, correct and performed in material respects in order to consummate the Merger in addition to the satisfaction of other conditions. See "Merger--Plan of Merger--Conditions to Merger."

      The Plan of Merger also requires that the holders of PCS One Common Shares be responsible for all of PCS One's costs and expenses incurred in connection with the Merger and one-half of D & E's costs and expenses in connection with the registration under the Securities Act of the D & E Common Shares issued to the holders of PCS One Common Shares in connection with the Merger. All of these costs and expenses, unless otherwise paid pro rata by each holder of PCS One Common Shares, shall be deducted from and cause the adjustment of the D & E Common Shares to be issued to such holder upon consummation of the Merger. See "Merger--Plan of Merger--The Merger."


The Merger



      The Plan of Merger provides that at the Effective Time, PCS One Common Shares shall automatically convert into the Merger Amount; specifically, a number of D & E Common Shares equal to $8,000,000 as adjusted by deducting from such amount any and all of PCS One's costs and expenses incurred in connection with the Merger, presently estimated to total $150,000, and one-half of all of D & E's costs and expenses incurred in connection with the registration under the Securities Act of the D & E Common Shares issued in exchange for the PCS One Common Shares in connection with the Merger, presently estimated to total $75,000. See "Merger--Plan of Merger." The number of D & E Common Shares issued in exchange for the PCS One Common Shares shall equal the weighted average closing price of the D & E Common Stock on NASDAQ/NMS over the 20 trading days immediately preceding the Closing Date (as defined in the Plan of Merger) on which D & E Common Shares were traded but no less than $23.00 nor more than $27.00 per share of the D & E Common Shares (the "Stock Price"). As conditions to the Merger, each of the PCS One Preferred Shares shall be converted into PCS One Class II Common Shares (as provided in the PCS One Certificate) and held in the treasury of PCS One prior to the Effective Time, and each option to acquire PCS One Common Shares, including the Reserved Share Options and Bonus Options, shall be exercised. After the Effective Time, each of the PCS One Preferred Shares so converted and held in the treasury, along with any PCS One Common Shares held in the treasury, shall be canceled and retired immediately prior to the Merger without consideration being paid therefor. See "Merger--Plan of Merger--Conditions to Merger."



      No fractional D & E Common Shares will be issued in exchange for PCS One Common Shares; in lieu thereof, the holders of PCS One Common Shares will receive cash equal to the Stock Price multiplied by the fraction of D & E Common Shares to which such holders would be entitled.



      As soon as practical following the closing of the Merger, the Surviving Corporation shall mail to each record holder of PCS One Common Shares and PCS One Preferred Shares a notice that the Merger has been consummated and instructions for surrendering PCS One Stock Certificates in exchange for certificates representing D & E Common Shares along with a letter of transmittal to be completed and executed by such holder. See "Merger--Exchange of Stock Certificates." The letter of transmittal to accompany such surrendered certificates shall explain that delivery of title and risk of loss shall pass from the PCS Shareholders to D & E as the Surviving Corporation, only upon delivery of the PCS One Stock Certificates. Upon the surrender of the PCS One Stock Certificates accompanied by the properly completed and duly executed letter of transmittal and any other documents as D & E may request, the record holder of the PCS One Common Shares shall receive a stock certificate representing a whole number of D & E Common Shares. Any record holder of PCS One Common Shares who or which is not the record owner thereof as indicated on the stock transfer records of PCS One shall be issued a certificate representing
D & E Common Shares upon delivery to D & E of the PCS One Stock Certificates to such holder, the payment of any applicable stock transfer taxes and any other documents D & E may request.

Termination


      The Plan of Merger provides that notwithstanding PCS One Shareholder approval of the Merger, the Plan of Merger may be terminated at any time prior to the Effective Time either by (i) the mutual consent of PCS One and D & E,
(ii) PCS One or D & E if the other party fails to satisfy any of the conditions required to be satisfied in order to consummate the Merger (see "Merger--Plan of Merger--Conditions to Merger") or (iii) PCS One or D & E if the closing of the Merger shall not have occurred on or before June 10, 1997, which is 180 days after December 12, 1996, the date on which the parties signed the Merger Agreement, unless extended for 30 days under specific circumstances. If the Plan of Merger is so terminated, the Merger will be abandoned.


Amendment


      The Plan of Merger further provides that it may be amended only by a written agreement duly signed by authorized representatives of PCS One and D & E. The PBCL provides that, after approval by the PCS One Shareholders, no such amendments may be made which either change the amount or kind of shares to be received pursuant to the Merger. The NJBCA contains no such provision for amendment after approval by the PCS One Shareholders.


Conditions to Merger


      As a condition to the consummation of the Merger, each of the representations and warranties of PCS One and D & E must be true and correct in all material respects on the date of the Merger, and PCS One and D & E must have materially performed and complied with all of its respective agreements and undertakings as set forth in the Plan of Merger. The Plan of Merger also requires that PCS One perform or comply with certain agreements and undertakings, including: (i) to call and hold such meetings of PCS One Shareholders to vote upon the Merger (whose approval is a condition to the closing of the Merger, as discussed below); (ii) to preserve and conduct in the ordinary course its business and assets and consult and cooperate with D & E in connection with the design, development and construction of its PCS system;
(iii) to not solicit any proposal or offer from any third parties to acquire any material part of PCS One's capital stock or assets, or to enter into any business combination with PCS One the effect of which would prevent the Merger, or otherwise participate in any negotiations or agreements which would effect any of the foregoing; (iv) to cooperate with D & E in connection with the filing of all applications with the FCC and any other governmental authority necessary to accomplish the Merger and the other transactions contemplated by the Plan of Merger; and (v) to not: enter into any business combination with any party; amend or authorize an amendment to the PCS One Certificate or the PCS One By-Laws; make any change to or authorize the issuance of, PCS One's capital stock or other securities; declare any dividend or distribution with respect to, or purchase or redeem, or effect any reclassification of any shares of PCS One's capital stock or recapitalization; enter into any material contracts or commitments; sell, assign, transfer, mortgage, pledge or encumber any of PCS One's assets except in the ordinary course of business or acquire any fixed assets; incur any indebtedness or guaranty any indebtedness other than indebtedness in the ordinary course of business, to the FCC in connection with the Lancaster License, and to D & E and D & E's subsidiaries and affiliates; or enter into any new business, abandon any existing business or incur or commit to any capital expenditure.


      In addition to the truth and correctness of the parties' representations and warranties and the performance and compliance with the parties' other agreements and undertakings, the Plan of Merger provides that the following shall be conditions to the closing of the Merger:

            (i) There shall be no material adverse change in the business, properties or financial condition of PCS One whether caused by any insured casualty or otherwise.

            (ii) There shall be no institution or threat of any action, proceeding or investigation to enjoin or prevent or set aside the Merger and the other transactions contemplated by the Plan of Merger.

            (iii) The PCS One Shareholders shall have approved the Merger with no fewer than 72% of the Combined Voting Power of the PCS One Shareholders, and no PCS One Shareholders shall have taken any steps to perfect Dissenters' Rights.




            (iv) All of the PCS One Preferred Shares shall have been converted into Class II Common Shares as provided in the PCS One Certificate, and all PCS One Preferred Shares and PCS One Common Shares held in the treasury of PCS One shall have been canceled and retired.



            (v) The FCC shall have issued its final and nonappealable order approving the transfer of control of the Lancaster License and the consummation of all other transactions contemplated by the Plan of Merger without any material limitation, restriction or condition.


            (vi) D & E and each of the holders of PCS One capital stock shall have executed and delivered the D & E Shareholders Agreement (as defined in the Plan of Merger and described below under "Merger--Plan of Merger--D & E Shareholders Agreement").


            (vii) This Registration Statement shall have become effective; and there shall be no stop order suspending the effectiveness nor any event or condition that shall make any statement herein materially untrue or misleading nor any receipt of notification of suspension of qualification of the D & E Common Shares for sale.

            (viii) PCS One and D & E shall have each delivered to the other party certain other documents, certificates, instruments and opinions.

D & E Shareholders Agreement

      One of the conditions required to be satisfied prior to the closing of the Merger is the execution and delivery of the D & E Shareholders Agreement by each holder of PCS One capital stock issued and outstanding immediately prior to the Effective Time (a "Signatory Shareholder"). See "Merger--Plan of Merger--Conditions to Merger." It is strongly recommended that the PCS One Shareholders read the D & E Shareholders Agreement in its entirety, the form of which is attached as Exhibit D to the Plan of Merger (which is attached hereto as Exhibit B), for a complete understanding of the terms thereof which are summarized as follows.

      Under the D & E Shareholders Agreement, each Signatory Shareholder represents and warrants to D & E that, among other things (i) such Shareholder has good title to such Shareholder's PCS One capital stock free of any restrictions, claims, security interests or encumbrances; (ii) such Shareholder has the power and authority to vote such Shares to approve the Merger and the transactions contemplated by the Plan of Merger, enter into the D & E Shareholders Agreement, and execute and deliver any other agreements or instruments in connection with the D & E Shareholders Agreement; and (iii) the D & E Shareholders Agreement and any other agreements or instruments executed by such Shareholder are valid, binding and enforceable obligations of such Shareholder.


      The D & E Shareholders Agreement further provides that each Signatory Shareholder agrees not to sue and releases from any prior claims against, or any other obligations, debts and liabilities of PCS One, D & E and D & E's affiliates and related parties that such Shareholder has on or before the closing of the Merger. The provisions of the D & E Shareholder Agreement also include each Signatory Shareholder's acknowledgment of receipt of this Registration Statement and of D & E's exclusive rights to all Intellectual Property (as defined in the Plan of Merger) of PCS One at the Effective Time, and agreement with respect to all of such Shareholders' obligations to pay their own costs and expenses and PCS One's costs and expenses in connection with the Plan of Merger and the transactions contemplated thereby.

      Standstill. From the closing of the Merger until the fifth anniversary of the closing of the Merger, the D & E Shareholder Agreement limits the ability of each Signatory Shareholder and its transferees, and their respective Affiliates and Associates (each as defined in the D & E Shareholder Agreement) otherwise provided in the D & E Articles, the D & E By-Laws or by law, to vote or take certain other action with respect to any capital stock of D & E, alone or jointly with others; specifically, the following:


            (i) acquiring or attempting to acquire any material portion of the assets of D & E or voting securities of D & E except in certain circumstances; namely, through public offerings or from other Signatory Shareholders and not for the purposes of controlling or influencing D & E management;

            (ii)  seeking to control or influence D & E management or policies;

            (iii) forming, joining or participating in any group or syndicate for the purposes of acquiring, holding, or disposing of any voting securities of D & E;

            (iv) seeking, or nominating any person for, nomination for election on the D & E Board; soliciting any proxies or consents; or seeking or calling any D & E shareholders' meeting; and

            (v) opposing any nominees proposed by the D & E Board or seeking any shareholder proposal for submission to the shareholders of D & E.

      Transfer Restrictions. The D & E Shareholders Agreement provides that until such time as the D & E Common Shares issued in connection with the Merger are the subject of an underwritten public offering or two years after the closing of the Merger, such Shares may not be sold, transferred or disposed of, in whole or in part, except to other Signatory Shareholders and in private sales where the transferee agrees to be bound by the D & E Shareholders Agreement. In every other case, any other transfer of such D & E Common Shares is prohibited during the 180 days after the closing of the Merger and thereafter may be so disposed of only in amounts not exceeding 50% of any such Shareholder's total holdings of such Shares distributed equally over the succeeding six D & E quarters.

Reasons for the Merger


      The purpose of the Merger is: (a) to allow the PCS One Shareholders to realize certain financial benefits associated with the successful acquisition by PCS One of the Lancaster License for C-Block PCS following the Auction, while removing accompanying risks associated with the development and operation by PCS One of the PCS system to which the Lancaster License relates, such as (i) obtaining funding, (ii) repaying Auction debt, (iii) managing potential challenges inherent to the establishment and provision of PCS in a local community foreign to PCS One; (b) to allow the PCS One Shareholders to benefit from D & E's significant presence and familiarity with the various constituencies in the Lancaster, Pennsylvania community covered by the Lancaster License of PCS One; and (c) for D & E to have the opportunity to exploit the commercial potential of the Lancaster License in the geographic area in which its business is primarily located.




Recommendation of the PCS One Board




      The PCS One Board strongly recommends that the PCS One Shareholders vote for the Merger. In making its decision to recommend the Merger to the PCS One Shareholders, the PCS One Board considered many factors, including the factors set forth below.

      Since the formation of PCS One it was envisioned that PCS One would bid at the Auction for several PCS Licenses serving various basic trading areas. PCS One was ultimately the successful Auction bidder on the Lancaster License serving a market which, while one of significant potential, would require considerable investment in order to design, develop, construct and operate the PCS system pursuant to the Lancaster License in addition to satisfying the obligations owing to the FCC in connection with the acquisition of the Lancaster License.


      Against this backdrop, the PCS One Board concluded that, given (i) the need to raise substantial financing to fund the acquisition of the Lancaster License and the development and operation of the related PCS system, and (ii) the other resources necessary and risks attendant to such undertaking as a development stage company in an industry segment in its infancy, the safest and most prudent course for the PCS One Shareholders to realize the greatest return on their investment was a sale of the entire company.

      The PCS One Board believes that the Plan of Merger is fair and in the best interests of PCS One and the PCS One Shareholders providing as it does for the PCS One Shareholders to realize the financial benefits of PCS One's successful acquisition of the Lancaster License (without continuing to be directly subject to the risks associated therewith) by becoming shareholders of D & E--a company better positioned to exploit the commercial potential of such License which is tied to the geographic area in which D & E's business is primarily located.


      With respect to certain forward-looking statements in the foregoing discussion of the Recommendation of the PCS One Board of Directors, see "Forward-Looking Statements."


Relationship of Merger to the Amendment and Grants of Reserved Share Options and Bonus Options

      The approval by the PCS One Shareholders of the grant of the Reserved Share Options, the Amendment and the grant of the Bonus Options is independent of, and not a precondition to, approval by the PCS One Shareholders of the Merger. In other words, if the PCS One Shareholders do not approve of any or all of the grants of the Reserved Share Options, the Amendment or the grant of the Bonus Options, they can still approve the Merger and its consummation pursuant to the terms of the Plan of Merger.


      Separately, but related, the proposed grant of the Bonus Options is completely contingent on approval by the PCS One Shareholders of the Amendment, such that their disapproval of the Amendment will be deemed disapproval of the proposed grant of the Bonus Options notwithstanding any votes cast by PCS One Shareholders either for or against such proposed grant of the Bonus Options.


      Lastly, the approval by PCS One Shareholders of the Merger is independent of, and not a precondition to, approval by the PCS One Shareholders of the Amendment, the grant of the Reserved Share Options or the grant of the Bonus Options. In other words, if hte PCS One Shareholders do not approve the Merger, each of the Amendment, the grant of the Reserved Share Options and the grant of the Bonus Options can still be approved, and if the Amendment and the grant of the Bonus Options are both approved or the grant of the Reserved Share Options is approved, such options will be immediately exercisable regardless of whether or not the Merger is approved.



Description of D & E Capital Stock

      The following description of D & E's capital stock is qualified in its entirety by reference to the D & E Articles, the D & E By-Laws and the D & E Shareholders Agreement. See "Merger--Plan of Merger--D & E Shareholders Agreement."

General


      The D & E Articles provide for authorized capital stock consisting of: (i) 30,000,000 D & E Common Shares; and (ii) 20,000,000 shares of preferred stock, without par value (the "D & E Preferred Shares"). As of the Record Date, 5,763,142 D & E Common Shares were issued and outstanding, and no D & E Preferred Shares were issued or outstanding.


D & E Common Shares

      The rights of holders of D & E Common Shares described below are subject to any rights, designations, preferences, limitations, qualifications, privileges, options, restrictions and special rights pertaining to any class or series of D & E Preferred Shares as determined solely by an action or actions of the D & E Board to amend the D & E Articles in such respect or respects as described further herein. See "Merger--Description of D & E Capital Stock--D & E Preferred Shares."


      Voting Rights. The holders of D & E Common Shares are entitled to one vote per share with respect to matters other than the election of directors or the approval of certain Business Combinations (as defined below). With respect to the election of directors, the holders of D & E Common Shares have cumulative voting rights--that is, each holder is entitled to a number of votes equal to the number of D & E Common Shares held multiplied by the number of directors to be elected in each class and to cast all such votes for a single nominee in the class being elected or to distribute them among the nominees in such class as such holder sees fit. Under cumulative voting, it is possible for representation on the D & E Board to be obtained by an individual or group of individuals who owns less than a majority of D & E Common Shares--that is, such holder or group of holders could cast all of his, her or their votes for a single nominee while the remainder of the holders could disperse their votes between several nominees, the result being the election of the minority nominee. With respect to the approval of Business Combinations, certain D & E Common Shares may have limited voting rights. See "Merger--Description of D & E Capital Stock--Change of Control Provisions." With respect to the PCS One Shareholders who will become D & E Shareholders as a result of the Merger, the D & E Shareholders Agreement will contain certain voting restrictions. See "Merger--Plan of Merger--D & E Shareholders Agreement."



      Supermajority Voting. In the exercise of the foregoing voting rights, the D & E Articles impose certain supermajority voting requirements on the holders of the capital stock of D & E. Specifically, in order to amend the D & E By-Laws, the D & E Articles require that, in addition to any other shareholder vote required by law, an affirmative class vote of both the holders of at least 80% of the voting power of all then outstanding shares of capital stock of D & E entitled to vote in the election of directors (the "Voting Stock") and the holders of at least a majority of such shares excluding shares held by any Interested Shareholders (as defined below). See "Merger--Description of D & E Capital Stock--Change of Control Provisions--Interested Shareholders." Further, in order to amend those provisions of the D & E Articles which concern amendment of the D & E By-Laws, the powers, number, classes, election, terms, removal, filing of a vacancy in and nomination of directors, approval of Business Combinations, opting out of certain anti-takeover provisions of the PBCL, and the indemnification and limitation of liability of officers and directors, the D & E Articles require, in addition to any other shareholder vote required by law, an affirmative class vote of both the holders of at least 90% of the voting power of all then outstanding shares of the Voting Stock and the holders of at least a majority of such shares excluding shares held by any Interested Shareholder; provided, however, that such votes are not required if the amendment is recommended and submitted to the D & E Shareholders by the affirmative vote of a majority of the Disinterested Directors (as defined below) and such Disinterested Directors constitute at least a majority of the D & E Board. See "Merger--Description of D & E Capital Stock--Change of Control Provisions--Disinterested Directors." Also, the D & E Articles provide that the removal of a director or directors requires both cause and the affirmative votes of both the holders of at least 80% of the Voting Stock and the holders of at least a majority of the Voting Stock excluding shares held by Interested Shareholders. See "Merger--Description of D & E Capital Stock--Change of Control Provisions--Interested Shareholders." Lastly, the D & E Articles provide that certain supermajority votes of shareholders may be required in connection with the approval of Business Combinations. See "Merger--Description of D & E Capital Stock--Change of Control Provisions."


      Board Classification. The D & E Board is divided into three classes, one of which is elected each year for a three-year term. The classification of the D & E Board helps to ensure continuity and stability of corporate leadership and policy. It also has the effect, however, of increasing the number of shares required, pursuant to the exercise of cumulative voting, to elect a given number of directors or to obtain minority representation on the D & E Board, and it increases the period of time before each member of the D & E Board is re-elected or can be replaced.

      Dividend Rights. Dividends may be paid on D & E Common Shares if, when and as determined by the D & E Board from time to time out of funds legally available therefor. Under the PBCL, dividends may not be paid if D & E is at the time insolvent or would be insolvent after payment of such dividend.

      Liquidation Rights. In the event of any liquidation, dissolution or winding-up of D & E, the holders of D & E Common Shares are entitled to receive pro rata the net assets of D & E available for distribution to common shareholders after payment of all liabilities and obligations of D & E and all distributions to the holders of D & E Preferred Shares. Because D & E is a legal entity separate and distinct from its subsidiaries, the right of D & E and its shareholders to participate in any distribution of the assets or earnings of any subsidiary of D & E is necessarily subject to the prior claims of creditors of such subsidiary, except to the extent that claims of D & E itself as a creditor may be recognized.

      Preemption and Other Rights. D & E Common Shares do not carry preemptive rights. D & E may issue D & E Common Shares, option rights or securities having conversion or option rights without first offering them to the holders of D & E Common Shares. There are no conversion rights or sinking fund provisions applicable to D & E Common Shares. D & E Common Shares are not subject to redemption or to any further calls or assessments.

      Amendment of the D & E Articles and By-Laws. Under the PBCL, the D & E Articles may be amended by the affirmative vote of at least a majority of shares cast by all shareholders entitled to vote on the proposed amendment. Additionally, as discussed above, certain provisions of the D & E Articles require an additional supermajority vote and a majority vote of the Voting Stock not held by any Interested Shareholders. See "Merger--Description of D & E Capital Stock--D & E Common Shares--Supermajority Voting."

      The D & E By-Laws may be amended by a majority of the Disinterested Directors, except with respect to those matters reserved exclusively to the shareholders by the PBCL. Additionally, as discussed above, amendment of the D & E By-Laws will require an additional supermajority vote and a majority vote of the Voting Stock not held by any Interested Shareholders. See "Merger-- Description of D & E Capital Stock--D & E Common Shares--Supermajority Voting."

D & E Preferred Shares

      The D & E Board is authorized, without further action by the D & E Shareholders and with the full authority permitted by law, to issue D & E Preferred Shares from time to time in one or more classes or series and to determine the rights, designations, preferences, qualifications, privileges, limitations, options, restrictions and other special rights, if any, including, without limitation, the dividend rights, conversion rights, voting rights, redemption rights and maturity dates thereof. D & E Preferred Shares are available for possible future financing and acquisition transactions, stock dividends or distributions, employee benefit plans and other general corporate purposes. Under certain circumstances, D & E Preferred Shares could be used to create voting impediments or to frustrate persons seeking to effect a takeover, assume control of the D & E Board or otherwise gain control of D & E.

Change of Control Provisions

      Certain provisions of the D & E Articles may have the effect of delaying, deferring or preventing a change of control of D & E that would be operative only with respect to an extraordinary corporate transaction involving D & E, such as a merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation. These provisions might discourage a potentially interested purchaser from attempting a unilateral takeover bid for D & E on terms which some D & E Shareholders might favor. Although D & E does not believe that by discouraging potential takeover bids these provisions will depress the stock price of D & E Common Shares, these provisions might diminish the opportunity for the D & E Shareholders to sell their D & E Common Shares at a premium over then prevailing market prices.

      Specifically, the D & E Articles provide that any Business Combination must be approved by both (i) the holders of at least 80% of the voting power of all then outstanding shares of Voting Stock, voting together as a single class, and (ii) the holders of at least a majority of the voting power of the then outstanding shares of the Voting Stock which are not beneficially owned by the Interested Shareholder, voting together as a single class (a "Disinterested Shareholder Vote"), unless (a) the transaction is approved by a majority of the Disinterested Directors, or (b) certain minimum price, form of consideration and other procedural requirements are met.

      Interested Shareholders. For purposes of the D & E Articles, an "Interested Shareholder" generally is any person, with certain exclusions as discussed below, who: (a) is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the Voting Stock; (b) controls, is controlled by or is under common control with D & E and was within the prior two years the beneficial owner, directly or indirectly, of more than 10% of the voting power of the Voting Stock; or (c) has succeeded, other than through a public offering of those shares, to the beneficial ownership of any shares of the Voting Stock which were within the prior two years beneficially owned by any Interested Shareholder. Expressly excluded from such definition, however, are:
(i) D & E, Predecessor, Red Rose and Marketing; (ii) an employee benefit plan of D & E, Predecessor, Red Rose or Marketing; (iii) the Voting Trust of the Denver and Ephrata Telephone and Telegraph Company ("Voting Trust") or a successor trust to the Voting Trust; (iv) the William and Jemima Brossman Charitable Foundation (the "Charitable Foundation") or a successor foundation to the Charitable Foundation; (v) Anne B. Sweigart, Emily B. Sprecher, W. Garth Sprecher or any heir of W. Garth Sprecher; (vi) a trustee or fiduciary of the Voting Trust, the Charitable Foundation or any such plan when acting in such capacity; or (vii) any other person deemed by a majority of the Disinterested Directors not to be an Interested Shareholder. A person is deemed the "beneficial owner" of any Voting Stock which such person or any of its affiliates or associates owns, directly or indirectly, or has the right to acquire or vote, or which is owned by any other person with whom such person or an affiliate or associate of any Interested Shareholder has any understanding with respect to acquiring, holding, voting or disposing of any shares of the Voting Stock. At the present time, D & E is not aware of the existence of any shareholder who is or would be an Interested Shareholder.

      Business Combination. For purposes of the D & E Articles, a "Business Combination" generally includes the following transactions: (a) any merger, consolidation or share exchange of D & E (or any of its subsidiaries or any of its affiliates which it controls) with an Interested Shareholder, a current or post-transaction affiliate or associate of an Interested Shareholder or any person which does not include in its articles of incorporation the substance of the Business Combination provisions contained in the D & E Articles; (b) any sale, other disposition, security arrangement or other arrangement (in one or a series of transactions) to, with or for the benefit of any Interested Shareholder (or an affiliate or associate of any Interested Shareholder) involving assets, securities or commitments of D & E or its subsidiaries valued at 5% or more of the fair market value of the total assets of D & E; (c) the issuance or transfer (in one or a series of transactions) of securities of D & E (or any of its subsidiaries) to an Interested Shareholder (or any affiliate or associate of an Interested Shareholder) in exchange for cash, securities or other consideration valued at 5% or more of the fair market value of the total assets of D & E; (d) the adoption of any plan or proposal for the liquidation, dissolution or division of D & E proposed by or on behalf of any Interested Shareholder (or an affiliate or associate of an Interested Shareholder); (e) any reclassification of securities, recapitalization of D & E, merger or consolidation of D & E with any of its subsidiaries or other transaction which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity securities of D & E or any of its subsidiaries owned by any Interested Shareholder (or any affiliate or associate of an Interested Shareholder); or (f) any other transaction(s) similar in purpose or effect to, or any agreement or arrangement providing for, any one or more of the foregoing transactions.

      Disinterested Directors. For purposes of the D & E Articles, a "Disinterested Director" generally is a director of D & E who is not an Interested Shareholder (or an affiliate, associate or representative of an Interested Shareholder) and either: (i) was a director of D & E immediately prior to the time the Interested Shareholder became such; or (ii) is a successor to a Disinterested Director and is recommended or elected to succeed a Disinterested Director by a majority of the Disinterested Directors.


      Minimum Price Requirements. In the case of payments to holders of D & E Common Shares, the value per share to be received would have to be at least equal in value to the highest of: (i) the highest per share price paid in acquiring any D & E Common Shares at any time beneficially owned by the Interested Shareholder which were acquired during the two years prior to the date of the first public announcement (the "Announcement Date") of the proposed Business Combination or in the transaction in which such Interested Shareholder became such; (ii) the highest of the fair market value per D & E Common Share on the Announcement Date or on the date on which the Interested Shareholder became such Interested Shareholder (the "Determination Date"); and (iii) a price equal to the fair market value per share calculated pursuant to clause (ii) above times the highest premium (as determined by formula) paid in acquiring any of the D & E Common Shares beneficially owned by the Interested Shareholder which were acquired during the two-year period prior to the Announcement Date. For example, if the acquisition by an Interested Shareholder of its D & E Common Shares was by cash purchases in open market transactions and the highest price paid per share thereof during the previous two years was $27.00, and assuming that the fair market values per D & E Common Share on the first date during such period that such Interested Shareholder beneficially owned any D & E Common Shares, on the Determination Date and on the Announcement Date, were $24.00, $26.00 and $25.00, respectively, the amount required to be paid to the D & E Shareholders would be the amount per share in cash equal to the highest of (i) $27.00 (the highest price paid), (ii) $26.00 (the fair market value on the Determination Date), or (iii) $28.125 (the fair market value of $25.00 times a premium of 1.125 calculated by dividing $27.00 by $24.00). Accordingly, in order to comply with the minimum price requirements, the Interested Shareholder would be required to pay at least $28.125 per share in cash in the Business Combination to holders of D & E Common Shares.


      In the case of payments to holders of any class of the D & E Preferred Shares, the fair market value per share of such payments would have to be at least equal to the highest of: (i) the price determined according to the procedure set forth in the immediately preceding paragraph for payments to holders of D & E Common Shares but substituting prices and values of such class of D & E Preferred Shares; and (ii) the highest preferential amount per share to which the holders of such class of D & E Preferred Shares are entitled in the event of a liquidation, dissolution or winding-up of D & E.

      All share prices of D & E Common Shares and of D & E Preferred Shares will be adjusted for any intervening stock splits, stock dividends and reverse stock splits in determining prices for purposes of the minimum price requirements. The minimum price requirements provide that non-cash consideration is to be valued as of consummation of the Business Combination rather than an earlier date, such as the Announcement Date, because it is believed shareholders should not have to bear the risk of a decrease in the value of non-cash consideration between the date the value is determined and the consummation date (i.e., the date on which shareholders are entitled to receive the non-cash consideration).

      It should be noted that an Interested Shareholder would be required to meet the minimum price requirements with respect to each class of the Voting Stock whether or not the Interested Shareholder owned shares of that class prior to proposing the Business Combination. If the minimum price requirements (discussed above) and the form of consideration and procedural requirements (discussed below) are not met with respect to each class of Voting Stock, then a Disinterested Shareholder Vote would be required to approve the Business Combination unless the transaction were approved by a majority of the Disinterested Directors. It should also be noted that if the transaction is not of a type which involves the receipt of any cash, securities or other consideration of any of the other holders of Voting Stock, such as a sale of assets or an issuance of the D & E's securities to an Interested Shareholder, then the minimum price requirements discussed above could not be met, and a Disinterested Shareholder Vote would be required unless the transaction was approved by a majority of the Disinterested Directors.

      Form of Consideration Requirements. In Business Combinations involving cash or other consideration being paid to the holders of the Voting Stock, the consideration to be received by such holders would be required to be either cash or the same type of consideration used by the Interested Shareholder in acquiring the largest portion of its Voting Stock. In addition, the fair market value of such consideration would be required to meet certain minimum price requirements (discussed above).

      Procedural Requirements. A Disinterested Shareholder Vote would be required (unless a majority of the Disinterested Directors approved the Business Combination) if any of the following events occurred:

            (a) D & E, after the Interested Shareholder became an Interested Shareholder, failed to declare and pay full quarterly dividends on any of the D & E Preferred Shares which was then outstanding or reduced the annual rate of dividends paid on the D & E Common Shares, unless such failure or reduction was approved by a majority of the Disinterested Directors. This provision is designed to prevent an Interested Shareholder from attempting to depress the market price of D & E's capital stock prior to proposing a Business Combination by causing D & E to fail to declare and pay or reducing dividends on such stock, and thereby reducing the consideration required to be paid pursuant to the minimum price requirements (discussed above).

            (b) The Interested Shareholder acquired any additional shares of the Voting Stock, directly from D & E or otherwise, except as part of the transaction in which it became an Interested Shareholder. This provision is intended to deter an Interested Shareholder from purchasing additional shares of the Voting Stock except in a Business Combination which complies with the minimum price requirements (discussed above).

            (c) The Interested Shareholder received, at any time after it became an Interested Shareholder, whether in connection with the proposed Business Combination or otherwise, the benefit of any loans or other financial assistance or tax advantages (such as those which may be derived from the transfer of tax credits) provided by D & E. This provision is intended to deter an Interested Shareholder from self-dealing or otherwise taking advantage of its equity position in D & E by using D & E's resources to finance the proposed Business Combination or otherwise for its own purposes in a manner not proportionately available to all D & E Shareholders.

            (d) A proxy or information statement disclosing the terms and conditions of the proposed Business Combination and complying with the requirements of the proxy rules promulgated under the Exchange Act was not mailed to all D & E Shareholders at least 30 days prior to the earlier of the date of a shareholder meeting relating thereto or the consummation of a Business Combination, unless the Business Combination was approved by a majority of the Disinterested Directors. This provision is intended to ensure that the D & E Shareholders would be fully informed of the terms and conditions of the proposed Business Combination even if the Interested Shareholder was not otherwise legally required to disclose such information.

Description of PCS One Capital Stock


      The following description of PCS One's capital stock is qualified in its entirety by reference to the PCS One Certificate (as if the Amendment was not approved), the PCS One By-Laws, the Series A Agreement, and, the Stock Restriction Agreement, dated as of November 28, 1995, between PCS One, the holders of PCS One Preferred Shares, and the holders of Class I Common Shares, as amended (the "Stock Restriction Agreement").


General


      The PCS One Certificate provides for authorized capital stock consisting of: (i) 6,000,000 Class I Common Shares; (ii) 57,975,000 Class II Common Shares; and (iii) 50,000,000 shares of preferred stock, of which 22,500,000 are PCS One Preferred Shares. As of the Record Date, 4,800,000 Class I Common Shares, 450,000 Class II Common Shares and 22,000,000 PCS One Preferred Shares were issued and outstanding, and no other PCS One preferred shares were issued or outstanding.


PCS One Common Shares

      The rights of the holders of PCS One Common Shares are subject to the rights, designations, preferences, limitations, qualifications, privileges, options, restrictions and special rights pertaining to the PCS One Preferred Shares and any class or series of preferred shares as determined by an action or actions of the PCS One Board in such respect or respects as described further herein. See "Merger--Description of PCS One Capital Stock--PCS One Preferred Stock."

      Voting Rights. The holders of PCS One Common Shares are entitled to one vote per share with respect to all matters and are identical in all respects, except that the vote of the Class I Common Shares is weighted so as to comprise a majority of the votes held by all PCS One Shareholders voting together as a single class until such time as the holders of Class I Common Shares are no longer required by FCC rules to maintain voting control of PCS One. No cumulative voting rights for the election of directors are available until the tenth anniversary of the last FCC grant to PCS One of a C-Block PCS License (an "Anniversary Date") and thereafter only to holders of Class II Common Shares.

PCS One Preferred Stock

      The PCS One Board is authorized to issue preferred stock of PCS One from time to time in one or more classes or series and to determine the rights, designations, preferences, qualifications, limitations, restrictions or other special rights, if any, including, without limitation, the dividend rights, conversion rights, voting rights, redemption rights, sinking fund provisions and liquidation preferences. Notwithstanding the foregoing, however, a supermajority vote of PCS One Shareholders is required in such circumstances. See "Merger--Description of PCS One Capital Stock--PCS One Preferred Stock--Supermajority Voting."

      Voting Rights. Except as otherwise provided by the terms of the PCS One Preferred Shares (see "Merger--Description of PCS One Capital Stock--PCS One Preferred Stock--Supermajority Voting") or by law, the PCS One Preferred Shares vote together with all other classes or series of PCS One capital stock and are entitled to the same vote as the Class II Common Shares into which the PCS One Preferred Shares are convertible, namely, one vote per share. See "Merger--Description of PCS One Capital Stock--PCS One Common Shares--Voting Rights."

      Supermajority Voting. In the exercise of the foregoing voting rights, the PCS One Certificate imposes certain supermajority voting requirements on the holders of the capital stock of PCS One. The PCS One Certificate presently requires the vote of 72% of the Combined Voting Power to approve the following as long as any PCS One Preferred Shares are outstanding (unless a greater vote is required by law or otherwise in the PCS One Certificate):


            (i) Create or authorize the creation of any class or series of capital stock or increase the authorized shares thereof or any such stock convertible to PCS One Preferred Shares unless junior to the PCS One Preferred Shares with respect to liquidation rights;

            (ii) Consent to any PCS One liquidation, dissolution, winding-up, consolidation or merger or disposition of all or substantially all of its assets;

            (iii) Amend, alter or repeal the PCS One Certificate or PCS One By-Laws;

            (iv) Purchase or pay any dividend or distribution on any shares of capital stock of PCS One other than PCS One Preferred Shares (with certain limited exceptions), or redeem or otherwise acquire any PCS One Preferred Shares except as authorized pursuant to the PCS One Certificate;

            (v) Issue any shares of PCS One capital stock except Class II Common Shares upon conversion of PCS One Preferred Shares;

            (vi) Effect any recapitalization of PCS One; or

            (vii) Effect any actions materially affecting the PCS One Preferred Shares.


      The foregoing 72% supermajority vote requirement shall be increased to 80% of the Combined Voting Power in the event CoastalComm, Inc. exercises its option under Section 2.2(a)(ii) of the Participation Agreement, dated as of November 24, 1995 and (executed November 28, 1995), by and between CoastalComm, Inc. and PCS One and shall be revised to 51% of the PCS One Preferred Shares and Class II Common Shares (excluding Class II Common Shares into which Class I Common Shares have been or may be converted) after the tenth Anniversary Date.


      In addition to the foregoing supermajority vote requirements, the PCS One Certificate provides that none of the terms of the PCS One Preferred Shares may be amended, modified or waived without the approval of at least 66 2/3% of the holders of such Shares.


      Board Representation. In addition to the foregoing supermajority vote requirements, the PCS One Certificate requires a two-thirds vote of the PCS One Preferred Shares to increase the maximum number of directors on the PCS One Board beyond 11 members. Further, the PCS One Certificate provides that as long as any PCS One Preferred Shares remain outstanding and until the tenth Anniversary Date, the holders of PCS One Preferred Shares and Class II Common Shares shall elect five (5) directors and the holders of Class I Common Shares shall elect six (6) directors to the PCS One Board. However, upon the consent of 85% of the holders of PCS One Preferred Shares and Class II Common Shares (excluding holders who also are holders of Class I Common Shares) and subject to any required FCC approval, after the sixth Anniversary Date, the holders of PCS One Preferred Shares and Class II Common Shares shall elect six (6) directors and the holders of Class I Common Shares shall elect five (5) directors to the PCS One Board. Furthermore, if PCS One fails or refuses to redeem all of the PCS One Preferred Shares on November 28, 2005 as required by the PCS One Certificate, the holders of PCS Preferred Shares shall be entitled to elect a majority of the PCS One Board, subject to FCC requirements. See "Merger--Description of PCS One Capital Stock--PCS One Preferred Stock--Redemption."

      Conversion. The PCS One Preferred Shares are, subject to any FCC requirements, convertible at the option of the holder of such Shares into Class II Common Shares on a share-for-share basis subject to adjustment in certain circumstances causing dilution of the PCS One Preferred Shares, as long as such adjustment does not have the effect of reducing the ownership of the holders of Class I Common Shares to less than 25% of the capital stock of PCS One prior to the third Anniversary Date and thereafter until the fifth Anniversary Date to less than 15% of such capital stock (the "Conversion Price"). The circumstances upon the occurrence of which shall cause such an adjustment include PCS One's issuance or sale of any PCS One Common Shares or PCS One Preferred Shares for less than $1.00 per share, including the following: (i) any grant of warrants, options or other rights to subscribe for the purchase of any PCS One Common Shares or any security convertible or exchangeable for such Shares; (ii) any issuance or sale of any security convertible or exchangeable for any PCS One Common Shares; and (iii) any dividend or declaration payable in PCS One Common Shares (except as paid on PCS One Common Shares) options or convertible or exchangeable securities as described in items (i) and (ii) above. However, no such adjustment is required for the issuance of Class II Common Shares on the conversion of PCS One Preferred Shares or Reserved Share Options.



      The Conversion Price shall also be proportionately reduced or increased, as appropriate, if there occurs a subdivision of outstanding PCS One Common Shares into a greater number or if such Shares are combined into a smaller number of such Shares, or if PCS One fails to redeem all of the PCS One Preferred Shares as required.

      The PCS One Certificate includes mandatory and automatic conversion provisions in connection with a firm commitment underwritten public offering of Class II Common Shares in certain cases.

      Dividend Rights. Subject to FCC requirement, other requirements of law and a supermajority approval vote (see "Merger--Description of PCS One Capital Stock--PCS One Preferred Stock--Supermajority Voting") dividends may be paid on the PCS One Preferred Shares out of legally available funds at the same rate as dividends paid on Class I Common Shares and Class II Common Shares (other than dividends paid in additional Class II Common Shares).

      Redemption. Upon request by a supermajority of PCS One Shareholders (see "Merger--Description of PCS One Capital Stock--PCS One Preferred Stock--Supermajority Voting") or after the tenth Anniversary Date upon request of 51% of the holders of PCS One Preferred Shares and Class II Common Shares (excluding those holders of Class I Common Shares and Class II Common Shares who were not previously holders of converted PCS One Preferred Shares) and subject to FCC requirements, any PCS One Preferred Shares shall be redeemed on November 28, 2005 at the redemption price set forth in the PCS One Certificate.

      Liquidation Rights. In the event of any liquidation, dissolution or winding-up of PCS One, including consolidation, merger or disposition of substantially all of the assets of PCS One, the holders of PCS One Preferred Shares are entitled to receive, prior to any distribution on account of capital stock junior to the PCS One Preferred Shares, the greater of $1.00 per share plus declared but unpaid dividends thereon or the amount per share payable had such PCS One Preferred Shares been converted to Class II Common Shares. See "Merger--Description of PCS One Capital Stock--PCS One Preferred Stock--Conversion." If the assets of PCS One are insufficient to permit the foregoing payment, the assets of PCS One shall be distributed ratably among the holders of PCS One Preferred Shares. After such distributions to holders of PCS One Preferred Shares, remaining assets, if any, shall be distributed ratably among the holders of PCS One Common Shares and any other capital stock ranking junior to the PCS One Preferred Shares.

Series A Agreement


      In addition to the rights and other terms of the PCS One Preferred Shares as provided in the PCS One Certificate, the Series A Agreement also provides certain rights and obligations with respect to such Shares. Among other things, the Series A Agreement provides:

            (i) each Purchaser (as defined in the Series A Agreement) of PCS One Preferred Shares and as long as holding 40,000 or more of such Shares a right of first refusal to purchase any securities (other than debt securities with no equity feature) to be issued by PCS One with certain exceptions, among which are the issuance or grant of any Reserved Share Options not to exceed 525,000 Class II Common Shares;

            (ii) supermajority voting requirements for approval of transactions between PCS One and certain related parties and affiliates (excluding the voting power of affiliates of PCS One having a direct or indirect interest in the transaction, which, in the case of approving the Merger, requires the exclusion of the voting power of D & E and its affiliates) and any grant of Reserved Share Options (as described in item (i) above);


            (iii) the PCS One By-Laws shall always provide (unless otherwise required by New Jersey law) that any two directors and any holder(s) of at least 25% of the PCS One Preferred Shares may call a meeting of the PCS One Board or PCS One Shareholders;

            (iv) supermajority voting requirements for approval of any amendments, modifications or terminations of employee nondisclosure, development and noncompetition agreements;


            (v) no issuance or sale of any securities of PCS One (other than debt securities with no equity feature) until after the third Anniversary Date which would cause dilution of the holders of Class I Common Shares such that such holders own less than 25% of the capital stock of PCS One on a fully-diluted basis and thereafter, until the fifth Anniversary Date, to less than 15% of such capital stock; and


            (vi) for each member of the Compensation and Audit Committees of the PCS One Board to be elected by the holders of PCS One Preferred Shares and Class II Common Shares and the delegated powers of such Committees specified.

See "Merger--Description of PCS One Capital Stock--PCS One Preferred Stock--Supermajority Voting."

Stock Restriction Agreement

      The Stock Restriction Agreement provides for several limitations on the ability of the PCS One Shareholders to sell, assign, dispose of or transfer their respective PCS One Common Shares and PCS One Preferred Shares. Specifically, the Stock Restriction Agreement provides as follows:


            (i) supermajority voting requirements in order for any holder of Class I Common Shares to sell, assign, dispose of or transfer any of such Shares, in addition to satisfying the requirements of the FCC and other limitations on public sale, without the approval of underwriters in a firm commitment initial underwritten public offering;


            (ii) limitations on the ability of the purchasers of PCS One Preferred Shares to sell, assign, dispose of or transfer such Shares except to certain transferees;

            (iii) first refusal rights to the purchasers of PCS One Preferred Shares upon any proposed sale for cash of any Class I Common Shares or PCS One Preferred Shares:

            (iv) tag-along sale rights to each purchaser of PCS One Preferred Shares in the event any holder of Class I Common Shares seeks to sell such Shares to any other party who or which is not such a purchaser.

      In addition, the Stock Restriction Agreement includes the commitments of the holders of the Class I Common Shares and the purchasers of the PCS One Preferred Shares to vote all of their respective shares in favor of certain individuals for election to the PCS One Board.

Material Differences Between Rights of Holders of D & E Common Shares and of Holders of PCS One Common Shares


      Holders of D & E Common Shares generally and holders of D & E Common Shares acquired in connection with the Merger will have certain rights which differ from the rights of holders of PCS One Common Shares. These rights are set forth in the PBCL, the D & E Articles, the D & E By-Laws, the NJBCA, the PCS One Certificate, the PCS One By-Laws and as further limited by the D & E Shareholders Agreement. See "Merger--Plan of Merger--D & E Shareholders Agreement." The following explanation focuses on the material differences between such rights of the holders and is qualified in its entirety by reference to the PBCL, the D & E Articles, the D & E By-Laws, the NJBCA, the PCS One Certificate, the PCS One By-Laws, the Series A Agreement, the Stock Restriction Agreement and the D & E Shareholders Agreement.


   Authorized Shares


      With respect to the issuance of authorized shares, neither the shareholders of D & E Common Shares nor the shareholders of PCS One Common Shares have preemptive rights to receive or purchase any of the unissued D & E Common Shares or PCS One Common Shares, respectively. On the other hand, pursuant to the Series A Agreement, each holder of 40,000 or more PCS One Preferred Shares, so long as any such shares remain outstanding, is entitled to exercise a right of first refusal to purchase for cash any securities (other than debt securities with no equity feature) of PCS One prior to the issuance of such securities by PCS One. In addition, the PCS One Certificate includes certain anti-dilution provisions which, if triggered, may adjust the conversion ratio of PCS One Preferred Shares and, thereby, afford the holders of PCS One Preferred Shares certain protections upon the issuance by PCS One of stock, options or convertible securities. Lastly, and subject to the foregoing, the D & E Board and the PCS One Board each have the authority to issue, respectively, the unissued D & E Common Shares and D & E Preferred Shares and the PCS One Common Shares and PCS One Preferred Shares, or any part thereof, without further action by either the D & E Shareholders or the PCS One Shareholders except as required by law.


      With respect to the issuance of preferred stock, all of the D & E Preferred Shares are "blank check." The PCS One Preferred Shares are also "blank check," provided, however, that the PCS One Certificate currently provides specific rights to holders of PCS One Preferred Shares, and the PCS One Certificate may not be amended, modified or waived with respect to the terms of such shares without the consent of at least 66 2/3% of the PCS One Preferred Shares. The term "blank check" generally means that a board of directors is authorized to establish various classes and series of such stock and to determine the various rights attached thereto without further action by the shareholders except as required by law.


      Although PCS One is authorized to issue significantly more shares of the PCS One Common Shares and the PCS One Preferred Shares than D & E, D & E is authorized to issue a large number of the D & E Common Shares and the D & E Preferred Shares. Specifically, after the Effective Time, D & E will have authorized and unissued approximately 23,912,210 D & E Common Shares and 20,000,000 D & E Preferred Shares which are available for issuance. Although
D & E has no plans for the issuance of any D & E Common Shares (other than pursuant to its various stock plans) or D & E Preferred Shares, such shares could be useful, if needed, for issuance in connection with raising additional capital, acquisitions, joint ventures and other corporate purposes and, in the case of the D & E Common Shares, to support the issuance of the D & E Preferred Shares or other securities convertible into or exercisable for the D & E Common Shares. In addition, the issuance of the D & E Common Shares and the D & E Preferred Shares in various manners could have the effect of discouraging or thwarting takeover attempts. Further, dividend requirements and any redemption, sinking fund or conversion provision pertaining to shares of the D & E Preferred Shares, if authorized and issued, may have an adverse effect on the availability of earnings for distribution to holders.

   Supermajority Voting Requirements



      The D & E Articles set forth certain supermajority voting requirements as discussed above. See "Merger--Description of D & E Capital Stock--D & E Common Shares--Supermajority Voting." Similar to the D & E Articles, the PCS One Certificate imposes certain supermajority voting requirements. Such supermajority voting requirements are only applicable when the PCS One Preferred Shares are outstanding (as they currently are). For example, in order to amend, alter or repeal the PCS One Certificate (other than with respect to the terms of the PCS One Preferred Shares, which further require the consent of at least
66 2/3% of the PCS One Preferred Shares, see "Merger--Material Differences Between Rights of Holders of D & E Common Shares and Holders of PCS One Common Shares--Authorized Shares") or the PCS One By-Laws, the PCS One Certificate requires, in addition to any other vote required by law, an affirmative vote of:
(i) 72% of the Combined Voting Power; (ii) 80% of the Combined Voting Power in the event that CoastalComm, Inc. exercises its option under Section 2.2(a)(ii) of that certain Participation Agreement by and between CoastalComm, Inc. and PCS One dated as of November 24, 1995 (although such agreement was executed on November 28, 1995); or (iii) after the tenth anniversary of the latest grant by the FCC of a C-Block PCS License to PCS One, the affirmative vote of 51% of the then outstanding PCS One Preferred Shares (including the Class II Common Shares issued and outstanding or issuable upon conversion of the PCS One Preferred Shares). These supermajority voting requirements are also applicable in other circumstances including the following: (i) if PCS One creates or authorizes the creation of certain classes of shares of stock, unless such stock ranks junior to the PCS One Preferred Shares as to the distribution of assets on liquidation, dissolution or winding-up of PCS One; (ii) if PCS One consents to any liquidation, dissolution or winding-up or consolidates or merges into or with any other entity or sells, leases, abandons, transfers or otherwise disposes of all or substantially all of its assets (excluding the voting power of affiliates of PCS One having a direct or indirect interest in the transaction, which, in the case of approving the Merger, requires the exclusion of the voting power of D & E and its affiliates); (iii) if PCS One purchases or sets aside any sum for the purchase of or pays any dividend or makes any distribution on, any shares of stock other than the PCS One Preferred Shares, except for dividends payable on the PCS One Common Shares solely in the form of additional PCS One Common Shares; (iv) if PCS One issues any shares of capital stock other than on the conversion of the PCS One Preferred Shares; (v) if PCS One redeem any of the PCS One Preferred Shares; (vi) if PCS One effects any recapitalization; or (vii) if PCS One otherwise materially affects the PCS One Preferred Shares. Because supermajority voting requirements establish a higher minimum level of approval by the shareholders than is required generally by law, such requirements could have the effect of preventing any action with respect to which such vote is required.



      In addition to the foregoing supermajority voting requirements set forth in the PCS One Certificate, the Series A Agreement has further supermajority voting requirements for holders of 40,000 or more PCS One Preferred Shares. Those supermajority requirements include the approval of the grant of any Reserved Share Options, the amendment, waiver or termination of certain nondisclosure, development or noncompete agreements between PCS One and its employees. In addition, there are further supermajority votes required to approve the transfer of Class I Common Shares as set forth in the Stock Restriction Agreement.

   PBCL Anti-Takeover Provisions

      The PBCL contains a number of statutory "anti-takeover" provisions, including Subchapters E, F, G and H of Chapter 25 and Section 2538, which apply automatically to a Pennsylvania registered corporation (usually a public company) unless such corporation has elected to opt-out as provided in such provisions. D & E is a registered corporation which has elected in the D & E Articles to opt-out of certain of the anti-takeover provisions, namely Subchapters E and G (and the related Subchapters I and J as discussed below), but Subchapters F and H continue to apply to D & E. The following descriptions are qualified in their entirety by reference to such provisions of the PBCL:

            (a) Subchapter F (relating to business combinations) generally delays for five years and imposes conditions upon "business combinations" between an "interested shareholder" and the corporation. The term "business combination" is defined broadly to include various transactions utilizing a corporation's assets for purchase price amortization or refinancing purposes. An "interested shareholder" is defined generally as the beneficial owner of at least 20% of a corporation's voting shares. Subchapters F contains a wide variety of transactional and status exemptions, exclusions and safe harbors.

            (b) Subchapter H (relating to disgorgement) generally applies in the event that any person or holding company publicly discloses that the person or holding company may acquire control of the corporation or a person or the holding company acquires (or publicly discloses an offer or intent to acquire) 20% or more of the voting power of the corporation and, in either case, sells shares within 18 months thereafter. Any profits from sales of equity securities of the corporation by the person or the holding company during the 18-month period belong to the corporation if the securities that were sold were acquired during the 18-month period or within the preceding 24 months. Subchapters H contains a wide variety of transactional and status exemptions, exclusions and safe harbors.

            (c) Section 2538 generally establishes certain shareholder approval requirements with respect to specified transactions with "interested shareholders."

   Business Combination Provisions

      In addition to the anti-takeover provisions in the PBCL which are applicable to D & E, the D & E Articles also contain certain provisions with respect to the approval of certain business combinations with an Interested Shareholder. See "Merger--Description of D & E Capital Stock--Change of Control Provisions." The PCS One Certificate imposes certain supermajority voting and notice requirements to any consolidation, merger or sale of substantially all of the assets of PCS One. See "Merger--Material Differences Between Rights of Holders of D & E Common Shares and Holders of PCS One Common Shares--Supermajority Voting Requirements."

   Advance Notice of Business to Be Brought Before Shareholder Meetings

      Except as otherwise provided with respect to the nomination of directors, the D & E Articles restrict the ability of a D & E Shareholder to bring business before an annual meeting. Specifically, to do so, such D & E Shareholder must provide written notice of the proposed business to the Secretary of D & E at least 120 days in advance of such annual meeting (or if less than 120 days' notice or prior public disclosure of the date of such annual meeting is given, not later than ten days after the date of mailing of such notice or the date of such public disclosure, whichever occurs first). Such shareholder notice is required to set forth the following information: (1) the name and address of the D & E Shareholder proposing such business; (2) a brief description of such business; (3) the class, series and number of shares of D & E's capital stock owned by such D & E Shareholder; (4) a description of all arrangements or understandings between such D & E Shareholder and any other person or persons (naming such person or persons) in connection with such business or any special interest such D & E Shareholder may have in connection with such business; (5) all other information as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had proxies been solicited with respect to such business by the D & E Board; and (6) a representation that the D & E Shareholder is a shareholder of record of stock of D & E entitled to vote at such meeting and intends to appear in person or by proxy in order to bring such business before such meeting.

      The foregoing provisions may delay the ability of D & E Shareholders to bring matters before an annual meeting other than matters which D & E deems desirable and may provide sufficient time for D & E to institute litigation or take other appropriate steps to respond to such business or to prevent such business from being acted upon if such response or prevention is thought to be necessary or desirable for any reason. The foregoing provisions do not limit a D & E Shareholder's right to provide a proposal for inclusion in the proxy statement of D & E in accordance with Rule 14a-8 of the Exchange Act. See "1997 Shareholder Proposals." The PCS One Certificate and the PCS One By-Laws do not have advance notice procedures regarding proposal of business by a PCS One Shareholder before an annual meeting.

      Separately, the PBCL provides that unless specifically permitted in its articles or by-laws, shareholders of a registered corporation are not entitled to call a special meeting. Therefore, the D & E Shareholders are not entitled to call a special meeting.

   Advance Notice of Nominees for the Board of Directors

      The D & E Articles restrict the ability of D & E Shareholders to nominate individuals for election as directors. Specifically, in order for a D & E Shareholder to make such nomination(s), such D & E Shareholder must provide written notice of such nomination(s) to the Secretary of D & E at least 120 days in advance of the meeting of the D & E Shareholders at which such election is to be held (or if less than 120 days' notice or prior public disclosure of the date of such annual meeting is given, not later than ten days after the date of mailing of such notice or the date of such public disclosure, whichever occurs first). Such shareholder notice is required to set forth the following information: (1) the name and address of the D & E Shareholder who intends to make the nomination(s) and of the person(s) to be nominated; (2) a representation that the D & E Shareholder is a holder of record of stock of D & E entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice; (3) a description of all arrangements or understandings between such D & E Shareholder and any other person(s) (naming such person(s)) pursuant to which the nomination or nominations are to be made by the D & E Shareholder; (4) such other information regarding each nominee proposed by such D & E Shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by the D & E Board; and (5) the consent of each nominee to serve as a director of D & E if so elected.

      The foregoing provisions provide D & E sufficient time to assess the qualifications of any person proposed for election to the D & E Board and provide sufficient time for D & E to institute litigation or take other appropriate steps to prevent the nominee from being elected or serving if such prevention is thought to be necessary or desirable for any reason. Such provisions also may inhibit D & E Shareholders who do not have any intention of controlling D & E or the D & E Board from participating in the nomination process. The PCS One Certificate and the PCS One By-Laws do not have such advance notice procedures regarding nominations for the election of directors.

      Additionally, the foregoing nomination provisions are included in the D & E Articles. Thus, shareholder approval is required in order to change these provisions in the D & E Articles in the future which may tend to inhibit any future amendment thereof. Further, the D & E Articles provide that a 90% supermajority shareholder vote is required to amend the D & E Articles which may further inhibit any future amendment thereof. See "Merger--Description of D & E Capital Stock--D & E Common Shares--Supermajority Voting."

   Indemnification

      The D & E Articles provide that the officers and directors of D & E, and any persons serving at the request of D & E as a director, officer, employee, fiduciary, trustee or other representative of another entity, are indemnified by D & E against all expenses, liability and loss to the full extent not prohibited by law, including, without limitation, in respect of liability arising under the Securities Act. Such indemnification is substantially similar to the indemnification provisions contained in the PCS One By-Laws. The effect of including these provisions in the D & E Articles versus the D & E By-Laws, as is the case with PCS One, is to require D & E Shareholder approval in order to change these provisions in the future which may tend to inhibit any future amendment thereof. Further, the D & E Articles provide that a 90% supermajority shareholder vote is required to amend the D & E Articles which may further inhibit any future amendment thereof. See "Merger--Description of D & E Capital Stock--D & E Common Shares--Supermajority Voting." Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling D & E or PCS One pursuant to the foregoing indemnification provisions, D & E and PCS One have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Rights of Dissenting Shareholders

   Dissenters' Appraisal Rights

      The following summary is qualified in its entirety by reference to (i) excerpts of Chapter 11 of the NJBCA set forth in Exhibit D to this Proxy Statement and Prospectus and (ii) all other provisions of the NJBCA. It is a condition to the closing of the Merger, however, that no PCS One Shareholder takes any steps to perfect Dissenters' Rights. See "Merger--Plan of Merger--Conditions to Merger."

      Each of the PCS One Shareholders has the right, upon compliance with the relevant provisions of the NJBCA, to demand that PCS One (and ultimately, the Surviving Corporation) purchase all (or in the case of certain beneficial holders, some) of such holder's PCS One Preferred Shares, Class I Common Shares or Class II Common Shares (collectively, the "PCS One Shares") for a cash price equal to the fair value of such shares as of the day prior to the date on which the vote approving the Merger is taken, without regard to any appreciation or depreciation as a consequence of the Merger (the "Fair Value"). Within ten (10) days after the Effective Time, the Surviving Corporation is required to give written notice of the Effective Time to each PCS One Shareholder who filed a Written Objection (as defined below) (the "Effective Time Notice").

      A PCS One Shareholder who (a) prior to the Special Meeting, files a written notice of dissent ("Written Objection") stating that s/he intends to demand payment for all (or in the case of certain beneficial holders, some) shares owned if the Merger is approved, (b) does not vote in favor of approving the Merger, (c) within twenty (20) days after the mailing of the Effective Time Notice, makes written demand on the Surviving Corporation for the payment of the Fair Value of his or her PCS One Shares ("Written Demand"), (d) within twenty
(20) days after the Written Demand, submits the certificates representing such shares to the Surviving Corporation for notation thereon that such Written Demand has been made and (e) otherwise complies with the provisions of Section 14A:11-2 of the NJBCA, is entitled to be paid the Fair Value for such shares in cash. Under the NJBCA, the marking of the proxy to indicate a vote against approval of the Merger does not constitute a Written Objection, and failure to vote against the proposed Merger does not constitute a waiver of a Written Objection previously filed by a dissenting shareholder. The Written Demand must state the number of the PCS One Shares owned by the dissenting

PCS One Shareholder with respect to which such PCS One Shareholder dissents. A dissenting PCS One Shareholder may dissent as to all or less than all of those PCS One Shares owned of record by him or her; such PCS One Shareholder must dissent, if at all, with respect to all of the PCS One Shares owned beneficially regardless of whether such PCS One Shareholder is also the record owner of such PCS One Shares.


      If the Merger becomes effective, a PCS One Shareholder who has not both filed the Written Objection and made the Written Demand within the periods described above, shall be conclusively presumed to have consented to the Merger and shall be bound by its terms. Failure of a dissenting PCS One Shareholder to submit his or her PCS One Stock Certificate or Certificates for notation thereon that the Written Demand has been made, as described above, shall, at the Surviving Corporation's option, terminate such PCS One Shareholder's Dissenters' Rights unless a court of competent jurisdiction for good and sufficient cause shown otherwise directs. The Written Objection should be addressed to PCS One, 2500 English Creek Avenue, Building 11, Egg Harbor Township, New Jersey 08234,
Attention: President. The Written Demand and the presentation of PCS One Stock Certificates for notation should be addressed to the Surviving Corporation at its principal executive offices, attention Secretary. Upon making Written Demand, the dissenting PCS One Shareholder shall not be entitled to vote or to exercise any other rights of a PCS One Shareholder as to the PCS One Shares with respect to which such PCS One Shareholder dissents.



      If the Merger becomes effective, within ten (10) days after the expiration of the period within which PCS One Shareholders may make a Written Demand ("Ten-Day, Post-Written Demand Period"), the Surviving Corporation shall mail to each dissenting PCS One Shareholder the audited or unaudited balance sheet and the surplus statement of PCS One, as of the latest available date (in any event not earlier than twelve months prior to the date of such mailing), and a profit and loss statement or statements for not less than a twelve-month period ended on the date of such balance sheet. The Surviving Corporation may accompany such mailing with a written offer to pay such dissenting PCS One Shareholder for such PCS One Shareholder's PCS One Shares at a specified price deemed by the Surviving Corporation to be fair value therefor. Such offer shall be made at the same price per share to all dissenting PCS One Shareholders. If, not later than thirty (30) days after the expiration of the Ten-Day, Post-Written Demand Period ("Thirty-Day Agreement Period"), the Fair Value of the PCS One Shares is agreed upon by any dissenting PCS One Shareholder and the Surviving Corporation, payment therefor shall be made upon surrender of the PCS One Stock Certificate or Certificates representing such PCS One Shares.



      If a dissenting PCS One Shareholder and the Surviving Corporation are unable to agree on the Fair Value within the Thirty-Day Agreement Period, such dissenting PCS One Shareholder may serve upon the Surviving Corporation a written demand that it commence an action in the Superior Court of New Jersey for the determination of the Fair Value of the PCS One Shares held by such dissenting PCS One Shareholder. Such demand shall be served not later than thirty (30) days after the expiration of the Thirty-Day Agreement Period and such action shall be commenced by the Surviving Corporation not later than thirty (30) days after receipt by the Surviving Corporation of such demand ("Thirty-Day Commencement Period"), but the Surviving Corporation may commence such action at any earlier time. If the Surviving Corporation fails to so commence the action, a dissenting PCS One Shareholder may do so in the Surviving Corporation's name not later than sixty (60) days after the expiration of the Thirty-Day Commencement Period. The costs and expenses of such an action shall be determined by such Court and shall be apportioned and assessed upon the parties as such Court may find equitable. Such expenses shall include reasonable compensation for and reasonable expenses of the appraiser, if any, but shall exclude fees and expenses of counsel for and experts employed by any party, but if such Court finds that the offer of payment made by the Surviving Corporation was not in good faith, or if no such offer was made, the Court in its discretion may award to any dissenting PCS One Shareholder who is a party to the action reasonable fees and expenses of counsel for and any experts employed by such dissenting PCS One Shareholder.


      The right of a dissenting PCS One Shareholder to be paid the Fair Value of such PCS One Shareholder's PCS One Shares shall cease if (a) such PCS One Shareholder has failed to present such PCS One Shareholder's PCS One Stock Certificates for notation unless a court having jurisdiction for good and sufficient cause shown shall otherwise direct, (b) such PCS One Shareholder's demand for payment is withdrawn with the written consent of the Surviving Corporation, (c) the Fair Value of the PCS One Shares is not agreed upon and no action for the determination of Fair Value by the Superior Court of New Jersey is commenced within the time provided, (d) the Superior Court determines that the PCS One Shareholder is not entitled to payment for such PCS One Shares, (e) the Merger is abandoned or rescinded or (f) a court having jurisdiction permanently enjoins or sets aside the Merger.


Accounting Treatment

The Merger will be accounted for by the purchase method of accounting.


Certain Federal Income Tax Consequences

      The following discussion summarizes the material federal income tax consequences of the Merger that are generally applicable to the PCS One Shareholders. This discussion does not deal with all income tax consequences that may be relevant to particular PCS One Shareholders in light of their particular circumstances, such as PCS One Shareholders who are dealers in securities, foreign persons, acquired their PCS One Shares in connection with stock option or stock purchase plans or in other compensatory transactions. Furthermore, no foreign, state or local tax consequences are addressed herein. ACCORDINGLY, PCS ONE SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE MERGER.




      Stradley, Ronon, Stevens & Young, LLP has delivered an opinion for the benefit of PCS One and the PCS One Shareholders that, for federal income tax purposes, the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, with PCS One and D & E each qualifying as a "party to the reorganization" under Section 368(b) of the Code. In addition, the following federal income tax consequences will generally result:


      1. No gain or loss will be recognized to PCS One on the transfer of its assets to D & E in exchange solely for D & E Common Shares and the assumption by D & E of the liabilities, if any, of PCS One. Sections 361(a) and 357(a) of the Code.


      2. No gain or loss will be recognized by D & E upon the receipt of the assets of PCS One in exchange for D & E Common Shares. Section 1032(a) of the Code.


      3. The basis of the assets of PCS One in the hands of D & E will be, in each case, the same as the basis of such assets in the hands of PCS One immediately prior to the transaction. Section 362(b) of the Code.


      4. The holding period of the assets of PCS One in the hands of D & E will include, in each case, the period during which the assets were held by PCS One.
Section 1223(2) of the Code.

      5. No gain or loss will be recognized by the holders of PCS One Common Shares in exchange for D & E Common Shares, except as discussed below with respect to any cash received by PCS One Shareholders in lieu of fractional shares of D & E Common Shares. Section 354(a)(1) of the Code.

      6. The tax basis of the D & E Commmon Shares (including any fractional share interests to which they may be entitled) to be received in the Merger by PCS One Shareholders will be, in each instance, the same as the basis in the PCS One Common Shares surrendered in exchange therefor. Section 358(a)(1) of the Code.

      7. The holding period of the D & E Common Shares to be received by the shareholders of PCS One (including any fractional share interests to which they may be entitled) will include the period during which the PCS One Common Shares surrendered in exchange therefor are held, provided that the PCS One Common Shares are held as a capital asset on the date of the exchange. Section 1223(1) of the Code.

      8. The payment of cash in lieu of fractional shares of D & E Common Shares will be treated as if fractional shares were distributed as part of the exchange and then redeemed by D & E. These cash payments will be treated as having been received as distributions in full payment in exchange for stock redeemed as provided in Section 302(a) of the Code. Rev. Rul. 66-365,1966-2 C.B. 116;
Rev. Proc. 77-41. 1977-2 C.B.574.

      9. Pursuant to Section 381(a) of the Code and Treas. Reg. Section 1.381(a)-1, D & E will succeed to and take into account the items of PCS One described in Section 381(c) of the Code, subject to the provisions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the regulations thereunder.

      10. Pursuant to Section 381(c)(2) of the Code and Treas. Reg. Section 1.381(c)(2)-1, D & E will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of PCS One as of the date of the Merger. Any deficit in earnings and profits of either D & E or PCS One will be used only to offset the earnings and profits accumulated after the date of the transfer.

      D & E has received an opinion from Buchanan Ingersoll Professional Corporation to the effect that, for federal income tax purposes, the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, with D & E and PCS One each qualifying as a "party to the reorganization" under
Section 368(b) of the Code.

      The parties are not requesting a ruling from the Internal Revenue Service ("IRS") in connection with the Merger. The foregoing opinions (the "Tax Opinions") neither binds the IRS nor precludes the IRS from adopting a contrary position. In addition, the Tax Opinions are subject to certain assumptions and qualifications and are based on the truth and accuracy of certain representations made by D & E, PCS One and the PCS One Shareholders, including representations in certificates to be delivered to counsel by the respective managements of D & E, PCS One and certain PCS One Shareholders.



      A successful IRS challenge to the "reorganization" status of the Merger would result in a PCS One Shareholder recognizing gain or loss with respect to each PCS One Common Share surrendered equal to the difference between the PCS One Shareholder's basis in such PCS One Common Share and the fair market value, as of the Effective Time of the Merger, of the D & E Common Shares so received would equal the D & E Common Shares' fair market value and his holding period of such D & E Common Shares would begin the day after the Merger.


      THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS BASED UPON CURRENT LAW. BECAUSE EACH PCS ONE SHAREHOLDER'S TAX CIRCUMSTANCES MAY DIFFER, EACH PCS ONE SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH PCS ONE SHAREHOLDER, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND OTHER LAWS AND ANY PROPOSED CHANGES IN SUCH TAX LAWS.



Exchange of Stock Certificates

      If the Plan of Merger is approved and the Merger is carried out, it will be necessary for the PCS One Shareholders to surrender their existing
PCS One Stock Certificates for stock certificates representing D & E Common Shares. HOWEVER, DO NOT DESTROY YOUR PCS ONE STOCK CERTIFICATES. The present PCS One Stock Certificates representing PCS One Common Shares will automatically represent the right to receive that number of D & E Common Shares to which such holder is entitled. After the Effective Time, when presently outstanding PCS One Stock Certificates representing PCS One Common Shares are presented for transfer, new certificates bearing the name of D & E will be issued.



THE PCS ONE BOARD STRONGLY RECOMMENDS THAT THE PCS ONE SHAREHOLDERS VOTE FOR THE MERGER.

                                     PCS ONE

Business


      PCS One is a development-stage company which was incorporated in New Jersey on October 11, 1994, and began conducting business in 1995. PCS One was created to provide PCS in selected basic trading areas throughout the United States. PCS will be offered pursuant to the PCS Licenses auctioned by the FCC. PCS One participated in the FCC's Auction for the C-Block of the PCS Licenses and was the successful bidder for the Lancaster License (having submitted a bid of approximately $17,600,000 ($13,200,000 net after the 25% entrepreneur's discount)). PCS One made a 10% downpayment with the FCC, and the remaining 90% of the net Auction price for the Lancaster License is to be paid to the FCC in installments (with payments of interest only at 7.0% for the first six years and payments of interest at 7.0% and principal amortized over the remaining four years of the ten-year PCS License term). In lieu of pursuing the development of the Lancaster License and/or the acquisition of additional PCS Licenses on its own, PCS One proposes to merge with and into D & E, and D & E anticipates pursuing such development and additional acquisitions.


Management's Discussion and Analysis of Financial Condition and Results of Operations of PCS One


Liquidity and Capital Resources

     PCS One was formed in 1994 and, in 1995, raised the capital to enter the Auction for the C-Block of PCS Licenses. PCS One raised $22,500,250 in 1995 and made a deposit of $18,000,000 with the FCC for the Auction. At September 30, 1996, PCS One had total stockholders' equity and a working capital deficit of $206,144 and $1,330,819, respectively, as compared to stockholders' equity of $21,947,440 and working capital of $21,680,214 at December 31, 1995.


      In 1996, PCS One participated in the FCC Auction and was the successful bidder for the Lancaster License, having submitted a bid, net of the entrepreneurs' discount, of approximately $13.2 million. PCS One was required to pay 10% of this bid as a downpayment with the FCC and entered into a note agreement with the FCC to pay the remaining 90% of the net Auction price ($11,878,574) in installments of interest only for the first six years and payments of interest and principal over the remaining four years of the ten-year PCS License term.



      PCS One determined that it would not pursue development of the Lancaster License or additional licenses and that it would merge with and into D & E. Consequently, PCS One determined to return a substantial portion ($21,710,000) of the capital raised in 1995. A payment of $20,391,058 was made to the holders of PCS One Preferred Shares but $1,319,842 remains payable to The D and E Group, a Pennsylvania general partnership and an 80%-owned subsidiary of Red Rose ("The D and E Group"). This amount is reflected as a current liability on the September 30, 1996 balance sheet. In addition to the note agreement with the FCC, PCS One executed a promissory note-line of credit with The D and E Group for an amount of up to $14 million for the purpose of acquiring the Lancaster License as well as, subject to The D and E Group's approval, construction and operation of the PCS system to which the Lancaster License relates. The line of credit is payable on a demand basis subject to 270 days' advance notice.



      PCS One is subject to the risks of being a development-stage company, needing to raise substantial financing to fund development of the PCS system to which the Lancaster License relates as well as the commercial viability of offering services pursuant to this license in this market. PCS One believes that it has sufficient cash and borrowing capacity to meet capital investment commitments, operating cash requirements, and debt service payments through the date of acquisition by D & E.

Results of Operations

      Revenues. As a development-stage company, PCS One has not recognized any revenues to date and does not expect to recognize revenues in the near future. Operating expenses include administrative, marketing and other expenses incident to the Auction and certain consulting expenses related to the design and construction of the PCS system to which the Lancaster License relates. Amortization expenses relate to organizational costs which are being amortized over five years.

      Other Income. Other income relates to interest income which increased in 1996 due to higher average cash equivalents on hand.

      Income Taxes. PCS One has been in a loss position since inception. No tax benefit has been recognized as it is not likely that these tax benefits would be realized.


      Extraordinary Income. In 1996, a company controlled by a PCS One Shareholder forgave an advance to PCS One in the amount of $104,000.


Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

      PCS One has never had a change in or disagreement with its accountants on accounting and/or financial disclosure.

Market Price of and Dividends on the PCS One Common Shares and Related Shareholder Matters



      There is no established public trading market for the PCS One Shares. As of the Latest Practicable Date, there were four (4) holders of the Class I Common Shares, two (2) holders of the Class II Common Shares and 46 holders of the PCS One Preferred Shares. As of the Latest Practicable Date, the following beneficial owners of more than five percent of either the Class I Common Shares, the Class II Common Shares or the PCS One Preferred Shares, individual directors of PCS One, the directors and officers of PCS One as a group and the directors and executive officers of PCS One as a group: (i) hold the following number of such shares and percentage of the total number of such issued and outstanding shares; (ii) will receive the following number of D & E Common Shares, which in each case will constitute less than one percent of the then total number of issued and outstanding D & E Common Shares, if the Merger is consummated but the Amendment or the grants of the Reserved Share Options or the Bonus Options are not approved or if the Amendment and the grants of the Reserved Share Options and the Bonus Options are approved but such options are not exercised; and (iii) will receive the following number of D & E Common Shares, which in each case will constitute less than one percent of the total number of issued and outstanding D & E Common Shares, if the Merger is consummated, the Amendment and the grants of the Reserved Share Options and the Bonus Options are approved and the Reserved Share Options and the Bonus Options are exercised.




                                                     Amount and Nature                   Amount of D & E       Percent of Total
                      Name and Address of              of Beneficial        Percent of   Common Shares to     D & E Common Shares
Title of Class        Beneficial Owner                 Ownership (1)           Class       be Received(2)     to be Outstanding(2)

--------------        ----------------                 -------------           -----       --------------     --------------------

Class I Common        Dr. James Yoh                      1,200,000                25%          14,296                 13,106
   Shares             John F. Scarpa(3)                  1,440,000                30%          17,156                 15,727

                      Michael Azeez(3)                   1,260,000             26.25%          15,011                 13,761

                      Sidney Azeez(3)                      900,000             18.75%          10,722                  9,830

                      Directors and Officers as a        4,800,000               100%          57,186                 52,424
                          Group(3)


                      Directors and Executive            4,800,000               100%          57,186                 52,424
                          Officers as a Group(3)


Class II Common       CoastalComm, Inc.(5)                 250,000              8.55%           2,978                  2,730
   Shares             Edison Venture Fund III,
                          L.P.(5)                          200,000              6.84%           2,383                  2,184
                      Dr. James Yoh(3)(6)                   95,000              3.25%               0                  1,038
                      John F. Scarpa(3)(6)               1,190,000             40.68%               0                 12,997
                      Michael Azeez(3)(6)                1,127,000             38.55%               0                 12,314
                      Sidney Azeez(3)(6)                    47,500              1.62%               0                    519


                      Directors and Officers
                         as a Group                      2,475,000             84.62%               0                 27,031


                      Directors and Executive
                         Officers as a Group             2,475,000             84.62%               0                 27,031


PCS One Preferred     Dr. James Yoh(3)                   1,250,000              5.68%          14,892                 13,652
   Shares (7)         John F. Scarpa(3)                    750,000              3.41%           8,935                  8,191

                      Michael Azeez(3)                     750,000              3.41%           8,935                  8,191
                      Sidney Azeez(3)                      750,000              3.41%           8,935                  8,191
                      Donald Kaufmann(5)                     7,000  (less than) 1.00%              83                     76
                      Sam Herzberg                         900,000              4.09%          10,722                  9,830

                      CoastalComm, Inc.(5)               5,000,000             22.73%          59,568                 54,609


                      Edison Venture Fund,
                          III, L.P.(5)                   2,000,000              9.09%          23,827                 21,843


                      The D and E Group(5)               2,500,000             11.36%          29,784                 27,304



                                                     Amount and Nature                   Amount of D & E       Percent of Total
                      Name and Address of              of Beneficial        Percent of   Common Shares to     D & E Common Shares
Title of Class        Beneficial Owner                 Ownership (1)           Class       be Received(2)     to be Outstanding(2)

--------------        ----------------                 -------------           -----       --------------     --------------------


                      Directors and Officers as a        4,602,000             20.92%          54,827                 50,262
                          Group(3)(5)


                      Directors and Executive            4,602,000             20.92%          54,827                 50,262
                          Officers as a
                          Group(3)(5)



----------


(1) Calculated pursuant to Rule 13d-13(d) of the Exchange Act, which provides that "beneficial ownership" includes all shares over which a person has sole or shared dispositive or voting power.


(2) Based on the assumption that 324,648 D & E Common Shares will be issued to the PCS One Shareholders in the Merger which is calculated by dividing $8,000,000 (less estimated expenses of $150,000) by the weighted average closing price of the D & E Common Shares on NASDAQ/NMS over the 20 trading days on which the D & E Common Shares were traded immediately preceeding January 16, 1997 (which was $24.18 per D & E Common Share).


(3) Dr. James Yoh currently serves as Chief Executive Officer, Vice President, Secretary and Director. Michael Azeez currently serves as President, Treasurer, and Director. John Scarpa currently serves as the Chairman of the Board. Sidney Azeez currently serves as a Director.


(4) Includes 1,260,000 shares held by Michael Azeez as trustee for the Trust of the Michael Azeez Family.

(5) Scott Ungerer was appointed to the Board of Directors of PCS One as a representative of CoastalComm, Inc. Richard DeFieux was appointed to the Board of Directors of PCS One as a representative of Edison Venture Fund, III, L.P. Donald Kaufmann was appointed to the Board of Directors of PCS One as a representative of The D and E Group.


(6) The issuance of Class II Common Shares to these individuals is dependent on the approval of the Amendment, the approval of the grants of the Reserved Share Options and the Bonus Options and the exercise of such options. If any of those conditions fails, none of these individuals, the directors and officers as a group and the directors and executive officers as a group would hold any Class II Common Shares, or receive any D & E Common Shares therefor, until the conversion of any PCS One Preferred Shares which they own, and CoastalComm, Inc. and Edison Venture Fund III, L.P. would hold 55.56% and 44.44% of the Class II Common Shares, respectively, and would receive D & E Common Shares therefor.



(7) Pursuant to the terms of the PCS One Certificate, the holders of any PCS One Preferred Shares shall have the right, at any time, to convert any such shares into Class II Common Shares. The number of Class II Common Shares to be issued upon such conversion is calculated in accordance with the terms of the PCS One Certificate and may be adjusted from time to time upon the issuance by PCS One of stock options or convertible securities. As of the Latest Practicable Date, each PCS One Preferred Share is convertible into a right to receive one (1) Class II Common Share. Approval by the PCS One Shareholders of the Reserved Share Options will not affect this conversion ratio. In the event that the Amendment is approved by the PCS One Shareholders, the Bonus Options will not affect the conversion ratio of the PCS One Preferred Shares into Class II Common Shares. Upon the Merger, each Class II Common Share shall be converted into a right to receive D & E Common Shares, in accordance with the terms of the Plan of Merger.







      PCS One has no present commitments to any of the foregoing persons with respect to the issuance of PCS One Common Shares; provided, however, that the PCS One Board has approved the issuance, pending approval of the PCS One Shareholders, of the Reserved Share Options and Bonus Options.

      PCS One has never declared a dividend and does not intend to do so for the foreseeable future. The PCS One Certificate imposes certain supermajority voting requirements which require an affirmative vote of 72% of the Combined Voting Power in order to pay any dividend or make certain distributions payable on the PCS One Common Shares.

Change of Control


      The PCS One Certificate provides that on or after the tenth Anniversary Date, the PCS One Board shall be elected by the holders of the Class II Common Shares. Until such time, the holders of PCS One Preferred Shares and Class II Common Shares, voting together as a separate class, are entitled to elect five
(5) directors of PCS One, and the holders of Class I Common Shares are entitled to elect six (6) directors of PCS One.


Cash, Bonus and Deferred Compensation to Executives



      No cash, bonus or deferred compensation has been awarded to, earned by or paid to any director of PCS One, including Michael Azeez, John Scarpa, Dr. James Yoh and Sidney Azeez, or to any officer of PCS One, in any fiscal year of PCS One. Directors and officers of PCS One do not receive any compensation for their services. In connection with the PCS License Auctions, Mr. Harris, who currently serves as the Chief Financial Officer and Vice President of PCS One, was engaged as an independent consultant of PCS One during 1995 and 1996 and was paid consulting fees for his services in an aggregate approximate amount of $50,000. PCS One has, from time to time, elected to reimburse its directors for reasonable travel expenses which, during fiscal year 1996, did not exceed approximately $5,000 in the aggregate.



Material Contracts Between PCS One and D & E



      In November 1995, PCS One entered into the Series A Agreement, pursuant to which PCS One issued 22,000,000 PCS One Preferred Shares, all of which are currently issued and outstanding. Pursuant to the Series A Agreement, The
D and E Group purchased 2,500,000 PCS One Preferred Shares. See "Merger--Description of PCS One Capital Stock--PCS One Preferred Stock--Series A Agreement." The Series A Agreement will be terminated as a condition to the closing of the Merger. See "Merger--Plan of Merger--Conditions to Merger."




      In connection with the Series A Agreement, PCS One simultaneously entered into a Registration Rights Agreement (the "Registration Rights Agreement"), with the holders of PCS One Preferred Shares, including The D and E Group pursuant to which PCS One agreed to afford such holders certain registration rights in the event PCS One becomes a reporting company under the Exchange Act or in connection with an initial public offering of any securities of PCS One. The Registration Rights Agreement will be terminated as a condition to the closing of the Merger. See "Merger--Plan of Merger--Conditions to Merger."


      In connection with the Series A Agreement, PCS One also simultaneously entered into the Stock Restriction Agreement with the holders of PCS One Preferred Shares, including The D and E Group, and the holders of Class I Common Shares, pursuant to which such holders agreed to certain restrictions on the transfer and disposition of their respective Class I Common Shares and PCS One Preferred Shares. See "Merger--Description of PCS One Capital Stock--PCS One Preferred Stock--Stock Restriction Agreement." The Stock Restriction Agreement will be terminated as a condition to the closing of the Merger. See "Merger--Plan of Merger--Conditions to Merger."


      In connection with the Series A Agreement, PCS One also simultaneously entered into a Participation Agreement among PCS One, Red Rose and The D and E Group, pursuant to which Red Rose and The D and E Group were provided certain rights with respect to the operation services of the PCS system to which the Lancaster License relates upon PCS One's successful bid at the Auction.


      In connection with the Series A Agreement, PCS One also simultaneously entered into a Letter Agreement, dated November 28, 1995 with The D and E Group, pursuant to which PCS One and D & E agreed upon certain bidding strategies relating to auctioned PCS Licenses.

      In December 1996, PCS One executed and delivered a Promissory Note in favor of The D and E Group, pursuant to which PCS One borrowed $1,400,000 from The D and E Group, and The D and E Group agreed to make available to PCS One up to $14,000,000 in connection with PCS One's acquisition of the Lancaster License. The D and E Group requested that PCS One execute the Promissory Note to document the loan transaction, and upon consummation of the Merger of PCS One with and into D & E, all rights and obligations under the Promissory Note shall be merged into the Surviving Corporation.



          INCORPORATION, DELIVERY AND DISCLOSURE OF CERTAIN INFORMATION

      The following information is incorporated herein by reference:

1. The annual report on Form 10-K/A of Predecessor for the year ended December 31, 1995;

2. The quarterly reports on Form 10-Q of Predecessor for the quarter ended March 31, 1996 and of D & E for the quarters ended June 30, 1996, and September 30, 1996 (the "Third Quarter Form 10-Q");

3.    The current report on Form 8-K of D & E filed on June 11, 1996;

4.    The following sections of Predecessor's 1995 Report to the Shareholders:
      "Market for Common Equity and Related Shareholder Matters" on page 15, "Selected Financial Data" on page 14 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" on pages 16 through 22;

5. The following sections of Predecessor's Proxy Statement for 1996 Annual Meeting of Shareholders and D & E's Prospectus: "Proposal 1: Election of Directors--Directors" on pages 31 through 32, "Identification of Executive Officers" on page 34, "Certain Relationships" on page 39 and "Certain Related Transactions" on page 22.

      D & E specifically does not incorporate by reference into this Proxy Statement and Prospectus any portion of Predecessor's 1995 Report to the Shareholders other than those portions identified in the fourth item of this section.


      This Prospectus and Proxy Statement is accompanied by a copy of Predecessor's 1995 Report to the Shareholders and the Third Quarter Form 10-Q.



                           1997 SHAREHOLDER PROPOSALS

      Proposals of shareholders intended for inclusion in D & E's proxy statement relating to the 1997 Annual Meeting of Shareholders must have been received at D & E's principal executive offices, Brossman Business Complex, 124 East Main Street, P.O. Box 458, Ephrata, PA 17522 (please address to the attention of W. Garth Sprecher, Secretary), no later than Monday, November 18, 1996. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC or the procedures applicable to shareholder proposals as set forth in the D & E Articles. In addition, the D & E Shareholders Agreement further restricts the ability of the PCS One Shareholders to make shareholder proposals. See "Merger--Plan of Merger--D & E Shareholders Agreement."

                                 LEGAL OPINIONS



      The legality of the issuance of the Merger Amount will be passed upon by Buchanan Ingersoll Professional Corporation, which is counsel to D & E.
Certain income tax consequences of the Merger to PCS One and PCS One Shareholders will be passed upon by Stradley, Ronon, Stevens & Young, LLP, which is counsel to PCS One, and certain income tax consequences of the Merger to D & E will be passed upon by Buchanan Ingersoll Professional Corporation, which is counsel to D & E.



                                     EXPERTS

      The consolidated balance sheets of Predecessor and subsidiaries as of December 31, 1995 and 1994 and the consolidated statements of income, retained earnings and cash flows for each of the three years in the period ended December 31, 1995, have been incorporated herein by reference in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.


      The consolidated balance sheets of MCG (as defined below) and subsidiaries as of December 31, 1995 and 1994 and the consolidated statements of loss, shareholders' equity, and cash flows for the years then ended, have been incorporated herein by reference in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.


      The audited balance sheet of PCS One as of December 31, 1995, and the related statement of stockholders' equity, operations and accumulated deficit and cash flows for the year then ended, included in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto dated January 19, 1996, and are included herein in reliance on the authority of said firm as experts in accounting and auditing in giving said reports.

                           FORWARD-LOOKING STATEMENTS

      This Proxy Statement and Prospectus contains, either directly or by incorporation by reference, certain forward-looking statements as to the future performance of D & E and its various domestic and international investments and long-term contracts, including the Lancaster County 911 system, Monor Communications Group, Inc. ("MCG"), Monor Telephone Company, The D and E Group and PCS One. Actual results may differ as a result of factors over which D & E has no control, including, but not limited to, regulatory factors, uncertainties and economic fluctuations in the domestic and foreign markets in which the companies compete, foreign-currency risks and increased competition in domestic markets due in large part to continued deregulation of the telecommunications industry.

      WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING OR NOT, PLEASE MARK, DATE, SIGN AND MAIL THE ACCOMPANYING PROXY AS SOON AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS INCLUDED FOR YOUR CONVENIENCE.

                          INDEX TO FINANCIAL STATEMENTS

D & E


Pro Forma Combined Balance Sheet as of September 30, 1996 (Unaudited)....... F-2



Pro Forma Combined Income Statement as of December 31, 1995 (Unaudited)..... F-3



Pro Forma Combined Income Statement as of September 30, 1996 (Unaudited).... F-4



Notes to Pro Forma Financial Statements..................................... F-5


PCS One

December 31, 1995


   Report of Independent Public Accountants (Arthur Andersen LLP)........... F-7



   Balance Sheet............................................................ F-8



   Statement of Stockholders' Equity........................................ F-9



   Statement of Operations and Accumulated Deficit......................... F-10



   Statement of Cash Flows................................................. F-11



   Notes to Financial Statements........................................... F-12



September 30, 1996



   Balance Sheet (Unaudited)............................................... F-15



   Statement of Stockholders' Equity -- September 30, 1996 (Unaudited)..... F-16



   Statement of Operations and Accumulated Deficit (Unaudited)............. F-17



   Statement of Cash Flows (Unaudited)..................................... F-18



   Notes to Financial Statements (Unaudited)............................... F-19

                   D & E COMMUNICATIONS, INC. AND SUBSIDIARIES
                        PRO FORMA COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1996
                                   (UNAUDITED)

           ASSETS                                                  D & E            PCS          PRO FORMA        The COMPANY
                                                               Communications       One         Adjustments       PRO FORMA
                                                               -------------   -------------   -------------       -------------

CURRENT ASSETS
     Cash and cash equivalents ..............................  $     243,383   $      27,309            --         $     270,692
     Accounts receivable ....................................      7,332,426               0            --             7,332,426
     Accounts receivable and notes receivable -
         affiliated companies ...............................      1,041,854                            --             1,041,854
     Inventories, lower of cost or market, at average cost ..        888,277               0            --               888,277
     Prepaid expenses .......................................        854,375               0            --               854,375
     Other current assets ...................................      1,563,581               0            --             1,563,581
                                                               -------------   -------------   -------------       -------------
           TOTAL CURRENT ASSETS .............................     11,923,896          27,309               0          11,951,205
INVESTMENTS
     Investments in affiliated companies ....................      9,806,694               0      (1,319,842)(C)       8,486,852
     Other ..................................................      1,747,244               0            --             1,747,244
                                                               -------------   -------------   -------------       -------------
                                                                  11,553,938               0      (1,319,842)         10,234,096
                                                               -------------   -------------   -------------       -------------
PROPERTY, PLANT AND EQUIPMENT
     Telephone plant in service .............................    109,814,679               0            --           109,814,679
     Under construction .....................................        444,016               0            --               444,016
                                                               -------------   -------------   -------------       -------------
                                                                 110,258,695               0               0         110,258,695
     Less accumulated depreciation ..........................     45,517,370               0            --            45,517,370
                                                               -------------   -------------   -------------       -------------
                                                                  64,741,325               0               0          64,741,325
                                                               -------------   -------------   -------------       -------------
OTHER ASSETS
     Unamortized software costs .............................        158,532               0            --               158,532
     PCS License ............................................              0      13,198,416       8,042,301(A)(B)    21,240,717
     Accounts receivable - affiliated company ...............         97,688               0            --                97,688
     Other ..................................................      1,042,516         217,121        (217,121)(B)       1,042,516
                                                               -------------   -------------   -------------       -------------
                                                                   1,298,736      13,415,537       7,825,180          22,539,453
                                                               -------------   -------------   -------------       -------------
         TOTAL ASSETS .......................................  $  89,517,895   $  13,442,846   $   6,505,338       $ 109,466,079
                                                               =============   =============   =============       =============
         LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
     Notes payable ..........................................  $   7,830,000   $           0            --         $   7,830,000
     Long-term debt maturing within one year ................        363,316               0            --               363,316
     Accounts payable .......................................      5,407,503          38,286            --             5,445,789
     Accounts payable - affiliated companies ................        255,756               0            --               255,756
     Accrued taxes ..........................................        264,152               0            --               264,152
     Accrued interest and dividends .........................        667,774          31,324            --               699,098
     Advance billings, customer deposits and other ..........      1,525,803               0            --             1,525,803
                                                               -------------   -------------   -------------       -------------
         TOTAL CURRENT LIABILITIES ..........................     16,314,304          69,610               0          16,383,914
                                                               -------------   -------------   -------------       -------------
LONG-TERM DEBT ..............................................     25,988,774      13,198,416   (1,319,842)(C)         37,867,348
                                                               -------------   -------------   -------------       -------------
OTHER LIABILITIES
     Deferred income taxes ..................................      6,792,230               0            --             6,792,230
     Regulatory liability, net ..............................        822,386               0            --               822,386
     Accrued retirement benefits ............................      1,010,323               0            --             1,010,323
     Other ..................................................        258,616               0            --               258,616
                                                               -------------   -------------   -------------       -------------
                                                                   8,883,555               0            --             8,883,555
                                                               -------------   -------------   -------------       -------------
MINORITY INTEREST ...........................................        238,397               0            --               238,397
                                                               -------------   -------------   -------------       -------------
PREFERRED STOCK, par value $100, cumulative, callable at par, at the option of the Company, authorized 20,000,000
     shares, outstanding:  Series A 4 1/2%, 14,456 shares ...      1,445,600               0            --             1,445,600
COMMITMENTS
SHAREHOLDERS' EQUITY
     Common stock, par value $.16, authorized shares ........        917,406               0          51,200(E)          968,606
         30,000,000 and Outstanding shares:
         5,733,787 at September 30, 1996
Common stock, .001 Par value (Class I) ......................                          4,800          (4,800)(F)               0
Common stock, .001 Par value (Class II) .....................                            450            (450)(F)               0
Preferred Stock .01 Par value ...............................                  $     220,000        (220,000)(F)               0
Additional paid-in capital ..................................      1,850,893          70,000       7,878,800 (G)       9,799,693
Unearned ESOP Compensation ..................................     (1,196,774)           --        (1,196,774)
Retained earnings (Deficit) .................................     35,075,740        (120,430)        120,430(H)(B)    35,075,740
                                                               -------------   -------------   -------------       -------------
                                                                  36,647,265         174,820       7,825,180          44,647,265
                                                               -------------   -------------   -------------       -------------
TOTAL LIABILITIES, MINORITY INTEREST, PREFERRED STOCK AND
SHAREHOLDERS' EQUITY ........................................  $  89,517,895   $  13,442,846   $   6,505,338       $ 109,466,079
                                                               =============   =============   =============       =============

                   D & E COMMUNICATIONS, INC. AND SUBSIDIARIES
                       PRO FORMA COMBINED INCOME STATEMENT
                                DECEMBER 31, 1995
                                   (UNAUDITED)

                                                            D & E          PCS          PRO FORMA     The COMPANY
                                                       Communications      One         Adjustments     PRO FORMA
                                                        ------------   ------------   ------------   ------------

OPERATING REVENUES
    Local network services ...........................  $  8,320,747   $          0           --     $  8,320,747
    Network access services ..........................    15,309,336              0           --       15,309,336
    Long distance network services ...................     4,024,374              0           --        4,024,374
    Directory advertising ............................     2,670,357              0           --        2,670,357
    Other ............................................     2,374,230              0           --        2,374,230
    Revenue from subsidiaries ........................     8,177,438              0           --        8,177,438
    Miscellaneous ....................................       (65,624)             0           --          (65,624)
                                                        ------------   ------------   ------------   ------------
       Total operating revenues ......................    40,810,858              0           --       40,810,858
                                                        ------------   ------------   ------------   ------------
OPERATING EXPENSES
    Network operations ...............................     6,162,733              0           --        6,162,733
    Network access ...................................     1,865,086              0           --        1,865,086
    Depreciation and Amortization ....................     6,768,751         66,807      (66,807)(J)    6,768,751
    Customer services ................................     1,696,501              0           --        1,696,501
    Financial and administrative services ............     4,661,522              0           --        4,661,522
    Directory and other, net .........................     1,663,764              0           --        1,663,764
    Operating taxes, other than income ...............     1,443,491              0           --        1,443,491
    Costs of products sold ...........................     3,307,857              0           --        3,307,857
    Other expenses ...................................     4,789,568            595           --        4,790,163
                                                        ------------   ------------   ------------   ------------
       Total operating expenses ......................    32,359,273         67,402        (66,807)    32,359,868
                                                        ------------   ------------   ------------   ------------
       Operating income ..............................     8,451,585        (67,402)        66,807      8,450,990
                                                        ------------   ------------   ------------   ------------
OTHER INCOME (EXPENSE)
    AFUDC ............................................        26,882              0           --           26,882
    Equity in net loss of affiliates .................      (441,088)             0           --         (441,088)
    Interest income (expense) ........................    (2,451,325)         9,592           --       (2,441,733)
    Other, net .......................................        (9,903)             0           --           (9,903)
                                                        ------------   ------------   ------------   ------------
       Total other income (expense) ..................    (2,875,434)         9,592              0     (2,865,842)
                                                        ------------   ------------   ------------   ------------
         Income before minority interest, subsidiary
            preferred stock dividends and income taxes     5,576,151       (57,810)         66,807      5,585,148
MINORITY INTEREST ....................................             0              0           --                0
                                                        ------------   ------------   ------------   ------------
         Income before subsidiary preferred
            stock dividends and income taxes .........     5,576,151        (57,810)        66,807      5,585,148
DIVIDENDS ON UTILITY SERIES A 4 1/2%
     PREFERRED STOCK .................................        66,264              0           --           66,264
                                                        ------------   ------------   ------------   ------------
         Income before extraordinary items ...........        66,807
            and income taxes .........................     5,509,887        (57,810)     5,518,884
EXTRAORDINARY INTEREST ...............................             0              0           --                0
                                                        ------------   ------------   ------------   ------------
         Income before income taxes ..................     5,509,887        (57,810)        66,807      5,518,884
INCOME TAXES .........................................     2,166,447              0          3,026(L)   2,169,473
                                                        ------------   ------------   ------------   ------------
NET INCOME ...........................................  $  3,343,440   ($    57,810)  $     63,781   $  3,349,411
                                                        ============   ============   ============   ============
    Average common shares outstanding ................     5,708,292     27,250,000     26,930,000(K)   6,028,292
    Earnings per common share ........................  $        .59              0           --     $      .56
    Dividends per common share .......................  $        .36              0           --     $      .36

                   D & E COMMUNICATIONS, INC. AND SUBSIDIARIES
                       PRO FORMA COMBINED INCOME STATEMENT
                            FOR THE NINE MONTHS ENDED
                               SEPTEMBER 30, 1996
                                   (UNAUDITED)

                                                           D & E           PCS         PRO FORMA        The COMPANY
                                                       Communications      One        Adjustments        PRO FORMA
                                                        ------------   ------------   ------------      ------------

OPERATING REVENUES
    Local network services ...........................  $  6,461,892   $          0           --        $  6,461,892
    Network access services ..........................    11,779,710              0           --          11,779,710
    Long distance network services ...................     3,140,650              0           --           3,140,650
    Directory advertising ............................     2,204,421              0           --           2,204,421
    Other sales and service ..........................     8,474,764              0           --           8,474,764
    Miscellaneous ....................................     1,316,450              0           --           1,316,450
                                                        ------------   ------------   ------------      ------------
       Total operating revenues ......................    33,377,887              0           --          33,377,887
                                                        ------------   ------------   ------------      ------------
OPERATING EXPENSES
    Network operations ...............................     4,452,206              0           --           4,452,206
    Network access ...................................     1,374,388              0           --           1,374,388
    Depreciation and Amortization ....................     5,400,192         50,105        (50,105)(J)     5,400,192
    Customer services ................................     1,289,564              0           --           1,289,564
    Financial and administrative services ............     3,777,213              0           --           3,777,213
    Directory ........................................     1,373,289              0           --           1,373,289
    Operating taxes, other than income ...............     1,102,230              0           --           1,102,230
    Costs of products sold ...........................     3,961,098              0           --           3,961,098
    Other expenses ...................................     3,879,788        185,667           --           4,065,455
                                                        ------------   ------------   ------------      ------------
       Total operating expenses ......................    26,609,968      235,772 6        (50,105)       26,795,635
                                                        ------------   ------------   ------------      ------------
       Operating income ..............................     6,767,919       (235,772)        50,105         6,582,252
                                                        ------------   ------------   ------------      ------------
OTHER INCOME (EXPENSE)
    AFUDC ............................................        63,595              0           --              63,595
    Equity in net income of affiliates ...............       646,564              0           --             646,564
    Interest income (expense) ........................    (1,946,688)        69,152           --          (1,877,536)
    Other, net .......................................        54,472              0           --              54,472
                                                        ------------   ------------   ------------      ------------
       Total other income (expense) ..................    (1,182,057)        69,152              0        (1,112,905)
                                                        ------------   ------------   ------------      ------------
         Income before minority interest, subsidiary
            preferred stock dividends and income taxes     5,585,862       (166,620)        50,105         5,469,347
MINORITY INTEREST ....................................        33,662              0           --              33,662
                                                        ------------   ------------   ------------      ------------
         Income before subsidiary preferred
            stock dividends and income taxes .........     5,619,524       (166,620)        50,105         5,503,009
DIVIDENDS ON UTILITY SERIES A 4 1/2% .................          --
     PREFERRED STOCK .................................        48,789              0         48,789
                                                        ------------   ------------   ------------      ------------
         Income before extraordinary items
            and income taxes .........................     5,570,735       (166,620)        50,105         5,454,220
EXTRAORDINARY INCOME .................................             0        104,000           --             104,000
                                                        ------------   ------------   ------------      ------------
         Income before income taxes ..................     5,570,735        (62,620)        50,105         5,558,220
INCOME TAXES .........................................     2,278,605              0          7,686(L)      2,286,291
                                                        ------------   ------------   ------------      ------------
NET INCOME ...........................................  $  3,292,130   ($    62,620)  $     42,419      $  3,271,929
                                                        ============   ============   ============      ============
    Average common shares outstanding ................     5,724,994     29,725,000     29,405,000(K)      6,044,994
    Earnings (Losses) per common share ...............  $       0.58              0           --        $       0.54
    Dividends per common share .......................  $       0.29              0           --        $       0.29

                   D & E COMMUNICATIONS, INC. AND SUBSIDIARIES


Notes to Unaudited Proforma Financial Statements


      The following pro forma financial information is given with respect to the proposed merger of PCS One with and into D & E. The pro forma balance sheet is presented as of September 30, 1996, which is the most recent period for which a consolidated balance sheet of D & E is required. The pro forma condensed statements of income are presented as of December 31, 1995 and September 30, 1996. This pro forma presentation shows (i) the combined balance sheet of D & E as if the merger had occurred prior to September 30, 1996, and (ii) the combined income statements of D & E as if the merger had occurred previously to the dates indicated.

A     Adjustment to record acquisition costs associated with the PCS license.

B     Adjustment to write-off the organization costs of PCS One.

C Adjustment to reflect the elimination of D & E Communications equity investment in PCS One and the corresponding debt recorded at PCS One.



E Adjustment to record par value at $0.16 per share of Company Common Stock to be issued and outstanding. The number of shares of Common Stock was estimated using the $8,000,000 purchase price divided by $25.00. The agreement states that the $8,000,000 be divided by the weighted average closing price of the D & E Common Shares on the NASDAQ/NMS over the 20 trading days on which the D & E Common Shares were traded immediately preceding the Closing Date, but no less that $23.00, and no more than $27.00, $25.00 being the middle of the range. The adjustment is summarized below:




      Common Stock:



           Purchase Price                                          $8,000,000
           Price per Share                                             $25.00
           Number of Shares to be Issued                              320,000
           Par Value per Share                                          $0.16
           Par Value                                                  $51,200



F Adjustment to reflect the elimination of PCS One (1) Common Stock and (2) Preferred Stock as a result of the acquisition.



G Adjustment to eliminate the additional paid-in capital ("APIC") of PCS One and, increase APIC by amount of issuance of common stock for the acquisition of PCS One.


H     Adjustment to eliminate the retained earnings of PCS One.

J     Adjustment to eliminate amortization of PCS One organization costs.

K Adjustment to increase the number of common shares outstanding as a result of the following:



      Common Shares Outstanding:



      Total D&E Communications                                       5,724,994
      Total PCS One Communications                                  29,725,000
                                                                    35,449,994



      Less - PCS One - Class 1 Common Shares                       (4,800,000)
      Less - PCS One - Class 2 Common Shares                         (450,000)
      Less - PCS One - Preferred Stock                            (22,000,000)
      Less - PCS One - Class 2 Common Stock Options                (2,475,000)
      Plus - D & E Communications Shares Issued for acquisition        320,000
                                                                        -------



                                                                      6,044,994




      The PCS One Class II Common Stock options granted prior to the merger were granted below the market value per share implicit in the merger. Compensation cost of approximately $633,300 is expected to result from this transaction, which has been included in the pro forma combined income statements. The 2,475,000 shares issuable pursuant to the options are shown as outstanding for all periods presented in the pro forma combined income statements.



L Adjustment to record additional consolidated income tax expense resulting from pro forma adjustments to the Pro Forma Combined Income Statement.

                        [ARTHUR ANDERSEN LLP LETTERHEAD]

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
PCS One, Inc.:

We have audited the accompanying balance sheet of PCS One, Inc. (a New Jersey corporation in the development stage) as of December 31, 1995, and the related statements of operations and accumulated deficit, stockholders' equity and cash flows for the year then ended and for the period from inception (October 11, 1994) to December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PCS One, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended and for the period from inception to December 31, 1995, in conformity with generally accepted accounting principles.


                                        /s/ Arthur Andersen LLP
                                        -----------------------


Philadelphia, Pennsylvania

January 19, 1996 (except as to the matter discussed in Note 6 for which the date is December 12, 1996)

                                  PCS ONE, INC.
                          (a development-stage company)
                       BALANCE SHEET -- DECEMBER 31, 1995

                                     ASSETS
CURRENT ASSETS:
     Cash and cash equivalents                                     $  3,797,116
     Federal Communications Commission auction deposit               18,000,000
                                                                   ------------
           Total current assets                                      21,797,116

LONG-TERM ASSETS:
     Organizational costs, net of amortization of $66,807               267,226
                                                                   ------------
           Total assets                                            $ 22,064,342
                                                                   ============
                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable                                              $     12,902
     Advance (Note 4)                                                   104,000
                                                                   ------------
           Total liabilities                                            116,902
                                                                   ------------
STOCKHOLDERS' EQUITY:
     Class I Common Stock, $.001 par value;
       6,000,000 shares authorized; 4,800,000
       shares issued and outstanding                                      4,800
     Class II Common Stock, $.001 par value;
       57,975,000 shares authorized; 450,000
       shares issued and outstanding                                        450
     Preferred Stock, $.01 par value; 50,000,000
         shares authorized, of which 22,500,000
         have been designated Series A Convertible
         Preferred Stock; 22,000,000 Series A
         shares issued and outstanding                                  220,000
     Additional paid-in capital                                      21,780,000
     Deficit accumulated during the development stage                   (57,810)
                                                                   ------------
           Total stockholders' equity                                21,947,440
                                                                   ------------
           Total liabilities and stockholders' equity              $ 22,064,342
                                                                   ============

    The accompanying notes are an integral part of this financial statement.

                                  PCS ONE, INC.
                          (a development-stage company)
             STATEMENT OF STOCKHOLDERS' EQUITY -- DECEMBER 31, 1995

                                                 Series A
                                               Convertible
                                                Preferred                 Class II                  Class I           Additional
                                                  Stock                 Common Stock              Common Stock          Paid-in
                                                  -----                 ------------              ------------          -------
                                           Shares       Amount       Shares       Amount      Shares       Amount       Capital
                                           ------       ------       ------       ------      ------       ------       -------
BALANCE, JANUARY 1, 1995                        --   $       --          --    $      --           --   $        --  $       --
  Issuance of 4,800,000 shares of               --           --          --           --      4,800,000       4,800          --
    Class I Common Stock at $.001 per
    share
  Issuance of 450,000 shares of                 --           --       450,000          450         --            --          --
    Class II Common Stock at $.001
    per share
  Issuance of 22,000,000 shares of        22,000,000      220,000        --           --           --            --    21,780,000
    Series A Convertible
    Preferred Stock at $.01 per share
  Net Loss                                      --           --          --           --           --            --          --
                                           ---------    ---------   ---------    ---------    ---------   ---------     ---------
BALANCE, DECEMBER 31, 1995                22,000,000   $  220,000     450,000     $     450   4,800,000   $   4,800   $21,780,000
                                          ==========    =========     =======      ========   =========    ========    ==========


                                              Deficit
                                            Accumulated
                                               During
                                            Development
                                               Stage         Total
                                               -----         -----
BALANCE, JANUARY 1, 1995                   $       --    $       --
  Issuance of 4,800,000 shares of                  --           4,800
    Class I Common Stock at $.001 per
    share
  Issuance of 450,000 shares of                    --             450
    Class II Common Stock at $.001
    per share
  Issuance of 22,000,000 shares of                 --      22,000,000
    Series A Convertible
    Preferred Stock at $.01 per share
  Net Loss                                      (57,810)      (57,810)
                                                --------      --------
BALANCE, DECEMBER 31, 1995                    $ (57,810)  $21,947,440
                                               =========   ==========


     The accompany notes are an integral part of this financial statement.

                                  PCS ONE, INC.
                          (a development-stage company)
                 STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
                      FOR THE YEAR ENDED DECEMBER 31, 1995

REVENUES                                                               $   --
                                                                       --------
OPERATING EXPENSES:
     Amortization expense                                                66,807
     Other                                                                  595
                                                                       --------
LOSS FROM OPERATIONS                                                    (67,402)
OTHER INCOME (EXPENSE):
     Interest income                                                      9,592
                                                                       --------
           Net loss                                                     (57,810)

ACCUMULATED DEFICIT, BEGINNING OF PERIOD                                   --
                                                                       --------
ACCUMULATED DEFICIT, END OF PERIOD                                     $(57,810)
                                                                       --------
EARNINGS PER SHARE (Note 2)                                            $   --
                                                                       ========

    The accompanying notes are an integral part of this financial statement.

                                  PCS ONE, INC.
                          (a development-stage company)
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1995

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                      $    (57,810)
     Adjustments to reconcile net loss to net cash
       used in operating activities-
         Amortization
                                                                         66,807
     Changes in assets and liabilities-
         Increase in organizational costs                              (333,033)
         Increase in note payable                                       104,000
         Increase in accounts payable                                    12,902
                                                                   ------------
                 Net cash used in operating activities                 (208,134)
                                                                   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Increase in Federal Communications
         Commission auction deposit                                 (18,000,000)
                                                                   ------------
                 Net cash used in investing activities              (18,000,000)
                                                                   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from the issuance of Class I Common Stock                   4,800
     Proceeds from the issuance of Class II Common Stock                    450
     Proceeds from the issuance of Series A
        Convertible Preferred Stock                                  22,000,000
                                                                   ------------
                 Net cash provided by financing activities           22,005,250

NET INCREASE IN CASH                                                  3,797,116

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                             --
                                                                   ------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                           $  3,797,116
                                                                   ============

    The accompanying notes are an integral part of this financial statement.

                                  PCS ONE, INC.
                          (a development-stage company)
                          NOTES TO FINANCIAL STATEMENTS

1. DEVELOPMENT-STAGE RISKS:

PCS One, Inc. (the "Company") is a development-stage company incorporated in New Jersey on October 11, 1994. The Company was created to provide personal communication services in selected basic trading areas throughout the United States. These services will be offered on the personal communication service which is currently being pursued via the Federal Communications Commission ("FCC") C Band competitive licensed auctions.

The Company has incurred losses since its inception and is subject to risks associated with being a development-stage company. Substantial financing will be required by the Company to fund development of the operating systems and to fund operations for the first several years. There is no assurance that such financing will be available when needed or that the Company's planned services will be commercially successful.

There was no activity of the Company from October 11, 1994 through December 31, 1994.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents at December 31, 1995, consist of investments in money repurchase agreements.

Federal Communications Commission Auction Deposit

The Company has deposited $18,000,000 with the FCC as an up front payment in order to qualify as a bidder in the C Band competitive licensed auctions. If the Company wins a license(s), this deposit will offset required payments. The deposit will be fully refunded if the Company does not win a license and has complied with the FCC rules and regulations.

Organizational Costs

Organizational costs of $334,033 have been capitalized and represent the legal fees, professional fees and other costs of bringing the Company into legal existence. These costs are amortized to expense over a 60-month period. Amortization expense related to these organizational costs for the year ended December 31, 1995, was $66,807.

Income Taxes

The Company follows the accounting provisions of SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 requires the liability method of accounting for deferred income taxes.

3. COMMON AND PREFERRED STOCK:

Common Stock

The Company is authorized to issue 6,000,000 shares of Class I Common Stock, $.001 par value (the "Class I Common Stock") and 57,975,000 shares of Class II Common Stock, $.001 par value (the "Class II Common Stock" and together with the Class I Common Stock, the "Common Stock"). At December 31, 1995, 4,800,000 shares of Class I Common Stock and 450,000 shares of Class II Common Stock were issued and outstanding.

The Class I Common Stock is entitled to such number of votes per share as is required so that the outstanding shares of Class I Common Stock at all times represent a majority of the votes held by the outstanding Class I Common Stock, the Class II Common Stock, and the Preferred Stock, voting together as a single class. The Class II Common Stock will be entitled to one vote per share.

At such time as the Company is no longer required to maintain voting control in the Control Group under applicable FCC regulations, each share of Class I Common Stock will automatically convert into one share of Class II Common Stock.

Preferred Stock

The Company is authorized to issue 50,000,000 shares of Preferred Stock (the "Preferred Stock"), 22,500,000 of which have been designated Series A Convertible Preferred Stock, $.01 par value (the "Convertible Preferred Stock"). At December 31, 1995, 22,000,000 shares of the Convertible Preferred Stock were issued and outstanding. Each share of Series A Convertible Preferred Stock shall have voting privileges equivalent to the number of shares of Class II Common Stock into which the Preferred Stock is convertible. Each share of Convertible Preferred Stock is convertible at any time into the Company's Class II Common Stock at a conversion price of $1 per share. The convertible preferred stock is mandatorily redeemable in the event that the company is unsuccessful in the FCC C Band competitive licensed auctions. This stock is also redeemable in certain circumstances after ten years.

Earnings Per Share

Earnings per share are computed by dividing loss by the weighted average number of common shares and common stock equivalents outstanding for each period. Common shares outstanding at December 31, 1995 consisted of 4,800,000 shares of Class I Common Stock and 450,000 shares of Class II Common Stock. Common Stock equivalents outstanding at December 31, 1995 consisted of 22,000,000 Series A Convertible Preferred Stock. Each share of the Series A Convertible Preferred Stock is equivalent to one share of common stock.

4. RELATED-PARTY TRANSACTION:

The advance represents amounts received from a company controlled by a director and shareholder of the Company. The directors and officers of the Company serve without compensation on a limited part-time basis.

5. DEFERRED INCOME TAXES:

The Company provides deferred income taxes for temporary differences between amounts reported for financial reporting and income tax purposes. As of December 31, 1995, there were no deferred tax liabilities. Deferred tax assets amounted to $20,000 at December 31, 1995. This asset results from the net operating loss carry forward which expires in 2010. The Company has provided a valuation allowance of $20,000 for this deferred tax asset due to the anticipated losses of the Company in its initial years.

6. SUBSEQUENT EVENT:


On December 12, 1996, the board of directors of the Company approved the Plan of Merger pursuant to which the Company is prepared to be merged with and into D & E Communications, Inc. ("D & E"), subject to shareholder approval which results in the acquisition of the Company by D & E.

                                  PCS ONE, INC.
                          (a development stage company)
                                  BALANCE SHEET

                                                                            September 30,
                                                             December 31,      1996
ASSETS                                                           1995       (Unaudited)
------                                                       ------------   ------------
CURRENT ASSETS:
       Cash and Cash Equivalents                             $  3,797,116   $     27,309
       FCC Auction Deposit                                     18,000,000              0
                                                             ------------   ------------

Total current assets                                           21,797,116         27,309
LONG-TERM ASSETS:
       PCS License                                                      0     13,198,416
       Organizational Costs (Net of Amortization
          of $66,807 and $116,912)                                267,226        217,121
                                                             ------------   ------------
Total Assets                                                 $ 22,064,342   $ 13,442,846
                                                             ============   ============
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
       Interest Payable                                      $          0   $     31,324
       Accounts Payable                                            12,902         38,286
       Advance                                                    104,000              0
       Payable to Shareholders                                          0      1,319,842
                                                             ------------   ------------
Total Current Liabilities                                         116,902      1,389,452
LONG-TERM LIABILITIES:
       Note Payable - FCC                                               0     11,878,574
                                                             ------------   ------------
             Total Liabilities                                    116,902     13,268,026
                                                             ============   ============
STOCKHOLDERS' EQUITY:
       Class I Common Stock, $.001 par value; 6,000,000
          shares authorized; 4,800,000 shares issued and
          outstanding
                                                                    4,800          4,800
       Class II Common Stock, $.001 par value; 57,975,000
          shares authorized; 450,000 shares issued and
          outstanding
                                                                      450            450
       Preferred Stock, $.01 par value; 50,000,000 shares
          authorized, of which 22,500,000 shares have been
          designated Series A Convertible Preferred Stock;
          22,000,000 Series A shares issued and outstanding
                                                                  220,000        220,000
         Additional paid-in capital                            21,780,000         70,000
         Deficit accumulated during development stage             (57,810)      (120,430)
                                                             ------------   ------------
               Total Stockholders' Equity                      21,947,440        174,820
                                                             ------------   ------------
               Total Liabilities and Stockholders' Equity    $ 22,064,342   $ 13,442,846
                                                             ============   ============

    The accompanying notes are an integral part of this financial statement.

                                  PCS ONE, INC.
                          (a development-stage company)
             STATEMENT OF STOCKHOLDERS' EQUITY -- SEPTEMBER 30, 1996

                                           Series A
                                         Convertible
                                          Preferred                   Class II                    Class I             Additional
                                            Stock                   Common Stock               Common Stock             Paid-in
                                    Shares        Amount        Shares        Amount        Shares        Amount        Capital
                                 ------------  ------------  ------------  ------------  ------------  ------------  ------------
BALANCE, JANUARY 1, 1995                 --    $       --            --    $       --    $       --    $       --    $       --
  Issuance of 4,800,000 shares           --            --            --            --       4,800,000         4,800          --
    of Class I Common Stock at
    $.001 per share
  Issuance of 450,000 shares of          --            --         450,000           450          --            --            --
    Class II Common Stock at
    $.001 per share
  Issuance of 22,000,000 shares    22,000,000       220,000          --            --            --            --      21,780,000
    of Series A Convertible
    Preferred Stock at $.01 per
    share
  Net Loss                               --            --            --            --            --            --            --
                                 ------------  ------------  ------------  ------------  ------------  ------------  ------------
BALANCE, DECEMBER 31, 1995         22,000,000       220,000       450,000           450     4,800,000         4,800    21,780,000
  Return of capital (Note 2)             --            --            --            --            --            --     (21,710,000)
  Net loss                               --            --            --            --            --            --            --
                                 ------------  ------------  ------------  ------------  ------------  ------------  ------------
BALANCE, SEPTEMBER 30, 1996
   (unaudited)                     22,000,000  $    220,000       450,000  $        450     4,800,000  $      4,800  $     70,000
                                 ============  ============  ============  ============  ============  ============  ============

                                   Deficit
                                 Accumulated
                                    During
                                 Development
                                    Stage          Total
                                 ------------   ------------

BALANCE, JANUARY 1, 1995         $       --
  Issuance of 4,800,000 shares           --            4,800
    of Class I Common Stock at
    $.001 per share
  Issuance of 450,000 shares of          --              450
    Class II Common Stock at
    $.001 per share
  Issuance of 22,000,000 shares          --       22,000,000
    of Series A Convertible
    Preferred Stock at $.01 per
    share
  Net Loss                            (57,810)       (57,810)
                                 ------------   ------------
BALANCE, DECEMBER 31, 1995            (57,810)    21,947,440
  Return of capital (Note 2)             --      (21,710,000)
  Net loss                            (62,620)       (62,620)
                                 ------------   ------------
BALANCE, SEPTEMBER 30, 1996      $   (120,430)  $    174,820
                                 ============   ============

      The accompany notes are an integral part of this financial statement.

                                  PCS ONE, INC.
                          (a development-stage company)
                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                                                                   Period   Period From
                                                                From 1/1/96  Inception
                                                                  Through     Through
                                                    Year Ended    9/30/96     9/30/96
                                                     12/31/95   (Unaudited) (Unaudited)
                                                     ---------   ---------   ---------
REVENUES                                             $       0   $       0   $       0
                                                     ---------   ---------   ---------
OPERATING EXPENSES:
     Amortization Expense                               66,807      50,105     116,912
     Auction Administration                                  0      70,602      70,602
     Marketing                                               0      25,549      25,549
     Other                                                 595      89,516      90,111
                                                     ---------   ---------   ---------
           Total Operating Expenses                     67,402     235,772     303,174
                                                     ---------   ---------   ---------
           Loss From Operations                        (67,402)   (235,772)   (303,174)

OTHER INCOME (EXPENSE):
    Interest Expense                                         0     (31,324)    (31,324)
     Interest Income                                     9,592     100,476     110,068
                                                     ---------   ---------   ---------
LOSS BEFORE EXTRAORDINARY ITEM                         (57,810)   (166,620)   (224,430)

EXTRAORDINARY ITEM (Less applicable taxes of $0)             0     104,000     104,000
                                                     ---------   ---------   ---------
           Net Loss                                    (57,810)    (62,620)   (120,430)

           Accumulated Deficit, Beginning of Period          0     (57,810)          0
                                                     ---------   ---------   ---------
           Accumulated Deficit, End of Period        ($ 57,810)  ($120,430)  ($120,430)
                                                     =========   =========   =========
EARNINGS PER SHARE (Note 4):
     Before extraordinary item                       $    --     $    --     $    (.01)
     Extraordinary item                              $    --     $    --           .01
                                                     ---------   ---------   ---------
           Total                                     $    --     $    --     $    --
                                                     =========   =========   =========


      The accompany notes are an integral part of this financial statement.

                                  PCS ONE, INC.
                          (a development-stage company)
                            STATEMENTS OF CASH FLOWS

                                                                                  Period       Period From
                                                                                From 1/1/96     Inception
                                                                                  Through        Through
                                                                  Year Ended      9/30/96        9/30/96
                                                                   12/31/95     (Unaudited)    (Unaudited)
                                                                ------------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net Loss                                                    ($    57,810)  ($    62,620)  ($   120,430)
    Adjustments to reconcile net loss to net
      cash used in operating activities:
       Amortization                                                   66,807         50,105        116,912
       Changes in Assets and Liabilities:
           Increase in organizational costs                         (334,033)             0       (334,033)
           Increase in accounts payable                               12,902         25,384         38,286
           Increase (decrease) in note payable                       104,000       (104,000)             0
           Increase in payable to shareholder                              0      1,319,842      1,319,842
                                                                ------------   ------------   ------------
           Net cash provided by (used) in operating activities      (208,134)     1,228,711      1,020,577
                                                                ------------   ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Federal Communications
       Commission (deposit) auction refund                       (18,000,000)    16,680,158     (1,319,842)
                                                                ------------   ------------   ------------

           Net cash provided by (used) in investing activities   (18,000,000)    16,680,158     (1,319,842)
                                                                ------------   ------------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from the issuance of Class I Common Stock                 4,800              0          4,800
    Proceeds from the issuance of Class II Common Stock                  450              0            450
    Proceeds from the issuance of Series A Convertible
       Preferred Stock                                            22,000,000              0     22,000,000
    Increase in interest payable                                           0         31,324         31,324
    Return of Capital                                                      0    (21,710,000)   (21,710,000)
                                                                ------------   ------------   ------------

           Net cash provided by (used) in financing activities    22,005,250    (21,678,676)       326,574
                                                                ------------   ------------   ------------

NET INCREASE (DECREASE) IN CASH                                    3,797,116     (3,769,807)        27,309

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD
                                                                           0      3,797,116              0
                                                                ------------   ------------   ------------

 CASH AND CASH EQUIVALENTS, END OF PERIOD                       $  3,797,116   $     27,309   $     27,309
                                                                ============   ============   ============


    The accompanying Notes are an integral part of this financial statement.

                                  PCS ONE, INC.
                         (a development - stage company)
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 1996
                                    UNAUDITED

(1) The accompanying unaudited financial statements as of September 30, 1996 and for the nine months then ended have been prepared in conformity with generally accepted accounting principles. The management of PCS One, Inc. (the Company) believes that all adjustments necessary for a fair statement of the results of this interim period have been included. The financial information presented herein should be read in conjunction with the audited financial statements for the year ended December 31, 1995. The results of the interim period presented may not be indicative of the results for a full year.

(2) In May 1996, the Company was the high bidder for the Lancaster, PA PCS license having submitted a bid of approximately $13,200,000 after reflection of the entrepreneur's discount. In accordance with the FCC auction procedures, a down payment of $1,319,416 was retained by the FCC of the Ccompany's 1995 deposit of $18,000,000. The license was granted by the FCC on September 17, 1996. The Company issued a ten-year note payable to the FCC in the amount of $11,878,574. Interest of 7% is payable on this note for six years; interest and principal payments will be made over years 7-10 starting October 1, 1996. The FCC has a first lien on and a continuing security interest in all of the Company's rights and interest in the license and all proceeds, profits and products of any sale of or other disposition thereof. The Company holds a conditional license to use the spectrum with no ownership interest in the above-mentioned collateral. Interest expense related to the note for the period ended September 30, 1996 was $31,324. The remainder ($16,680,158) of the Company's deposit was returned in 1996. In May 1996, the Company determined to pay $21,710,000 to the Series A Convertible Preferred Stockholders as a return of capital. Of this amount, $1,319,842 is reflected as a payable to one shareholder at September 30, 1996; the remainder was paid in 1996.

(3) In 1996, the advance payable of $104,000 to a company controlled by a director and shareholder of the Company was forgiven. This is reflected in extraordinary income in the accompanying statement of operations.

(4) Earnings per share are computed by dividing loss by the weighted average number of common shares and common stock equivalents outstanding for each period. Common shares outstanding at September 30, 1996 consisted of 4,800,000 shares of Class I Common Stock and 450,000 shares of Class II Common Stock. Common stock equivalents outstanding at September 30, 1996 consisted of 22,000,000 Series A Convertible Preferred Stock. Each share of the Series A Convertible Preferred Stock is equivalent to one share of common stock.

(5) In November 1996, the Company entered into a line of credit loan arrangement with D & E Communications, Inc. (D & E) in the maximum aggregate principal amount of $14,000,000. The proceed of the loan may be used only for the acquisition of the Lancaster PCS license and, subject to D & E approval, for the design, construction and operation of the PCS system to which the license relates.

(6) In November 1996, the Company's board voted, subject to stockholders' approval, to issue options for 475,000 shares of Class II common stock and 2 million shares of Class II common stock to the founding shareholder group and to two founders and members of management, respectively, in recognition of their contributions to the Company. These options are immediately exercisable and have an exercise price of $.0132 per share. Compensation expense will be recognized for the difference between the exercise price and the fair value of the common shares upon shareholder approval.

(7) On November 14, 1996, the board of directors of the Company approved the Plan of Merger pursuant to which the Company is prepared to be merged with and into D & E, subject to shareholder approval which results in the acquisition of the Company by D & E. The Merger Agreement was prepared and executed on December 12, 1996.

                            GLOSSARY OF DEFINED TERMS

                                     --A--

Amendment...............................................Outside Front Cover Page
Anniversary Date..............................................................24
Announcement Date.............................................................22
Articles of Merger.............................................................5
Auction........................................................................2

                                      --B--

beneficial owner..............................................................21
blank check...................................................................28
Bonus Options...........................................Outside Front Cover Page
Business Combination..........................................................21

                                      --C--

C-Block........................................................................2
Certificate of Merger..........................................................5
Charitable Foundation.........................................................21
Class I Common Shares...................................Outside Front Cover Page
Class II Common Shares..................................Outside Front Cover Page
Code...........................................................................6
Combined Voting Power.......................................................1, 2
Conversion Price..............................................................26

                                      --D--

D & E...................................................Outside Front Cover Page
D & E Articles................................................................13
D & E Board....................................................................4
D & E By-Laws.................................................................13
D & E Common Shares.....................................Outside Front Cover Page
D & E Preferred Shares........................................................18
Determination Date............................................................22
Disinterested Director........................................................22
Disinterested Shareholder Vote................................................21
Dissenters' Rights.............................................................5

                                      --E--

Effective Time..........................................Outside Front Cover Page
Effective Time Notice.........................................................32
Exchange Act.............................................Inside Front Cover Page

                                      --F--

Fair Value....................................................................32
FCC 2

                                      --I--

Interested Shareholder........................................................21
IRS 35

                                      --L--

Lancaster License..............................................................2
Latest Practicable Date.................................Outside Front Cover Page

                                      --M--

Marketing......................................................................3
MCG 41
Merger..................................................Outside Front Cover Page
Merger Agreement........................................Outside Front Cover Page
Merger Amount...........................................Outside Front Cover Page

                                      --N--

NASDAQ/NMS..............................................Outside Front Cover Page
New Jersey Secretary of State..................................................5
NJBCA..........................................................................1

                                      --P--

PBCL..........................................................................13
PCS 2
PCS Licenses...................................................................2
PCS One.................................................Outside Front Cover Page
PCS One Board..................................................................2
PCS One By-Laws................................................................1
PCS One Certificate.....................................Outside Front Cover Page
PCS One Common Shares...................................Outside Front Cover Page
PCS One Preferred Shares................................Outside Front Cover Page
PCS One Shareholders...........................................................4
PCS One Shares................................................................32
PCS One Stock Certificate...............................Outside Front Cover Page
Pennsylvania Department of State...............................................5
Plan of Merger..........................................Outside Front Cover Page
Predecessor.............................................Outside Front Cover Page

                                      --R--

Record Date....................................................................1
Red Rose.......................................................................3
Registration Rights Agreement.................................................39
Registration Statement...................................Inside Front Cover Page
Reserved Share Options..................................Outside Front Cover Page
Reserved Shares...............................................................11

                                      --S--

SEC Outside Front Cover Page
Securities Act...........................................Inside Front Cover Page
Series A Agreement............................................................24
Series A Preferred Designations...............................................11
Signatory Shareholder.........................................................16
Special Meeting.........................................Outside Front Cover Page
Stock Price...................................................................14
Stock Restriction Agreement...................................................24
Surviving Corporation...................................Outside Front Cover Page

                                      --T--

Tax Opinion...................................................................35
Ten-Day, Post-Written Demand Period...........................................33
Third Quarter Form 10-Q.......................................................40
Thirty-Day Agreement Period...................................................33
Thirty-Day Commencement Period................................................33

                                      --V--

Voting Stock..................................................................19
Voting Trust..................................................................21

                                      --W--

Written Demand................................................................32

Written Objection.............................................................32

                                    EXHIBIT A



                              AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION OF
                                  PCS ONE, INC.

                      THE SECRETARY OF STATE OF NEW JERSEY

      THE UNDERSIGNED, on behalf of PCS one, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Corporation"), in accordance with Sections 14A:7-2(4), 14A:9-2(4) and 14A:9-4(3) of the New Jersey Business Corporation Act, as amended (the "BCA"), does hereby execute the following Amended and Restated Certificate of Incorporation:

      1.    The Name of the corporation is:

            PCS One, Inc.

      2.    The Registered Agent of the corporation is: Dr. James Yoh.

      3.    The Registered Office of the corporation is:

            2500 English Creek Avenue
            Building 110
            Egg Harbor Township, New Jersey 08234

      4. The purpose for which this corporation is organized is to engage in any activity within the purposes for which corporations may be organized under section 14A:l-l et seq. of the BCA.

      5. (a) The aggregate number of shares which the corporation shall have the authority to issue is ONE HUNDRED TWELVE MILLION NINE HUNDRED TWENTY-FIVE THOUSAND (112,925,000) shares of stock as follows:

                  (i) SIX MILLION (6,000,000) shares of Class I Common stock with $.001 par value;

                  (ii) FIFTY-SIX MILLION NINE HUNDRED TWENTY-FIVE THOUSAND (56,925,000) shares of Class II Common stock with $.001 par value;


                  (iii) FIFTY MILLION (50,000,000) shares of Preferred stock,
                        TWENTY-ONE MILLION FIVE HUNDRED THOUSAND (21,500,000) of which are authorized Series A Convertible Preferred Stock with $.0l par value.

            (b) The Class I Common and Class II Common will be identical in every respect, except that the Class I Common will be entitled to such number of votes per share as is required so that the outstanding shares of Class I Common at all times represent a majority of the votes held by the outstanding Class I Common, Class II Common and Preferred, voting together as a single class, and the Class II Common will be entitled to one vote per share. At such time as the Company is no longer required to maintain voting control in the Control Group under applicable Federal Communications Commission ("FCC") regulations each share of Class I Common will automatically convert into one share of Class II Common, the Company will amend its certificate of incorporation to delete any reference to the Class I Common, and the Class II Common shall be redesignated as the Common Stock of the Company.

            (c) The Preferred shares may be issued from time to time in one or more series, The Board of Directors is hereby authorized to fix or alter the designations, preferences, and relative, participating, optional, or other special rights and qualifications, limitations or restrictions, of such preferred shares, including without limitation of the generality of the foregoing, dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices and liquidation preferences of any wholly unissued series of preferred shares, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of that series, but not below the number of shares of such series then outstanding. In the case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

            (d) The series of Preferred Stock designated and known as "Series A Convertible Preferred Stock" shall have the designations, preferences and rights as set forth in Exhibit A to this Amended and Restated Certificate of Incorporation attached hereto.

            (e) Cumulative voting rights shall exist only to the extent as set forth in Section 2C(3) of Exhibit A attached hereto.

            IN WITNESS WHEREOF, the Undersigned has executed this Amended and Restated Certificate of Incorporation this 27th day of November, 1995.



                                        /s/ Michael B. Azeez
                                        -------------------------------------
                                        Michael B. Azeez
                                        President & Treasurer

                      SERIES A CONVERTIBLE PREFERRED STOCK

      1. Number of Shares. The series of Preferred Stock designated and known as "Series A Convertible Preferred Stock" shall consist of 21,500,000 shares.

      2. Voting.

            2A. General. Except as may be otherwise provided in these terms of the Series A Convertible Preferred Stock or by law, the Series A Convertible Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Series A Convertible Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Class II Common Stock (including fractions of a share) into which each share of Series A Convertible Preferred Stock is then convertible.

            2B. Board Size. The Corporation shall not, without the written consent or affirmative vote of the holders of at least two-thirds of the then outstanding shares of Series A Convertible Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, increase the maximum number of directors constituting the Board of Directors to a number in excess of seven (7).

            2C. Board Seats.

                  2C(1) As long as there is any Series A Convertible Preferred Stock outstanding and until the tenth anniversary of the latest grant of a FCC PCS C block license to the Corporation (the "Tenth Anniversary"), the holders of the Series A Convertible Preferred Stock and the Class II Common Stock, voting together as a separate class, shall be entitled to elect three (3) directors of the Corporation. Until the Tenth Anniversary, the holders of the Class I Common Stock, voting as a separate class, shall be entitled to elect four (4) directors of the Corporation. Notwithstanding the foregoing or anything else to the contrary provided in the Certificate of Incorporation, if the Corporation fails or refuses, for any reason or for no reason, to redeem on any Redemption Date (as defined in paragraph 8) all of the shares of Series A Convertible Preferred Stock required to be redeemed on such Redemption Date in accordance with the terms and provisions of paragraph 8, the holders of the Series A Convertible Preferred Stock, voting as a separate series, shall be entitled to elect a majority of the directors of the Corporation, subject to compliance with certain Federal Communication Commission ("FCC") procedures relating to pro forma changes in control, including Part 24 of the FCC's Rules, 47 C.F.R. Part 24 (the "FCC's PCS Rules") and Section 310(d) of the Communications Act of 1934, as amended, 47 U.S.C. 151 et. seq. (the "Act"). Any director elected by the holders of the Series A Convertible Preferred Stock and the Class II Common Stock may be removed only by the holders of the Series A Convertible Preferred Stock and the Class II Common Stock, voting together as a separate class; any director elected by the holders of the Class I Common Stock may be removed only by the holders of the Class I Common Stock, voting as a separate class. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Series A Convertible Preferred Stock and the Class II Common Stock then outstanding shall constitute a quorum of the Series A Convertible Preferred Stock and the Class II Common Stock for the election of directors to be elected solely by the holders of the Series A Convertible Preferred Stock and the Class II Common Stock. A vacancy in any directorship elected by the holders of the Series A Convertible Preferred Stock and the Class II Common Stock shall be filled only by vote or written consent of the holders of the Series A Convertible Preferred Stock and the Class II Common Stock. A vacancy in any directorship elected by the holders of the Class I Common Stock shall be filled only by vote or written consent of the holders of the Class I Common Stock.

                  2C(2) Notwithstanding the provisions of subparagraph 2C(l) above, upon the consent of 85% in interest of the Series A Convertible Preferred Stock and Class II Common Stock (including the Class II Common Stock issued or issuable upon conversion of the Series A Preferred Stock but excluding the holders of Series A Preferred Stock who are also holders of Class I Common Stock), given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a class and subject to any prior approval(s) that may be required by the FCC pursuant to the Act or the FCC's PCS Rules, for not more than sixty (60) days after the sixth (6th) anniversary of the latest date of the grant of any C block license to the Corporation pursuant to the Act or the FCC's PCS Rules, the holders of the Series A Convertible Preferred Stock and Class II Common Stock, voting as a separate class, shall be entitled to elect four (4) directors of the Corporation and the, holders of the Class I Common Stock, voting as a separate class, shall be entitled to elect three (3) directors of the Corporation. For purposes of the election described in the previous sentence:

                        2C(2)(a) any director elected by the holders of the Series A Convertible Preferred Stock may be removed only by the holders of the Series A Convertible Preferred Stock, voting as a separate class;

                        2C(2)(b) any director elected by the holders of the Class I Common Stock may be removed only by the holders of the Class I Common Stock, voting as a separate class; provided, however, that the holders of Series A Convertible Preferred Stock shall be entitled to remove one (1) director previously elected by the holders of the Class I Common Stock and to elect his replacement;

                        2C(2)(c) at any meeting (or in written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Series A Convertible Preferred Stock then outstanding (including the holders of Class II Common Stock issued or issuable upon conversion of the Series A Convertible Preferred Stock) shall constitute a quorum of the Series A Convertible Preferred Stock for the election of directors to be elected by the holders of the Series A Convertible Preferred Stock;

                        2C(2)(d) at any meeting (or in written consent in lieu thereof) held for the purpose of electing directors, the presence in person on by proxy (or the written consent) of the holders of a majority of the shares of Class I Common Stock then outstanding shall constitute a quorum of the Class I Common Stock for the election of directors to be elected by the holders of the Class I Common Stock;

                        2C(2)(e) a vacancy in any directorship elected by the holders of the Series A Convertible Preferred Stock shall be filled only by vote or written consent of the holders of the Series A Convertible Preferred Stock (including the holders of Class II Common Stock issued or issuable upon conversion of the Series A Convertible Preferred Stock); and

                        2C(2)(f) a vacancy in any directorship elected by the holders of the Class I Common Stock shall be filled only by vote or written consent of the holders of the Class I Common Stock.

                  2C(3) On or after the Tenth Anniversary and subject to any prior approval(s) that may be required by the FCC pursuant to the Act or the FCC's PCS Rules, the Board of Directors of the Corporation shall be elected by the holders of the then outstanding shares of Class II Common Stock (including all shares of Class II Common Stock issued or issuable upon the conversion of the Series A Preferred Stock and the Class I Common Stock) with each holder of Class II Common Stock being entitled to such number of votes as is equal to the number of shares of Class II Common Stock held by such holder multiplied by the number of directors to be elected. Each holder of shares of Class II Common Stock may cast all of such votes for a single director or may distribute them among the number of directors to be elected, or for any two (2) or more directors to be elected, as it may see fit.

      3. Dividends. Subject to the provisions of the Act and the FCC's PCS Rules and any approvals that may be required thereunder, the holders of the Series A Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends at the same rate as dividends (other than dividends paid in additional shares of Class II Common Stock) are paid with respect to the Class I Common Stock and Class II Common Stock (together the "Common Stock") (treating each share of Series A Convertible Preferred Stock as being equal to the number of shares of Class II Common Stock (including fractions of a share) into which each share of Series A Convertible Preferred Stock is then convertible).

      4. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series A Convertible Preferred Stock shall first be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series A Convertible Preferred Stock, to be paid an amount equal to the greater of (i) S1.00 per share plus, in the case of each share, an amount equal to any dividends declared but unpaid thereon, computed to the date payment thereof is made available (the "Base Liquidation Amount"), or (ii) such amount per share as would have been payable had each such share been converted into Class II Common Stock pursuant to paragraph 6 immediately prior to such liquidation, dissolution or winding up, such amount payable with respect to one share of Series A Convertible Preferred Stock being sometimes referred to as the "Liquidation Preference Payment" and with respect to all shares of Series A Convertible Preferred Stock being sometimes referred to as the "Liquidation Preference Payments". If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series A Convertible Preferred Stock shall be insufficient to permit payment in full to the holders of Series A Convertible Preferred Stock of the Base Liquidation Amount or the Liquidation Preference Payments, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series A Convertible Preferred Stock. Upon any such liquidation, dissolution or winding up of the Corporation, immediately after the holders of Series A Convertible Preferred Stock shall have been paid in full the Base Liquidation Amount or the Liquidation Preference Payments, the remaining net assets of the Corporation available for distribution shall be distributed ratably among the holders of stock ranking on liquidation junior to the Series A Convertible Preferred Stock in accordance with the relative preferences of such stock. Written notice of such liquidation, dissolution or winding up, stating a payment date and the place where said payments shall be made, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than 20 days prior to the payment date stated therein, to the holders of record of Series A Convertible Preferred Stock, such notice to be addressed to each such holder at its address or telecopier number as shown by the records of the Corporation. The consolidation or merger of the Corporation into or with any other entity or entities (other than a merger to reincorporate the Corporation in a different jurisdiction or a merger in which the shares of the Corporation outstanding immediately prior to the closing of such merger (i) represent or are converted into shares of the surviving entity that represent at least a majority of the total number of shares of the surviving entity that are outstanding or are reserved for issuance immediately after the closing of such merger and (ii) have the power to elect a majority of the surviving corporation's directors), and the sale, lease, abandonment, transfer or other disposition by the Corporation of all or substantially all its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this paragraph 4. For purposes hereof, the Common Stock shall rank on liquidation junior to the Series A Convertible Preferred Stock.

      5. Restrictions. At any time when shares of Series A Convertible Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Certificate of Incorporation, and in addition to any other vote required by law or the Certificate of Incorporation, without the approval of (i) 72% of the total combined voting power of the Series A Convertible Preferred Stock and the Common Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a class or, (ii) in the event that CoastalComm, Inc., exercises its option under Section 2.2(a)(ii) of that certain Participation Agreement by and between the Corporation and CoastalComm, Inc. dated as of November 24, 1995, without the approval of 80% of the total combined voting power of the Series A Convertible Preferred Stock and the Common Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a class or, (iii) after the Tenth Anniversary, without the approval of 51% in interest of the then outstanding Series A Convertible Preferred Stock (including the Class II Common Stock issued or issuable upon conversion of the Series A Preferred Stock, but specifically excluding the Class I Common Stock and any shares issued or issuable upon conversion thereof), given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as one class (each of (i) through (iii) being defined as the "Supermajority") (For purposes of calculating the Supermajority, (a) each share of Class II Common Stock shall be entitled to one vote per share, (b) each share of Series A Convertible Preferred Stock shall be entitled to the number of votes per share of Class II Common Stock into which each share of Series A Convertible Preferred Stock is then convertible, including for this purpose fractional shares, and (c) for purposes of (i) and
(ii) above, each share of Class I Common Stock shall be entitled to the number of votes per share which would designate to the Class I Common Stock, on an aggregate basis, 50.1% of the voting power of all of the then outstanding shares of Class I Common Stock, Class II Common Stock and Series A Convertible Preferred Stock on a fully diluted basis), the Corporation will not:

            5A. Create or authorize the creation of any additional class or series of shares of stock unless the same ranks junior to the Series A Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of the Series A Convertible Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Series A Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into shares of Series A Convertible Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Series A Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise;

            5B. Consent to any liquidation, dissolution or winding up of the Corporation or consolidate or merge into or with any other entity or entities or sell, lease, abandon, transfer or otherwise dispose of all or substantially all its assets;

            5C. Amend, alter or repeal its Certificate of Incorporation or By-laws;

            5D. Purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of stock other than the Series A Convertible Preferred Stock, except for dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and except for the purchase of shares of Common Stock from former employees of the Corporation who acquired such shares directly from the Corporation, if each such purchase is made pursuant to contractual rights held by the Corporation relating to the termination of employment of such former employee and the purchase price does not exceed the original issue price paid by such former employee to the Corporation for such shares;

            5E. Redeem or otherwise acquire any shares of Series A Convertible Preferred Stock except as expressly authorized in paragraph 8 hereof or pursuant to a purchase offer made pro rata to all holders of the shares of Series A Convertible Preferred Stock on the basis of the aggregate number of outstanding shares of Series A Convertible Preferred Stock then held by each such holder;

            5F. Issue any shares of the Corporation's capital stock other than shares of Class II Common Stock on the conversion of the Series A Convertible Preferred Stock;

            5G. Effect any recapitalization or other reclassification of the Corporation's equity securities;

            5H. Effect certain other actions materially affecting the Series A Convertible Preferred Stock to the extent consistent with FCC regulations.

      6. Debt Restrictions. At any time when shares of Series A Convertible Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or the Certificate of Incorporation, the Corporation shall not incur any funded debt or grant any security interest or lien affecting a material portion of the Corporation's assets without the written consent or affirmative vote, given in writing or by vote at a meeting, of (a) 72% of the members of the Board of Directors if the value of such transaction shall equal or exceed $5 million or
(b) a majority of the Board of Directors if the value of such transaction shall equal less than $5 million.

      7. Conversions. The holders of shares of Series A Convertible Preferred Stock shall have the following conversion rights:

            7A. Right to Convert. Subject to the terms and conditions of this paragraph 7 and the relevant reporting or other requirements of the Act or the FCC's PCS Rules, the holder of any share or shares of Series A Convertible Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series A Convertible Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series A Convertible Preferred Stock) into such number of fully paid and nonassessable shares of Class II Common Stock as is obtained by
(i) multiplying the number of shares of Series A Convertible Preferred Stock so to be converted by $1.00 and (ii) dividing the result by the conversion price of $1.00 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 7, then by the conversion price as last adjusted and in effect at the date any share or shares of Series A Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Conversion Price"). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series A Convertible Preferred Stock into Class II Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series A Convertible Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Class II Common Stock shall be issued.

            7B. Issuance of Certificates; Time Conversion Effected. Promptly after the receipt of the written notice referred to in subparagraph 7A and surrender of the certificate or certificates for the share or shares of Series A Convertible Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Class II Common Stock issuable upon the conversion of such share or shares of Series A Convertible Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series A Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Class II Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

            7C. Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued upon conversion of Series A Convertible Preferred Stock into Class II Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Class II Common -Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends declared and unpaid on the shares of Series A Convertible Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 7B. In case the number of shares of Series A Convertible Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 7A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series A Convertible Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Class II Common Stock would, except for the provisions of the first sentence of this subparagraph 7C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Series A Convertible Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

            7D. Adjustment of Price Upon Issuance of Common Stock. If and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs 7D(1) through 7D(7), deemed to have issued or sold, any shares of Common Stock or Series A Convertible Preferred Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be reduced to the price determined by dividing (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price and
(b) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale. Notwithstanding the foregoing, until three years from the date of the grant of a license pursuant to the FCC's PCS Rules (the "License Grant Date"), if the effect of the reduction of the Conversion Price in accordance with this Section 7D shall cause the number of shares of Class I Common Stock to represent less than 25% of the total number of shares of capital stock then outstanding or issuable upon the exercise or conversion of any of the then outstanding securities of the Company, then the Conversion Price shall be readjusted such that the Conversion Price shall allow the holders of the Class I Common Stock to maintain at least 25% of the total number of shares of capital stock then outstanding or issuable upon the exercise or conversion of any of the then outstanding securities of the Company. In addition, after the date that is three (3) years from the License Grant Date and until the date that is five (5) years from the License Grant Date, if the effect of the reduction of the Conversion Price in accordance with this Section 6D shall cause the number of shares of Class I Common Stock to represent less than 15% of the total number of shares of capital stock then outstanding or issuable upon the exercise or conversion of any of the then outstanding securities of the Company, then the Conversion Price shall be readjusted such that the Conversion Price shall allow the holders of the Class I Common Stock to maintain at least 15% of the total number of shares of capital stock then outstanding or issuable upon the exercise or conversion of any of the then outstanding securities of the Company.

      For purposes of this subparagraph 7D, the following subparagraphs 7D(1) to 7D(7) shall also be applicable:

                  7D(1) Issuance of Rights or Options. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 7D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                  7D(2) Issuance of Convertible Securities. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by
         (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 7D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this subparagraph 7D, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                  7D(3) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph 7D(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 7D(1) or 7D(2), or the rate at which Convertible Securities referred to in subparagraph 7D(1) or 7D(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced; and on the termination of any such Option or any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

                  7D(4) Stock Dividends. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock (except for dividends or distributions upon the Common Stock), Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                  7D(5) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

                  7D(6) Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them
         (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  7D(7) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this subparagraph 7D.

            7E. Certain Issuances of Class II Common Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in the case of the issuance of (i) shares of Class II Common Stock issuable upon conversion of the Series A Convertible Preferred Stock and (ii) Reserved Shares (as defined in paragraph 10 hereof).

            7F. Subdivision or Combination of Common Stock. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased. In the case of any such subdivision, no further adjustment shall be made pursuant to subparagraph 7D(4) by reason thereof.

            7G. Reorganization or Reclassification . If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a. way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series A Convertible Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series A Convertible Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

            7H. Failure to Redeem. If the Corporation fails, for any reason or for no reason, to redeem on any redemption Date (as defined in paragraph 8) all of the shares of Series A Convertible Preferred Stock required to be redeemed on such Redemption Date in accordance with the terms and conditions of paragraph 8, the Conversion Price then in effect shall, on the 180th day after the Redemption Date, be reduced to an amount equal to 90% thereof. Thereafter, until such redemption has been made in full in accordance with such terms and conditions, the Conversion Price shall be further reduced on the 270th day following such Redemption Date and at the end of each 90-day period thereafter to an amount equal to 90% of the Conversion Price in effect immediately prior to each such reduction. The provisions of this Section 7G shall be in addition to all other remedies the holders of Series A Convertible Preferred Stock may have at law or in equity.

            7I. Notice of Adjustment. Upon any adjustment of the Conversion Price, then and in each such case the Corporation shall give written notice thereof, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of shares of Series A Convertible Preferred Stock at the address or telecopier number of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

            7J. Other Notices. In case at any time:

                  (1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock,

                  (2) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                  (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into another entity or entities, or a sale, lease, abandonment, transfer or other disposition of all or substantially all of the assets of the Corporation; or

                  (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of any shares of Series A Convertible Preferred Stock at the address or telecopier number of such holder as shown on the books of the Corporation, (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, as the case may be.

            7K. Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized Class II Common Stock, solely for the purpose of issuance upon the conversion of Series A Convertible Preferred Stock as herein provided, such number of shares of Class II Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Convertible Preferred Stock. The Corporation covenants that all shares of Class II Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Class II Common Stock is at all times equal to or less than the Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Class II Common Stock may be so issued without violation of any applicable law or regulation, including the Communications Act and the FCC's PCS Rules, or of any requirement of any national securities exchange upon which the Class II Common Stock may be listed. The Corporation will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Class II Common Stock issued and issuable after such action upon conversion of the Series A Convertible Preferred Stock would exceed the total number of shares of Class II Common Stock then authorized by the Certificate of Incorporation.

            7L. No Reissuance of Series A Convertible Preferred Stock. Shares of Series A Convertible Preferred Stock which are converted into shares of Class II Common Stock as provided herein shall not be reissued.

            7M. Issue Tax. The issuance of certificates for shares of Class II Common Stock upon conversion of Series A Convertible Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series A Convertible Preferred Stock which is being converted.

            7N. Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Series A Convertible Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Convertible Preferred Stock in any manner which interferes with the timely conversion of such Series A Convertible Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

            7O. Definition of Common Stock. As used in this paragraph 7, the term "Common Stock" shall mean and include the Corporation's authorized Class I Common Stock, $.001 par value per share, and Class II Common Stock, $.001 par value per share, as constituted on the date of filing of these terms of the Series A Convertible Preferred Stock, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Class II Common Stock receivable upon conversion of shares of Series A Convertible Preferred Stock shall include only shares designated as Class II Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 7F.

            7P. Mandatory Conversion. If at any time the Corporation shall effect a firm commitment underwritten public offering of shares of Class II Common Stock in which (i) the aggregate price paid for such shares by the public shall be at least $15,000,000 and (ii) the price paid by the public for such shares shall be at least $3.00 per share (appropriately adjusted to reflect the occurrence of any event described in subparagraph 7E), then effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering, all outstanding shares of Series A Convertible Preferred Stock shall automatically convert to shares of Class II Common Stock on the basis set forth in this paragraph 7. Holders of shares of Series A Convertible Preferred Stock so converted may deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Class II Common Stock to which such holder is entitled, together with any cash dividends and payment in lieu of fractional shares to which such holder may be entitled pursuant to subparagraph 7C. Until such time as a holder of shares of Series A Convertible Preferred Stock shall surrender his or its certificates therefor as provided above, such certificates shall be deemed to represent the shares of Class II Common Stock to which such holder shall be entitled upon the surrender thereof.

      8. Redemption. The shares of Series A Convertible Preferred Stock shall be redeemed as follows:

            8A. Mandatory Redemption. In the event that the Corporation is not designated by the FCC as the winning bidder on any C Licenses pursuant to the C License Auction, then the Corporation shall redeem any outstanding shares of Series A Preferred Stock on a date of redemption to be specified by it, but in any event not later than 90 days after the date on which the Company is not designated as the winning bidder after the conclusion of the C License Auction (the "Auction Redemption Date"). Each share of Series A Convertible Preferred Stock shall be redeemed on such Auction Redemption Date at a price equal to the original issue price thereof less the pro rata share of the expenses of the Corporation incurred in connection with the C License Auction allocable to such share (counting all common and preferred shares equally for this purpose); provided that such expenses shall not exceed $150,000 plus any FCC auction penalties, if applicable, (the "Auction Redemption Price") without the prior approval of the Board of Directors. The mechanics of redemption shall be as set forth in Section 8C.

            8B. Additional Redemption. At the request of the Supermajority or, on or after the Tenth Anniversary, at the request of 51% in interest of the Series A Convertible Preferred Stock (including the Class II Common Stock issued or issuable upon conversion of the Series A Preferred Stock, but specifically excluding the Class I Common Stock and any shares issued or issuable upon the conversion thereof) (the "Redemption Notice"), subject to any prior FCC approval required under the Act or the FCC's PCS Rules, on November 28, 2005, (the "Redemption Date"), the Corporation shall redeem any outstanding shares of Series A Convertible Preferred Stock, provided, however, that such Redemption Notice must be received by the Corporation at least 60 days before the Redemption Date.

            For purposes this Section 8B, each share of Series A Convertible Preferred Stock to be redeemed on the Redemption Date shall be redeemed by paying in cash an amount equal to the greater of (i) $1.00 per share plus, in the case of each share, an amount equal to all dividends declared but unpaid thereon, computed to such Redemption Date or (ii) the Fair Market Value, such amount being referred to as the Redemption Price. Such payment shall be made in full on the applicable Redemption Date to the holders entitled thereto. For purposes of the foregoing, the "Fair Market Value" of the Corporation shall equal the quotient obtained by dividing (A) the fair market value of the entire Corporation as a going concern as of the date 60 days before the Redemption Date (without any minority or marketability discounts and without taking into account the effect of the redemption of the Series A Convertible Preferred Stock), as determined by an investment banker mutually acceptable to the Corporation and the holders of at least 66 2/3% of the outstanding shares of Series A Convertible Preferred Stock, or if no mutually acceptable investment banker is available, by two investment bankers, one of whom is to be selected by the Corporation, and one of whom is to be selected by the holders of at least
66 2/3% of the outstanding shares of Series A Convertible Preferred Stock by
(B) the
number of outstanding shares of Common Stock, plus the number of outstanding Common Stock equivalents that would be used to calculate earnings per share in accordance with generally accepted accounting principles.

            8C. Redemption Mechanics. At least 20 but not more than 30 days prior to each Redemption Date or the Auction Redemption Date, as the case may be, written notice shall be (given by the Corporation by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, to each holder of record (at the close of business on the business day next preceding the day on which the notice is given) of shares of Series A Convertible Preferred Stock notifying such holder of the redemption and specifying the Redemption Price or the Auction Redemption Price, as the case may be, the Redemption Date or the Auction Redemption Date, as the case may be, the number of shares of Series A Convertible Preferred Stock to be redeemed from such holder (computed on a pro rata basis in accordance with the number of such shares held by all holders thereof) and the place where said Redemption Price or the Auction Redemption Price, as the case may be, shall be payable. The notice shall be addressed to each holder at his address or telecopier number as shown by the records of the Corporation. From and after the close of business on a Redemption Date or the Auction Redemption Date, as the case may be, unless there shall have been a default in the payment of the Redemption Price or the Auction Redemption Price, as the case may be, all rights of holders of shares of Series A Convertible Preferred Stock (except the right to receive the Redemption Price or the Auction Redemption Price, as the case may be) shall cease with respect to the shares to be redeemed on such Redemption Date or such Auction Redemption Date, as the case may be, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series A Convertible Preferred Stock on the Redemption Date or the Auction Redemption Date, as the case may be, are insufficient to redeem the total number of shares of Series A Convertible Preferred Stock to be redeemed on such Redemption Date or such Auction Redemption Date, as the case may be, the holders of such shares shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable to them if the full number of shares to be redeemed on such Redemption Date or such Auction Redemption Date, as the case may be, were actually redeemed. The shares of Series A Convertible Preferred Stock required to be redeemed but not so redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such Shares of Series A Convertible Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

            8D. Redeemed or Otherwise Acquired Shares to be Retired. Any shares of Series A Convertible Preferred Stock redeemed pursuant to this paragraph 8 or otherwise acquired by the Corporation in any manner whatsoever shall be cancelled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Series A Convertible Preferred Stock.

      9. Amendments. No provision of these terms of the Series A Convertible Preferred Stock may be amended, modified or waived without the written consent or affirmative vote of the holders of at least 66 2/3% of the then outstanding shares of Series A Convertible Preferred Stock.

      10. Reserved Shares . The term "Reserved Shares" shall mean shares of Class II Common Stock reserved by the Corporation from time to time for the exercise of options to purchase shares of Class II Common Stock granted to holders of Series A Convertible Preferred Stock, directors, officers, employees or consultants of the Corporation or any subsidiary or affiliate thereof, such number of shares of Class II Common Stock being equal to (x) 0.05 multiplied by
(y) the number by which the number of shares purchased pursuant to that certain Series A Convertible Preferred Stock Purchase Agreement dated as of November 28, 1995 exceeds 12,000,000, provided that the total number of such "Reserved Shares" shall not exceed, in the aggregate, 475,000 shares (appropriately adjusted to reflect share splits, share dividends, combinations of shares and the like with respect to the shares of Class II Common Stock).

                         CERTIFICATE OF AMENDMENT TO THE
              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
                                  PCS ONE, INC.

                     (For use by Domestic Corporations Only)

To: The Secretary of State of
    the State of New Jersey

      Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of
Incorporation:

      1. The name of the corporation is PCS ONE, INC.

      2. The following amendments to the Amended and Restated Certificate of Incorporation were approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 14th day of December, 1995:

            RESOLVED, that Article 5 of the Amended and Restated Certificate of Incorporation is hereby amended to provide as follows:

                  5. (a) The aggregate number of shares which the corporation shall have the authority to issue is ONE HUNDRED THIRTEEN MILLION NINE HUNDRED SEVENTY-FIVE THOUSAND (113,975,000) shares of stock as follows:

                  (i) SIX MILLION (6,000,000) shares of Class I Common stock with $.001 par value;
                  (ii) FIFTY-SEVEN MILLION NINE HUNDRED SEVENTY-FIVE THOUSAND (57,975,000) shares of Class II Common stock with $.001 par value;
                  (iii) FIFTY MILLION (50,000,000) shares of Preferred stock,
                        TWENTY-TWO MILLION FIVE HUNDRED THOUSAND (52,500,000) of which are authorized Series A Convertible Preferred Stock with $.01 par value.

            RESOLVED, that Section 2B of Exhibit A of the Amended and Restated Certificate of Incorporation is hereby amended to provide as follows:

                  2B. Board Size. The Corporation shall not, without the written consent or affirmative vote of the holders of at least two-thirds of the then outstanding shares of Series A Convertible Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, increase the maximum number of directors constituting the Board of Directors to a number in excess of eleven (11).

            RESOLVED, that Section 2C(1) of Exhibit A of the Amended and Restated Certificate of Incorporation is hereby amended to provide as follows:

                  2C(1) As long as there is any Series A Convertible Preferred Stock outstanding and until the tenth anniversary of the latest grant of a FCC PCS C block license to the Corporation (the "Tenth Anniversary"), the holders of the Series A Convertible Preferred Stock and the Class II Common Stock, voting together as a separate class, shall be entitled to elect five (5) directors of the Corporation. Until the Tenth Anniversary, the holders of the Class I Common Stock, voting as a separate class, shall be entitled to elect six (6) directors of the Corporation. Notwithstanding the foregoing or anything else to the contrary provided in the Certificate of Incorporation, if the Corporation fails or refuses, for any reason or for no reason, to redeem on any Redemption Date (as defined in paragraph 8) all of the shares of Series A Convertible Preferred Stock required to be redeemed on such Redemption Date in accordance with the terms and provisions of paragraph 8, the holders of the Series A Convertible Preferred Stock, voting as a separate series, shall be entitled to elect a majority of the directors of the Corporation, subject to compliance with certain Federal Communications Commission ("FCC") procedures relating to pro forma changes in control, including Part 24 of the FCC's Rules, 47 C.F.R. Part 24 (the "FCC's PCS Rules") and Section 310(d) of the Communications Act of 1934, as amended, 47 U.S.C. ss. 151 et. seq. (the "Act"). Any director elected by the holders of the Series A Convertible Preferred Stock and the Class II Common Stock may be removed only by the holders of the Series A Convertible Preferred Stock and the Class II Common Stock, voting together as a separate class; any director elected by the holders of the Class I Common Stock may be removed only by the holders of the Class I Common Stock, voting as a separate class. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Series A Convertible Preferred Stock and the Class II Common Stock then outstanding shall constitute a quorum of the Series A Convertible Preferred Stock and the Class II Common Stock for the election of directors to be elected solely by the holders of the Series A Convertible Preferred Stock and the Class II Common Stock. A vacancy in any directorship elected by the holders of the Series A Convertible Preferred Stock and the Class II Common Stock shall be filled only by vote or written consent of the holders of the Series A Convertible Preferred Stock and the Class II Common Stock. A vacancy in any directorship elected by the holders of the Class I Common Stock shall be filled only by vote or written consent of the holders of the Class I Common Stock.

            RESOLVED, that the introductory paragraph of Section 2C(2) of Exhibit A of the Amended and Restated Certificate of Incorporation is hereby amended to provide as follows:

                  Notwithstanding the provisions of subparagraph 2(C)(1) above, upon the consent of 85% in interest of the Series A Convertible Preferred Stock and Class II Common Stock (including the Class II Common Stock issued or issuable upon conversion of the Series A Preferred Stock but excluding the holders of Series A Preferred Stock who are also holders of Class I Common Stock), given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a class and subject to any prior approval(s) that may be required by the FCC pursuant to the Act or the FCC's PCS Rules, for not more than sixty (60) days after the sixth (6th) anniversary of the latest date of the grant of any C block license to the Corporation pursuant to the Act or the FCC's PCS Rules, the holders of the Series A Convertible Preferred Stock and Class II Common Stock, voting as a separate class, shall be entitled to elect six (6) directors of the Corporation and the holders of the Class I Common Stock, voting as a separate class, shall be entitled to elect five (5) directors of the Corporation. For purposes of the election described in the previous sentence:

      3. The number of shares entitled to vote under the amendment was 23,625,000.

      4. That in lieu of a meeting and vote of the shareholders and in accordance with the provisions of Section 14A:5-6, the amendment was adopted by the shareholders without a meeting pursuant to the written consent of the shareholders and the number of shares represented by such consents is 23,625,000 shares.

(Note: If any class or series are entitled to vote as a class, set forth the number of shares of any class or series entitled to vote as a class and indicate that the amendment was also approved by the written consent of that class of shareholders and the number of shares of said class or series represented by the consents.)

      Dated this 14th day of December, 1995.


                                        PCS ONE, INC.




                                   By:   /s/ Michael B. Azeez
                                        -------------------------------------
                                        Michael B. Azeez, President

                                    EXHIBIT B

                          AGREEMENT AND PLAN OF MERGER

                                 By and Between

                           D & E COMMUNICATIONS, INC.

                                       and

                                  PCS ONE, INC.

                                December 12, 1996

                                TABLE OF CONTENTS


1.  THE MERGER.............................................................  B-4
    1.1   The Merger of Company into D & E.................................  B-4
    1.2   Effective Date and Effective Time................................  B-4
    1.3   Effects of Merger................................................  B-4

2.  CLOSING, CLOSING DATE AND CONSIDERATION................................  B-4
    2.1   The Closing and Closing Date.....................................  B-4
    2.2   Conversion of Capital Stock......................................  B-5
    2.3   Fractional Shares................................................  B-5
    2.4   Exchange of Certificates.........................................  B-5
    2.5   Tax Free Reorganization..........................................  B-5
    2.6   Further Assurances...............................................  B-6

3.  REPRESENTATIONS AND WARRANTIES OF COMPANY..............................  B-6
    3.1   Organization, Qualification and Status...........................  B-6
    3.2   Capitalization...................................................  B-6
    3.3   Ownership of Shares..............................................  B-6
    3.4   No Subsidiary....................................................  B-6
    3.5   Authorization; Valid and Binding Obligation......................  B-6
    3.6   No Violation; Consents...........................................  B-7
    3.7   Financial Statements.............................................  B-7
    3.8   No Adverse Changes...............................................  B-7
    3.9   Taxes............................................................  B-7
    3.10  Litigation.......................................................  B-7
    3.11  Title to PCS License, Intellectual Property and Other Assets.....  B-8
    3.12  Contracts........................................................  B-8
    3.13  Compliance with Laws.............................................  B-8
    3.14  Disclosure.......................................................  B-8


4.  REPRESENTATIONS AND WARRANTIES OF D & E................................  B-8
    4.1   Organization, Qualification and Status...........................  B-8
    4.2   Capitalization...................................................  B-8
    4.3   D & E Common Stock...............................................  B-8
    4.4   Authorization; Valid and Binding Obligation......................  B-9
    4.5   No Violation.....................................................  B-9
    4.6   Financial Statements.............................................  B-9
    4.7   Qualifications to Hold License...................................  B-9
    4.8   No Adverse Changes...............................................  B-9


5.  COVENANTS AND UNDERTAKINGS.............................................  B-9
    5.1   Shareholder Meeting.............................................. B-10
    5.2   Satisfaction of Conditions....................................... B-10
    5.3   Preservation of Business; Cooperation and Consultation........... B-10
    5.4   Exclusivity...................................................... B-10
    5.5   FCC and Other Consents........................................... B-10
    5.6   Negative Covenants............................................... B-10
    5.7   Access in Connection with Investigation by D & E................. B-11
    5.8   Resignations of Directors and Officers........................... B-11

6.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF D & E....................... B-11
    6.1   Accuracy of Representations and Warranties....................... B-11
    6.2   No Adverse Change................................................ B-11
    6.3   No Injunction; Consents.......................................... B-11
    6.4   Deliveries by Company............................................ B-12
    6.5   Shareholder Approval............................................. B-12
    6.6   FCC Approval..................................................... B-12
    6.7   Shareholder Documents and Undertakings........................... B-12
    6.8   Securities Laws Matter........................................... B-12
    6.9   Conversion of the Company's Series A Preferred Stock............. B-12

7.  CONDITIONS TO THE OBLIGATIONS OF COMPANY............................... B-13
    7.1   Accuracy of Representations and Warranties....................... B-13
    7.2   Deliveries by D & E.............................................. B-13
    7.3   Shareholder Approval............................................. B-13
    7.4   Securities Laws Matters.......................................... B-13
    7.5   FCC Approval..................................................... B-13

                                TABLE OF CONTENTS

8.  EXPENSES............................................................... B-13

9.  ABSENCE OF BROKER OR FINDER............................................ B-14

10. NEWS RELEASES.......................................................... B-14

11. NOTICES................................................................ B-14

12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES............................. B-15

13. COOPERATION; FURTHER ASSURANCES........................................ B-15

14. TERMINATION............................................................ B-15

15. MISCELLANEOUS.......................................................... B-15
    15.1  Legend........................................................... B-15
    15.2  Successors and Assigns........................................... B-15
    15.3  Governing Law.................................................... B-15
    15.4  Counterparts/Use of Facsimiles................................... B-16
    15.5  Entire Agreement................................................. B-16
    15.6  No Presumption Against Draftsman................................. B-16

16. CONFIDENTIALITY........................................................ B-16

EXHIBITS
--------

      A       Articles of Merger
      B       Certificate of Merger
      C       Opinion of Company's Counsel
      D       D & E Shareholder Agreement

SCHEDULES
---------

      3.2     Company Shareholders and Rights Respecting Company Common Stock
      3.7     Financial Statements of Company
      3.11    Exceptions to Good Title of Company Assets
      3.12    Material Contracts of Company
      4.2     Rights Respecting D & E Common Stock
      4.6     Financial Statements of D & E
      4.8     Exceptions to Material Adverse Change Respecting D & E

                          AGREEMENT AND PLAN OF MERGER

            THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of December 12, 1996, is by and between D & E COMMUNICATIONS, INC., a Pennsylvania corporation ("D & E"), and PCS ONE, INC., a New Jersey corporation (the "Company"). D & E and the Company are sometimes together referred to as the "Constituent Corporations".

                                   WITNESSETH:

            WHEREAS, the respective Boards of Directors of D & E and the Company have each approved the merger of the Company with and into D & E, with D & E as the surviving corporation, upon the terms and conditions set forth herein and have approved this Agreement; and

            WHEREAS, in accordance with the terms hereof, it is proposed that the Company be merged with and into D & E and that the presently issued and outstanding shares of capital stock of the Company be converted into shares of common stock, par value $.16 per share, of D & E; and

            WHEREAS, the Company and D & E desire to enter into and carry out the merger in accordance with the terms hereof and the provisions of the New Jersey Business Corporation Act, as amended (the "NJBCA"), and the Pennsylvania Business Corporation Law, as amended ("PABCL").

            NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                  1. THE MERGER

      1.1 The Merger of Company into D & E.

            On the Closing Date (as defined in Article 2 hereof), the Company and D & E shall cause (a) Articles of Merger to be executed and filed in the Department of State of the Commonwealth of Pennsylvania in substantially the form attached as Exhibit A hereto (the "Articles of Merger") and (b) a Certificate of Merger to be executed and filed with the Secretary of the State of New Jersey substantially in the form attached as Exhibit B hereto (the "Certificate of Merger").

      1.2 Effective Date and Effective Time.

            The effective date of the merger of the Company with and into D & E (the "Merger") shall be the date (the "Effective Date") upon and the time (the "Effective Time") at which the Articles of Merger are filed in the Department of State of the Commonwealth of Pennsylvania and the Certificate of Merger is filed with the Secretary of the State of New Jersey, whichever occurs later. At the Effective Time, the Company will be merged with and into D & E, with D & E as the surviving corporation (the "Surviving Corporation"), and the separate existence of the Company shall cease.

      1.3 Effects of Merger.

            (a) The Merger shall have the effects set forth in the applicable provisions of the PABCL and the NJBCA.


            (b) At the Effective Time and without any further action on the part of the Constituent Corporations, the Articles of Incorporation and By-Laws of D & E shall be the Articles of Incorporation and By-Laws of the Surviving Corporation.


            (c) At the Effective Time, the directors and officers of D & E immediately prior to the Effective Time shall become the directors and officers of the Surviving Corporation, respectively, to hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

                   2. CLOSING, CLOSING DATE AND CONSIDERATION

      2.1 The Closing and Closing Date.

            The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Buchanan Ingersoll Professional Corporation, One Oxford Centre, 301 Grant Street, 20th Floor, Pittsburgh, PA 15219, at 10:00 a.m. local time on the last to occur of (a) the earliest date permitted by order of the Federal Communications Commission (the "FCC") approving the transfer of control of the License (as defined below) in connection with the Merger which order is more fully described in Section 6.6 hereof, (b) the effective date of the last order, approval or exemption of any other federal or state regulatory agency approving or exempting the Merger if such action is required,

(c) the date on which shareholders of the Company approve this Agreement and (d) the date on which all other conditions to the obligations of each party hereunder to effect the Merger are satisfied or waived, but in no case not later than 180 days after the date hereof unless either party hereto in good faith believes that such FCC approval is imminent at the end of such 180-day period, then such party may provide written notice to the other party that it requests a thirty (30) day extension and such extension shall be granted (the "Termination Date"). The date of the Closing is hereinafter referred to as the "Closing Date."

      2.2 Conversion of Capital Stock.

            (a) Subject to equitable adjustment in the event of stock split, stock dividend, reverse stock split or other change in the number of shares outstanding of the Company, at the Effective Time on the Effective Date, the capital stock of the Company outstanding immediately prior thereto shall be canceled or converted, as the case may be by virtue of the Merger and without any further action by any holder thereof as follows: (i) each share of Class I Common Stock, par value $.001 per share, of the Company ("Class I Common Stock") and each share of Class II Common Stock, par value $.001 per share, of the Company ("Class II Common Stock"; together with the Class I Common Stock, the "Company Common Stock") issued and outstanding immediately prior thereto shall be converted into (A) the number of shares (such number to be rounded to the nearest whole number) of common stock, par value $.16 per share of D & E ("D & E Common Stock") equal to $8,000,000, as adjusted pursuant to Article 8 hereof (the "Purchase Price") divided by (B) the weighted average closing price of D & E Common Stock on the NASDAQ National Market System over the twenty (20) trading days on which the D & E Common Stock was traded immediately preceding the Closing Date; provided, however, that if the price as so calculated under this clause (B) is less than $23.00 per share, then the price of the D & E Common Stock shall be fixed at $23.00 per share for the purposes hereof and if the price as so calculated is more than $27.00 per share, then the price of the D & E Common Stock shall be fixed at $27.00 per share for the purposes hereof (the "D & E Stock Price") (such D & E Common Stock issued in connection with the Merger to be apportioned to each Company Shareholder (defined below) in accordance with the books and records of the Company as such Shareholder's interest appears and registered by D & E on the books and records of D & E as set forth on the Company's books and records); and (ii) each share of the Company Common Stock and Series A Convertible Preferred Stock, par value $.01 per share, of the Company (the "Series A Preferred Stock") issued and held in the treasury of the Company shall be canceled and retired; and

            (b) All shares of D & E Common Stock outstanding immediately prior to the Effective Time shall not be converted or changed as a result of the Merger but shall continue as identical shares of the Surviving Corporation.

      2.3 Fractional Shares.

            No fractional shares of D & E Common Stock shall be issued in connection with the Merger. In lieu thereof, each holder of the Company Common Stock who would otherwise be entitled to receive a fraction of a share of D & E Common Stock, after aggregating all shares of D & E Common Stock to be received by such holder, shall instead receive from D & E an amount of cash (without interest) equal to the D & E Stock Price multiplied by the fraction of a share of D &E Common Stock to which such holder would otherwise be entitled.

      2.4 Exchange of Certificates.

            As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall mail, or cause to be mailed, to each holder of record of Company Common Stock (a) notice that the Merger has been consummated and instructions for effecting the surrender of their certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock ("Company Certificates") in exchange for certificates representing shares of D & E Common Stock and (b) a letter of transmittal (which shall specify that delivery shall be affected, and risk of loss and title to the Company Certificates shall pass, only upon delivery of the Company Certificates to the Surviving Corporation and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify). Upon surrender of a Company Certificate for cancellation to the Surviving Corporation, together with a properly completed and duly executed letter of transmittal and such other documents as may reasonably be requested, the holder of such Company Certificate shall be entitled to receive, and the Surviving Corporation shall promptly deliver, in exchange therefor a certificate representing that number of whole shares of D & E Common Stock which such holder has the right to receive in respect of the Company Certificate surrendered pursuant to the provisions of this Article 2 (after taking into account all shares of Company Common Stock then held by such holder), and the Company Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of D & E Common Stock may be issued to a transferee if the Company Certificate representing such Company Common Stock is presented to the Surviving Corporation, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.

      2.5 Tax-Free Reorganization.

            The parties intend to adopt this Agreement as a tax-free plan of reorganization and to consummate the Merger as a merger in accordance with the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). D & E Common Stock issued in the Merger shall be issued solely in exchange for the Company Common Stock. Except for cash paid in lieu of fractional shares, no consideration that could constitute "other property" within the meaning of Section 356(b) of the Code is being paid by D & E for the Company Common Stock in the Merger. The parties shall not take a position on any tax returns inconsistent with this Section 2.5. In addition, D & E represents as of the date of this Agreement, and as of the Closing Date, that it presently intends to continue Company's historic business or use a significant portion of Company's business assets in a business. Neither the Company nor D & E shall intentionally take or cause to be taken action which would disqualify the Merger as a reorganization within the meaning of Section 368(a)of the Code.

      2.6 Further Assurances.

            The Company agrees that if, at any time after the Effective Time, D & E considers or is advised that any further deeds, assignments or assurances are reasonably necessary or desirable to be obtained from the Company or its officers or directors, to consummate the Merger or to carry out the purposes of this Agreement at or after the Effective Time, then the parties and their respective officers and directors may execute and deliver all such proper deeds, assignments and assurances and do all other things necessary or desirable to consummate the Merger and to carry out the purposes of this Agreement, in the name of the Company or otherwise.

                  3. REPRESENTATIONS AND WARRANTIES OF COMPANY

            The Company represents and warrants to D & E and covenants and agrees with D & E as follows:

      3.1 Organization, Qualification and Status.

            The Company is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the State of New Jersey. The Company has full corporate power and authority to own, lease and use its properties and to carry on its business as presently conducted. The Company is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified could reasonably be expected to have a material adverse effect on its operations or financial condition.

      3.2 Capitalization.

            The authorized capital stock of the Company consists of 6,000,000 shares of Class I Common Stock, of which 4,800,000 shares are issued and outstanding; 57,975,000 shares of Class II Common Stock, of which 450,000 shares are issued and outstanding; and 50,000,000 shares of Preferred Stock, par value $.01 per share, of which are authorized 22,500,000 shares of Series A Preferred Stock, of which 22,000,000 shares are issued and outstanding (collectively, the "Company Shares"). The Company Shares are held beneficially and of record by the Company shareholders listed on Schedule 3.2 attached hereto (the "Company Shareholders"), and no shares are held in the treasury of Company. All of said issued and outstanding Company Shares are validly issued, fully paid and non-assessable and none of such shares has been issued in violation of any preemptive rights of shareholders or transferred in violation of any transfer restrictions relating thereto. Except for options to purchase an aggregate of, and not to exceed, 475,000 shares of Class II Common Stock of the Company granted to certain directors and/or officers of the Company in connection with the private placement of the Company's Series A Preferred Stock and except as disclosed on Schedule 3.2 attached hereto, there are no authorized or outstanding options, warrants, convertible securities, subscription rights, puts, calls, unsatisfied preemptive rights or other rights of any nature to purchase or otherwise receive, or to require the Company to purchase, redeem or acquire, any shares of the capital stock or other securities of the Company and there is no outstanding security of any kind convertible into such capital stock; provided, however, that each of the foregoing shall have been exercised or shall have expired and be of no further force and effect immediately prior to the Effective Time. Except as disclosed on Schedule 3.2 attached hereto, there are no existing shareholder agreements, voting agreements or voting trusts respecting any shares of the capital stock of Company.

      3.3 Ownership of Shares.

            The Company Shareholders listed on Schedule 3.2 attached hereto own and hold, beneficially and of record, the entire right, title and interest in and to the number of the Company Shares set forth opposite their names, free and clear of any claim, suit, proceeding, call, commitment, voting trust, proxy, restriction, limitation, security interest, pledge or lien or encumbrance of any kind or nature whatsoever, and have full power and authority to vote said the Company Shares and to approve the transactions contemplated by this Agreement, such Company Shares constituting, in the aggregate, all of the issued and outstanding shares of capital stock of Company. Each such Company Shareholder has full power and authority to vote, transfer and dispose of the Company Shares owned and held by such Company Shareholder, free and clear of any claim, suit, proceeding, call, voting trust, proxy, restriction, security interest, lien or other encumbrance of any kind or nature whatsoever.

      3.4 No Subsidiary.

            The Company does not have any subsidiary or any ownership interest in any other entity. The Company is not a party to any joint venture arrangement and does not have the right to acquire any securities of or ownership interests in any other person or entity.

      3.5 Authorization; Valid and Binding Obligation.

            The Company has full corporate power and authority to execute and deliver this Agreement, the Articles of Merger, the Certificate of Merger and the other agreements and instruments to be executed and delivered in connection herewith and therewith, and has full corporate power and authority to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement, the Articles of Merger, the Certificate of Merger and the other agreements and instruments to be executed and delivered in connection herewith and therewith, have been or will be duly authorized, executed and delivered by Company. All corporate action on the part of the Company required in order to authorize the execution, delivery and performance of this Agreement, the Articles of Merger and the Certificate of Merger and the other agreements and instruments to be executed and delivered in connection herewith and therewith, has been taken. Each of this Agreement, the Articles of Merger and the Certificate of Merger constitutes, and the other agreements and instruments to be executed and delivered in connection herewith and therewith when duly executed and delivered by the Company each will constitute, the valid and binding obligation of the Company enforceable against it in accordance with its terms.

      3.6 No Violation; Consents.

            Neither the execution and delivery of this Agreement, the Articles of Merger, the Certificate of Merger by Company and the other agreements and instruments to be executed and delivered in connection herewith and therewith, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with the terms hereof or thereof, will (a) conflict with or result in a breach of any of the terms, conditions or provisions of the Certificate of Incorporation or By-Laws of Company, as amended, nor (b) violate, conflict with or result in a breach of or default under any of the terms, conditions or provisions of any material instrument, agreement, contract or commitment, nor
(c) accelerate or give to others any interests or rights, including rights of acceleration, termination, modification or cancellation, under any material instrument, agreement, contract or commitment in or with respect to the business or assets of Company, nor (d) result in the creation of any lien, claim, charge or encumbrance on the assets, capital stock or properties of Company, nor (e) conflict with, violate or result in a breach of or constitute a default under any law, statute, rule, judgment, order, decree, injunction, ruling or regulation of any government, governmental agency, authority or instrumentality, court or arbitration tribunal to which the Company or any of its assets or properties is subject; nor (f) require the consent of any third party, other than (i) the legally required approval of the Company's shareholders (which shall have been obtained prior to the Closing), (ii) the filing of all necessary applications with the FCC and approval of the same and (iii) the filing of the Articles of Merger in the Department of State of the Commonwealth of Pennsylvania and the Certificate of Merger with the Secretary of State of the State of New Jersey.

      3.7 Financial Statements.

            Schedule 3.7 attached hereto contains true and correct and complete copies of the following financial statements of the Company at the dates and for the periods specified:

            (a) .An audited Balance Sheet of the Company as of December 31, 1995 (the "Company Balance Sheet") and an unaudited Balance Sheet as of September 30, 1996 (the "Company Interim Balance Sheet"); and

            (b) An audited Income Statement and Statements of Cash Flows of the Company for the period ended December 31, 1995; and unaudited Income Statements and Statements of Cash Flows for the 9 month period ended September 30, 1996;

in each case together with the notes thereto. Each of the foregoing financial statements has been prepared in conformity with generally accepted accounting principals ("GAAP") applied on a consistent basis (subject in the case of interim statements to the absence of footnotes and to normal year end adjustments) and fairly presents in all material respects the financial condition of the Company at the dates and for the periods specified and are in accordance with the books and records of Company.

      3.8 No Adverse Changes.

            Since the date of the Company Interim Balance Sheet there has not been a material adverse change in the condition (financial or otherwise), properties, assets, liabilities, rights, operations or business of Company.

      3.9 Taxes.

            The Company has timely filed all federal, state, local and foreign tax returns required to be filed, has timely paid all taxes required to be paid in respect of all periods for which returns have been filed, has established an adequate accrual or reserve for the payment of all taxes payable in respect of the periods subsequent to the periods covered by the most recent applicable tax returns, has made all necessary estimated tax payments, and has no material liability for taxes in excess of the amount so paid or accruals or reserves so established. The Company is not delinquent in the payment of any tax and is not delinquent in the filing of any tax returns, and no deficiencies for any tax have been threatened, claimed, proposed or assessed. The Company has not received any notification that any material issues have been raised (and are currently pending) by the Internal Revenue Service or any other taxing authority (including but not limited to any sales tax authority) and no tax return of the Company has ever been audited by the Internal Revenue Service or any other taxing agency or authority.

      3.10 Litigation.

            There are no actions, suits or proceedings at law or in equity, or arbitration proceedings, or claims, demands or investigations, pending or, to Company's knowledge, threatened against or involving Company; there are no proceedings pending or, to Company's knowledge, threatened against or involving the Company by or before the FCC (other than proceedings generally applicable to PCS (as defined below)) or any other governmental board, department, commission, bureau, instrumentality or agency (including but not limited to any federal, state, local or foreign governmental agency or body concerned with control of environmental protection or pollution control, antitrust or trade regulation, civil rights, labor or discrimination, wages and hours, safety or health, zoning or land use); and the Company is not in violation of any order, ruling, decree or judgment of any court or arbitration tribunal or the FCC or any other governmental board, department, commission, bureau, instrumentality or agency.

      3.11 Title to PCS License, Intellectual Property and Other Assets.

            (a) The Company is the holder of that certain Frequency Block C broadband Personal Communications Service ("PCS") license for the Lancaster, Pennsylvania Basic Trading Area (the "License") issued by order of the FCC which order is final, nonappealable and in full force and effect.

            (b) The Company owns the entire right, title and interest in and to any and all tradenames and trademarks, including without limitation the mark "PCS One" (the "Mark"), service marks, trademark and service mark registrations and applications therefor, trademark and service mark licenses, copyrights, copyright registrations and applications therefor, copyright licenses, software licenses and know-how licenses, trade secrets, proprietary technical knowledge and know-how used by the Company including without limitation the right to use and license the same (collectively, the "Intellectual Property"). There are no pending or threatened claims or actions of any nature affecting the Intellectual Property or any rights therein. The Intellectual Property does not infringe on any rights, including without limitation the patent, trademark, copyright or trade secret rights of any third party and there is no reasonable basis upon which any claim may be asserted against the Company for infringement or misappropriation of any item or right included within the definition of Intellectual Property. All registrations and certificates issued by any governmental authority relating to any Intellectual Property and all licenses and other agreements pursuant to which the Company uses any of the Intellectual Property are valid and subsisting have been properly maintained and neither the Company nor, to the knowledge of the Company, any other person is in default or violation thereof.

            (c) Except as set forth on Schedule 3.11, attached hereto, the Company has good and valid title to the License, the Intellectual Property and all of its assets and properties as shown on the Company Balance Sheet, free and clear of all liens, mortgages, security interests, claims, charges, restrictions or encumbrances.

      3.12 Contracts.

            Set forth on Schedule 3.12 attached hereto, is a list of all material contracts, obligations and commitments relating to the business of the Company (either written or oral), including without limitation employment contracts, bonus, profit sharing, deferred compensation, stock option, stock ownership, and all other employee benefit plans, leases, mortgages, pledges, deeds of trust, loans or credit agreements, contracts and agreements not made in the ordinary course of business which involve more than $2,500.

      3.13 Compliance with Laws.

            The Company has complied in all material respects with all applicable laws, statutes, rules and regulations, orders and standards of federal, state, local and foreign governments and governmental agencies (including without limitation, the FCC) applicable to it and its business, assets (including without limitation, the License), properties and operations and the Company has not received notice of any claim of violation of any such laws or regulations.

      3.14 Disclosure.

            Neither this Agreement nor any other document, certificate, exhibit, statement or schedule furnished or to be furnished by or on behalf of the Company to D & E at Closing in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the factual statements contained therein, in light of the circumstances under which made, not misleading.

                   4. REPRESENTATIONS AND WARRANTIES OF D & E

            D & E represents and warrants to the Company and covenants and agrees with the Company as follows:

      4.1 Organization, Qualification and Status.

            D & E is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. D & E has full corporate power and authority to own, lease and use its properties and to carry on its businesses as presently conducted. D & E is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified could reasonably be expected to have a material adverse effect on its operations or financial condition.

      4.2 Capitalization.

            The authorized capital stock of D & E consists of 30,000,000 shares of D & E Common Stock, of which 5,738,361 shares are issued and outstanding and no shares of which are held in D & E's treasury. All of such capital stock of D & E has been duly authorized, and all issued and outstanding shares of capital stock of D & E have been validly issued and are fully paid and nonassessable. Except as set forth on Schedule 4.2, there are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from, or the sale or issuance by, D & E of any shares of its capital stock of any class nor has D & E issued, granted, awarded or agreed or committed to issue, grant or award any rights, options, warrants, conversion rights or purchase rights with respect to the sale and issuance by D & E of any shares of its capital stock of any class.

      4.3 D & E Common Stock.

            The shares of D & E Common Stock to be issued in accordance with this Agreement will be, upon issuance, duly authorized, validly issued, fully paid and nonassessable.

      4.4 Authorization; Valid and Binding Obligation.

            D & E has full corporate power and authority to execute and deliver this Agreement, the Articles of Merger and the Certificate of Merger and full corporate power and authority to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement, the Articles of Merger, and the Certificate of Merger have been or will be duly authorized, executed and delivered by D & E. All corporate action required on the part of D & E in order to authorize the execution, delivery and performance of this Agreement, the Articles of Merger, and the Certificate of Merger has been taken. Each of this Agreement, the Articles of Merger and the Certificate of Merger constitutes, and the other instruments to be executed and delivered in connection herewith and therewith when duly executed and delivered by D & E will constitute, the valid and binding obligation of D & E enforceable against D & E in accordance with its respective terms.

      4.5 No Violation.

            The execution and delivery of this Agreement, the Articles of Merger and the Certificate of Merger by D & E, and the consummation of the transactions contemplated hereby and thereby, and compliance with the terms hereof or thereof, will not (a) conflict with or result in a breach of any of the terms, conditions or provisions of the Articles of Incorporation or By-Laws of D & E, nor (b) violate, conflict with or result in a breach of or default under any of the terms, conditions or provisions of any material instrument, agreement, contract or commitment, nor (c) accelerate or give to others any interests or rights, including rights of acceleration, termination, modification or cancellation, under any material instrument, agreement, contract or commitment in or with respect to the business or assets of D & E, nor (d) result in the creation of any lien, claim, charge or encumbrance on the assets, capital stock or properties of D & E, nor (e) conflict with, violate or result in a breach of or constitute a default under any law, statute, rule, judgment, order, decree, injunction, ruling or regulation of any government, governmental agency, authority or instrumentality, court or arbitration tribunal to which D & E or any of its assets or properties is subject; nor require the consent of any third party, other than (i) the filing of all necessary applications with the FCC and approval of the same, (ii) the filing of the Articles of Merger in the Department of State of the Commonwealth of Pennsylvania and the Certificate of Merger with the Secretary of State of the State of New Jersey and (iii) filings under the applicable federal and state securities laws in connection with the issuance of the D & E Common Stock contemplated under this Agreement.

      4.6 Financial Statements.

            Schedule 4.6 hereto contains true and correct and complete copies of the following financial statements of D & E at the dates and for the periods specified:

            (a) Audited Balance Sheet of D & E as of December 31, 1995 (the
"D & E Balance Sheet") and an unaudited Balance Sheet as of September 30, 1996 (the "D & E Interim Balance Sheet"); and

            (b) An audited Income Statement and Statements of Cash Flows of
D & E for the year ended December 31, 1995; and unaudited Income Statements and Statements of Cash Flows for the 9 month period ended September 30, 1996;
in each case together with the notes thereto. Each of the foregoing financial statements has been prepared in conformity with GAAP applied on a consistent basis (subject in the case of interim statements to the absence of footnotes and to normal year end adjustments) and fairly presents in all material respects the financial condition of D & E at the dates and for the periods specified and are in accordance with the books and records of D & E.

      4.7 Qualifications to Hold License.

            D & E is and on the Closing Date will be both eligible and qualified as the Surviving Corporation to hold the License in accordance with the applicable rules of the FCC.

      4.8 No Adverse Changes.

            Except as set forth on Schedule 4.8 hereto, since the date of the D & E Interim Balance Sheet there has not been a material adverse change in the condition (financial or otherwise), properties, assets, liabilities, rights, operations or business of D & E.

                          5. COVENANTS AND UNDERTAKINGS

            From and after the date of this Agreement to and including the Effective Date of the Merger, the Company and D & E covenant and agree to comply with the provisions of this Article 5.

      5.1 Shareholder Meeting.

            As promptly as practicable after the date of this Agreement, the Company shall call and hold one or more meetings of its shareholders in accordance with applicable laws and regulations of the State of New Jersey and will use its best efforts to obtain at said meetings all approvals of its shareholders required under New Jersey law in order to consummate the Merger.
D & E agrees to vote its shares of Company Common Stock in favor of approval of the Merger.

      5.2 Satisfaction of Conditions.

            The Company and D & E shall use their best efforts to satisfy the conditions precedent to the obligations of the other party specified in Articles 6 and 7 hereof.

      5.3 Preservation of Business; Cooperation and Consultation.

            The Company shall (a) conduct its business affairs and operations in the ordinary course, consistent with its method of operation for prior periods,
(b) maintain the full force and effect of the License and the Company's ownership thereof, and comply in all material respects with all applicable rules and regulations of the FCC with respect thereto, (c) use its best efforts to keep available the services of its present officers, and (d) use its best efforts to preserve its reputation and goodwill. In addition to, but not limiting the generality of the foregoing, the Company and D & E shall consult and cooperate with each other in connection with the design, development and construction of the PCS system to which the License relates.

      5.4 Exclusivity.

            The Company and D & E shall each deal exclusively and in good faith with each other with regard to the Merger and will not, and each will direct its officers, directors, financial advisors, accountants, agents, and counsel not to, (a) solicit submission of proposals or offers from any other person relating to any acquisition of all or of a material part of its stock or assets, or any merger, consolidation or business combination that would have the effect of preventing the consummation of the transactions contemplated by this Agreement (an "Acquisition Proposal"), (b) participate in any negotiations regarding, or furnish, in connection with an Acquisition Proposal, any information to any other person regarding the Company or otherwise cooperate in any way or assist, facilitate or encourage any Acquisition Proposal by any other person, or (c) enter into any agreement or understanding, whether oral or in writing, that would have the effect of preventing the consummation of the transactions contemplated by this Agreement.

      5.5 FCC and Other Consents.

            Within ten (10) days within execution of this Agreement and in no event later than December 31, 1996, the Company and D & E shall file with the FCC the necessary applications to obtain, prior to the Closing, a final and nonappealable order of the FCC approving the consummation of all of the transactions contemplated hereby, including without limitation, the transfer of control of the License in connection with the Merger and thereafter by contribution by D & E to an affiliate controlled by D & E, as well as any and all approvals, orders and exemptions from other governmental authorities in order to effect the Merger and the consummation of the transactions contemplated hereby. Also, each party hereto shall file and shall cooperate in connection with the filing of all reports, applications and other documents required to be filed with the FCC between the date hereof and the Effective Time and shall make available to the other parties copies of all such reports within a reasonable time prior to filing and promptly after the same are filed. Except where prohibited by applicable statutes and regulations, each party shall promptly provide the other (or its counsel) with copies of all other filings to be made or made by such party with the FCC or any other governmental entity in connection with this Agreement, the Articles of Merger, the Certificate of Merger, the transfer of the License in connection with the Merger or the transactions contemplated hereby or thereby.

      5.6 Negative Covenants.

            The Company covenants and agrees that from and after the date hereof through and including the Effective Date it will not, except as contemplated by this Agreement, without the prior written consent of D & E:

            (a) enter into any business combination transaction (such as a merger, consolidation, sale of stock or sale of assets) with any person;


            (b) amend or authorize any amendment to or modification of its Certificate of Incorporation or By-Laws;


            (c) make any change in its authorized or issued capital stock, or issue any corporate securities of any nature or options for any of the foregoing or enter into any contract of any nature respecting shares of its capital stock or otherwise make any changes in its capital structure;


            (d) make or declare any distribution or payment in respect of shares of its capital stock or purchase or redeem any shares of its capital stock;


            (e) enter into any material contract or commitment;


            (f) sell or transfer the License, the Mark, any other Intellectual Property or any other property other than in the ordinary course of business, or acquire or dispose of any fixed assets, except as previously disclosed to D & E;


            (g) mortgage, pledge or subject to any lien, charge or encumbrance the License, the Mark, any other Intellectual Property or any other assets, tangible or intangible;


            (h) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities except indebtedness (i) incurred in the ordinary course of business consistent with prior practice but not to exceed, in the aggregate

$5,000, (ii) owing to the FCC on the date hereof in connection with the acquisition of the License, and (iii) owing to D & E and its subsidiaries and affiliates;

            (i) enter into any new line of business, or terminate or abandon any existing line of business, or incur or commit to any capital expenditure;

            (j) propose or effect a split or reclassification of its outstanding capital stock or a recapitalization; or

            (k) agree, whether in writing or otherwise, to do any of the foregoing or do any act or thing which under the terms and conditions of this Agreement would be in violation of any of the covenants or agreements of the Company hereunder, or which would make any representation or warranty of the Company hereunder inaccurate or untrue as of the Closing Date, or would result in any of the conditions to the Merger set forth in Articles 6 or 7 not being satisfied, or which would adversely affect the ability of any party to obtain the FCC approval of the Merger and the consummation of the transactions contemplated hereby or any other approval of a government entity required, necessary or contemplated hereby.

      5.7 Access in Connection with Investigation by D & E.

            The Company covenants and agrees that prior to the Closing, the Company shall afford to the employees, officers, attorneys, accountants and other authorized representatives of D & E access during normal business hours to the facilities and the books and records of the Company so as to afford D & E full opportunity to make such review, examination and investigation of the Company as D & E may desire to make. D & E will be permitted to make extracts from or copies of such books and records. At the Closing, the Company shall deliver to D & E all books and records of the Company all of which shall be true and correct.

      5.8 Resignations of Directors and Officers.

            The Company shall cause all directors and officers of the Company to deliver their written resignations from such offices to D & E, which resignations shall be effective at the Closing and in form and substance satisfactory to D & E.

               6. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF D & E

            The obligations of D & E hereunder shall be subject to the following conditions, any or all of which may be waived in writing by D & E (provided, however, that there can be no waiver of FCC approval):

      6.1 Accuracy of Representations and Warranties.

            Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of such date and the Company shall have performed and complied in all material respects with each of the agreements, covenants, stipulations, terms and conditions contained herein and required to be performed or compiled with by it on or prior to the Closing Date.

      6.2 No Adverse Change.

            Since September 30, 1996, there shall have been no material adverse change in the business, properties or financial condition of Company and the Company shall not have suffered any loss on account of fire, flood, accident, strike or other calamity which has a material adverse effect on the financial condition, results of operation, business or properties of Company, whether or not such loss shall have been covered by insurance.

      6.3 No Injunction; Consents.

            No action, proceeding or investigation shall have been instituted or threatened to set aside the transactions provided for herein or to enjoin or prevent the consummation of the transactions contemplated hereby and all required approvals, orders and exemptions for the consummation of the transactions contemplated hereby shall have been secured.

      6.4 Deliveries by Company.

            The Company shall have delivered to D & E the following:

            (a) a good standing certificate and certified charter documents, as amended, of Company, each of recent date from the Secretary of the State of New Jersey and a good standing certificate for the Company of recent date from each jurisdiction in which the Company is qualified to do business;

            (b) copies of the resolutions duly adopted by the Board of Directors and shareholders of Company, authorizing the execution, delivery and performance of this Agreement, the Articles of Merger, the Certificate of Merger and the other agreements, instruments and documents contemplated hereby and to be delivered hereunder, and copies of the Company's By-Laws, as amended, duly certified by the Secretary or Assistant Secretary of Company, which resolutions shall be in full force and effect at the time of delivery on the Closing Date;

            (c) a certificate of incumbency, dated the Closing Date, executed by the President or any Executive Vice President of the Company, and by the Secretary or any Assistant Secretary of the Company, listing the officers of the Company authorized to execute the Agreement, Articles of Merger, the Certificate of Merger and the other certificates, schedules and the instruments to be delivered on behalf of the Company, and their respective officer positions, and containing the genuine signature of each such person set forth opposite his name;

            (d) a certificate, dated the Closing Date, of the President or Executive Vice President of the Company, in form and substance reasonably satisfactory to D & E and its legal counsel, to the effect that each of the conditions set forth in Sections 6.1 and 6.2 of this Article 6 have been satisfied in every respect;

            (e) a certificate of its Secretary setting forth the number of shares of the Company capital stock (i) entitled to vote at the shareholder meeting approving the Merger, (ii) actually voted at any such meeting, (iii) voted in favor of, and against, the Merger and (iv) setting forth the names of any Company Shareholders who took any steps under New Jersey law to dissent from the Merger; and

            (f) an opinion of its counsel, Stradley, Ronon, Stevens & Young, and special FCC counsel, Patton Boggs, L.L.P., each substantially in the form of Exhibit C attached hereto.

      6.5 Shareholder Approval.

            The Company Shareholders shall have approved the Merger with no fewer than eighty percent (80%) of all votes cast voting in favor of such approval. No Company Shareholder shall have taken any steps for perfecting dissenting shareholders' rights of appraisal as set forth in the NJBCA.

      6.6 FCC Approval.

            The FCC shall have issued a final and nonappealable order approving the transfer of control of the License and the consummation of all transactions contemplated hereby which order shall be in full force and effect without any material limitations, restrictions or conditions contained therein.

      6.7 Shareholder Documents and Undertakings.

            Each Company Shareholder shall have together with D & E executed and delivered the D & E Shareholder Agreement in substantially the form of Exhibit D attached hereto (the "D & E Shareholder Agreement").

      6.8 Securities Laws Matters.

            D & E Common Stock shall be traded on the NASDAQ National Market (trading on the date hereof under the symbol "DECC") and the registration statement relating to the D & E Common Stock into which the Company Common Stock shall be converted in connection with the Merger, shall be effective and there has been no (a) issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the registration statement or prospectus or any amendment or supplement thereto relating to the D & E Common Stock to be issued hereunder; (b) receipt by D & E of any notification with respect to the suspension of the qualification of such D & E Common Stock for sale or to D & E's knowledge, the initiation or threatening of any such proceeding for such purposes; and (c) event or condition shall exist which makes any statement made in any such registration statement or the related prospectus untrue in any material respect or which requires the making of any changes in such registration statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

      6.9 Conversion of the Company's Series A Preferred Stock.

            Prior to the Closing Date each holder of the Company's Series A Preferred Stock shall have exercised its rights to convert and effected the conversion of all the Company's Series A Preferred Stock held by such holder into Class II Common Stock as provided for in the Company's Certificate of Incorporation, as amended and shall have been held in the treasury of the Company. Immediately prior to the Merger, all of the Company's Series A Preferred Stock held in the treasury of the Company shall be canceled and retired and no Preferred Stock of the Company shall be issued or outstanding.

                   7. CONDITIONS TO THE OBLIGATIONS OF COMPANY

            The obligations of the Company shall be subject to the following conditions, any or all of which may be waived in writing by Company (provided, however, there can be no waiver of FCC approval):

      7.1 Accuracy of Representations and Warranties.

            Each of the representations and warranties of D & E set forth in
Article 4 hereof shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of such date and D & E shall have in all material respects performed and compiled with each of the agreements, covenants, stipulations, terms and conditions contained herein and required to be performed or compiled with by it on or prior to the Closing Date.

      7.2 Deliveries by D & E.

            D & E shall have delivered to the Company the following:

            (a) good standing certificates and certified charter documents of D & E, each of recent date, from the Secretary of the State of Pennsylvania;

            (b) copies of the resolutions duly adopted by the Board of Directors of D & E authorizing the execution, delivery and performance of this Agreement, the Articles of Merger and the Certificate of Merger and the other agreements, instruments and documents contemplated hereby, duly certified by the Secretary or Assistant Secretary of D & E which shall be in full force and effect at the time of delivery on the Closing Date; and

            (c) a certificate, dated the Closing Date, of the President or Vice President of D & E, in form and substance reasonably satisfactory to the Company and its legal counsel, to the effect that each of the conditions set forth in
Section 7.1 of this Article 7 have been satisfied in every respect.

      7.3 Shareholder Approval.

            The Company Shareholders shall have approved the Merger with no fewer than eighty percent (80%) of all votes cast voting in favor of such approval. No Company Shareholder shall have taken any steps for perfecting dissenting shareholders' rights of appraisal as set forth in the NJBCA.

      7.4 Securities Laws Matters.

            D & E Common Stock shall be traded on the NASDAQ National Market and the registration statement relating to the D & E Common Stock into which the Company Common Stock shall be converted in connection with the Merger, shall be effective and there has been no (a) issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the registration statement or prospectus or any amendment or supplement thereto relating to the D & E Common Stock to be issued hereunder; (b) receipt by D & E of any notification with respect to the suspension of the qualification of such D & E Common Stock for sale or to D & E 's knowledge, the initiation or threatening of any such proceeding for such purposes; and (c) event or condition shall exist which makes any statement made in any such registration statement or the related prospectus untrue in any material respect or which requires the making of any changes in such registration statement or prospectus so that, as of such date, the statements therein are not misleading.

      7.5 FCC Approval.

            The FCC shall have issued a final and nonappealable order approving the Merger, the transfer of control of the License and the consummation of all transactions contemplated hereby which order shall be in full force and effect without any material limitations, restrictions or conditions contained therein.

                                   8. EXPENSES

      Each Company Shareholder shall pay all fees and expenses incurred by such Shareholder in connection with the transactions provided for hereunder and under the D & E Shareholder Agreement and shall pay to (i) D & E in full such Shareholder's pro rata portion of fifty percent (50%) of the total Registration Expenses incurred by D & E in connection with the preparation, filing and/or maintaining in effect of a registration statement covering the registration of any D & E Common Stock under the Securities Act of 1933, as amended, and (ii) the Company such Shareholder's pro rata portion of all fees and expenses incurred by the Company in connection with the transactions provided for hereunder and under the D & E Shareholder Agreement, including the fees and expenses of Company's counsel and accountants, or in the absence of either such payment, such pro rata portion shall be deemed paid by reducing the Purchase Price by comparable value to such unpaid pro rata portion. For the purposes hereof, "Registration Expenses" shall mean any and all registration and qualification fees and expenses (including underwriters' discounts and commissions), and any costs and disbursements of or related to accounting and legal counsel for D & E that result from such registration. Except as otherwise provided in this Agreement, D & E shall pay all expenses incurred by it in connection with the transactions provided for hereunder, including the fees and expenses of its counsel and accountants.

                         9. ABSENCE OF BROKER OR FINDER

      The Company represents and warrants to D & E that no person is acting or has acted for it as broker or finder in connection with the transactions provided for by this Agreement. D & E represents and warrants to the Company that no person is acting or has acted for it as broker or finder in connection herewith.

                                10. NEWS RELEASES

      No notices to third parties or any publicity, including press releases, concerning any of the transactions provided for herein shall be made unless planned and coordinated jointly between the Company and D & E unless D & E is advised by counsel that a news release or disclosure is required or appropriate and D & E is unable to comply with the terms of this Article after making reasonable efforts to do so.

                                   11. NOTICES

      Any notice, request, demand or other communication given by any party under this Agreement (each a "notice") shall be in writing, may be given by a party or its legal counsel, may and shall be deemed to be duly given (a) when personally delivered, or (b) upon delivery by United States Express Mail or similar overnight courier service which provides evidence of delivery, or (c) when five (5) days have elapsed after its transmittal by registered or certified mail, postage prepaid, return receipt requested, addressed to the party to whom directed at that party's address as it appears below or another address of which that party has given notice, or (d) when transmitted by telex (or equivalent service), the sender having received the answer back of the addressee, or (e) when delivered by facsimile transmission if a copy thereof is also delivered in person or by overnight courier. Notices of address change shall be effective only upon receipt notwithstanding the provisions of the foregoing sentence.

      Notice to the Company shall be sufficient if given to:

                     PCS One, Inc.
                     Bayport One, Suite 400
                     West Atlantic City, NJ  08232
                     Attention:  Michael B. Azeez
                     Facsimile:  (609) 645-9696

with copies to:                      Stradley, Ronon, Stevens & Young
                                     2600 One Commerce Square
                                     Philadelphia, PA 19103
                                     Attention:  Joseph V. Del Raso
                                     Facsimile:  (215) 564-8120

           Notice to D & E shall be sufficient if given to:
                     D & E Communications, Inc.
                     4139 Oregon Pike
                     Ephrata, PA 17522
                     Attention:  Donald R. Kaufmann
                     Facsimile:  (717) 738-7030

with copies to:                      Buchanan Ingersoll Professional Corporation
                                     One Oxford Centre
                                     301 Grant Street - 20th Floor
                                     Pittsburgh, PA  15219
                                     Attention:  Vincent C. Deluzio
                                     Facsimile:  (412) 562-1041

                 12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

            The representations and warranties contained herein or in any document delivered pursuant hereto shall survive the consummation of the transactions provided for in this Agreement.

                       13. COOPERATION; FURTHER ASSURANCES

            Each party to this Agreement agrees to cooperate fully with the other parties hereto and their counsel and accountants and other representatives, will use best efforts to cause satisfaction of the conditions to consummation of the Merger as promptly as possible, and will refrain from a course of action inconsistent with this Agreement, or the Articles of Merger or the Certificate of Merger. Each party shall, upon request of any of the other parties hereto, at any time and from time to time execute, acknowledge, deliver and perform all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and instruments of further assurances as may be necessary or appropriate to carry out the provisions and intent of this Agreement, the Articles of Merger or the Certificate of Merger.

                                 14. TERMINATION

            This Agreement may be terminated and the transactions contemplated hereby abandoned prior to Closing:

            (a)   by the mutual consent of D & E and Company;

            (b) by D & E if any condition in Article 6 has not been satisfied in full or previously waived by D & E in writing at or prior to the Termination Date;

            (c) by the Company if any condition in Article 7 has not been satisfied in full or previously waived by the Company in writing at or prior to the Termination Date; or

            (d) by either party (other than a party that is in material breach of its obligations under this Agreement) if the Closing shall not have occurred on or before the Termination Date.

            If this Agreement is terminated pursuant to clause (a) of this
Article 14, all obligations of the parties hereunder shall terminate without any further liability or obligation of either party to the other, except that Articles 8, 10 and 16 of this Agreement shall survive and continue in full force and effect notwithstanding such termination. Except as limited by the preceding sentence, the exercise by any party of the right to terminate this Agreement shall not terminate or limit any remedy that such party may have at law or in equity by reason of another party's breach of any obligation hereunder prior to such termination.

                                15. MISCELLANEOUS

      15.1 Legend.

            In accordance with the D & E Shareholder Agreement, each certificate for D & E Common Stock shall be imprinted with a legend in substantially the following form:

            THIS CERTIFICATE OF STOCK AND THE SHARES REPRESENTED THEREBY MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THAT CERTAIN SHAREHOLDER AGREEMENT DATED AS OF ___________________, 1997 AND ALL AMENDMENTS THERETO, A COPY OF WHICH AGREEMENT AND ANY AMENDMENT THERETO IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

      15.2 Successors and Assigns.

            This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties hereto.

      15.3 Governing Law.

            This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania without regard to any jurisdiction's provisions of conflicts of law.

      15.4 Counterparts/Use of Facsimiles.

            This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement. The reproduction of signatures by means of a telecopying device shall be treated as though such reproductions are executed originals and each party hereto covenants and agrees to provide the other parties with a copy of this Agreement bearing original signatures within five (5) days following transmittal by facsimile.

      15.5 Entire Agreement.

            This Agreement (including, for purposes hereof, the Exhibits and Schedules contemplated hereby) constitutes the entire agreement of the parties hereto respecting its subject matter and supersedes all negotiations, preliminary agreements and prior or contemporaneous discussions and understandings of the parties hereto in connection with the subject matter hereof. No term of this Agreement nor the termination hereof pursuant to Article 14, shall be deemed to waive, amend, modify, limit, supercede, or terminate any rights or obligations under that certain Participation Agreement, dated as of November 28, 1995, by and between the Company, Red Rose Systems, Inc. and The D and E Group, which Agreement shall remain in full force and effect. This Agreement may be amended, modified, or supplemented only by a writing signed by all parties by their duly authorized representatives. Any party may waive the benefit of a term or condition of this Agreement but such waiver shall be in writing and signed by the party so waiving such benefit and such waiver will not be deemed to constitute the waiver of another breach of the same, or any other, term or condition. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provision of this Agreement.

      15.6 No Presumption Against Draftsman.

            There shall be no presumption against any party on the ground that such party or its counsel was responsible for preparing this Agreement or any part hereof.

                               16. CONFIDENTIALITY

            Should the Merger not be consummated for any reason, all information received from the Company or from D & E shall be held in strict confidence by D & E or Company, as the case may be, and neither shall use any of such information itself nor disclose any such information to others without Company's or D & E's (as the case may be) written consent unless (a) the information in question is, or becomes, public knowledge without breach hereunder, or (b) was known to D & E or Company, as the case may be, at the time obtained, or (c) is rightfully obtained from a third party with no restriction on disclosure.

            IN WITNESS WHEREOF, each of the parties has executed or caused this Agreement to be executed by its duly authorized officer as of the date first above written.

                                        D & E COMMUNICATIONS, INC.


                                        By:  /s/ G. William Ruhl
                                             -------------------
                                             Name:  G. William Ruhl
                                             Title: Senior Vice President

                                        PCS ONE, INC.


                                        By: /s/ Michael Azeez
                                            -----------------
                                            Name:  Michael Azeez
                                            Title: President

                                    EXHIBIT C

                             FORM OF COUNSEL OPINION

                              ___________ __, 199_

D & E Communications, Inc.
130 East Main Street
P.O. Box 458
Ephrata, PA 17522

                     Re: PCS One, Inc.

Ladies and Gentlemen:

            We have acted as counsel to and for PCS One, Inc., a New Jersey corporation ("PCS"), in connection with the transactions contemplated by a certain Agreement and Plan of Merger dated as of December ___, 1996 ("Merger Agreement") by and among PCS and D & E Communications, Inc. ("D & E"). This opinion is furnished to you pursuant to Section 6.4(f) of the Merger Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

            In our capacity as counsel, we have been requested by PCS to render the opinions set forth in this letter, and in connection therewith, we have reviewed executed counterparts of the (i) the Merger Agreement, and (ii) Articles of Merger by and between PCS and D & E, together with a Certificate of Merger (the foregoing are hereinafter collectively referred to as the "Agreements"). The term Agreements as used herein shall only refer to the contractual agreements themselves, exclusive of any exhibits or schedules attached thereto, and shall not include any other documents, contracts or matters referred to or described in the Agreements.

            In our capacity as counsel for PCS we have also reviewed the following additional documents and materials: (a) Amended and Restated Certificate of Incorporation of PCS, certified as true and correct by the Secretary of State of New Jersey ("Certificate of Incorporation"), (b) Amended and Restated Bylaws of PCS, as amended to date, certified as true and correct by the Secretary of PCS, (c) Certificate of Incumbency signed by certain of the officers of PCS, (d) resolutions of the Board of Directors and Shareholders of PCS authorizing the action taken in connection with the transactions contemplated by the Agreements, certified as true and correct by the Secretary of PCS, (e) good standing certificate with respect to PCS issued by the Secretary of State of the State of New Jersey (the "Secretary of State") on _______________ __, 199_ ("Good Standing Certificate"), (f) minutes of the proceedings of the Board of Directors and Shareholders of PCS contained in the official minute book of PCS and the official stock register of PCS, in each case provided to us by PCS, and (g) an Officer's Certificate of the President and Treasurer of PCS dated the date hereof, a copy of which is attached hereto ("Officer's Certificate"). The Agreements, together with the documents described in clauses (a) through (g) above are hereinafter collectively referred to as the "Documents." Other than our review of the Documents, we have not reviewed any other documents or made any independent investigation for the purpose of rendering this opinion and we make no representation as to the scope and sufficiency of our document review for your purposes.

            We have relied, without independent investigation, upon certain certifications of governmental officials and private organizations having access to and regularly reporting on government files and records, including certificates and articles of incorporation, certificates as to good standing. In addition, as to certain matters, we have relied without independent investigation upon the Officer's Certificate, a copy of which is attached to this Opinion, and upon the representations and warranties of PCS contained in the Documents for the truth, accuracy and completeness of the matters contained therein.

            We express no opinion as to the remedies conferred upon you by the Agreements or other agreements referred to therein or the remedy which any court, other government body, agency or arbitrator may grant, impose or render. Without limiting the generality of the foregoing, no opinion is expressed as to the enforceability or recognition under the laws of the State of New Jersey or the Commonwealth of Pennsylvania of (i) waiver of the right to a jury trial,
(ii) self-help, subrogation, indemnity, severability or the exercise of private power of sale, (iii) confession of judgment, (iv) provisions which purport to establish evidentiary standards, (v) provisions related to waiver of remedies (or the delay or omission of enforcement thereof), disclaimers, liability limitations with respect to third parties, releases or waivers of legal or equitable rights, discharge or waivers of defenses or liquidated damages, or
(vi) provisions related to choice of governing laws, which may be qualified by judicial decisions.

            This letter shall be interpreted in accordance with the assumptions, qualifications, exceptions, definitions, limitations on coverage and other limitations provided for and specified in Sections 4, 6-A, 6-B, 7, 11-14, 17, 18 and 19 of the Legal Opinion Accord (the

"Accord") of the ABA Section of Business Law (1991), included in the Third Party Legal Opinion Report, 47 Bus. Law. 167 (1991), and we expressly incorporate the provisions of such Sections herein by reference. Each of the opinions expressed herein is subject to the General Qualifications as defined in the Accord.

            In addition, we are advised by PCS that a separate opinion letter will be delivered to you by Patton, Boggs, L.L.P. opining as to federal communications laws and regulations, and accordingly, no opinion is expressed herein in any respect as to the Federal Communications Act of 1934, as amended, or any law, rule, regulation or policy of the Federal Communications Commission or any other governmental authority which specifically regulates the acquisition, development or operation or transfer of control of the License.

            The law covered by the opinions expressed herein is limited to (i) the Federal statutes, judicial and administrative decisions and rules and regulations of the governmental agencies of the United States and (ii) the statutes, judicial and administrative decisions and rules and regulations of the governmental agencies of the State of New Jersey and the Commonwealth of Pennsylvania. We have noted, in the course of preparing this opinion, that the substantive laws of other jurisdictions may be relevant in connection with specific opinions which are given herein. We have, with your permission, assumed in each instance that the substantive law of any such jurisdiction other than the State of New Jersey and the Commonwealth of Pennsylvania is identical in all respects to the substantive law of the Commonwealth of Pennsylvania without regard to principles relating to conflict of laws.

            This opinion is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

            Based upon, and subject to, the foregoing, we are of the opinion, as of the date hereof, that:

            1. PCS is a corporation organized and, as of the date set forth on the Good Standing Certificate issued with respect thereto, in good standing under the laws of the State of New Jersey. To our actual knowledge, PCS has no subsidiaries. To our actual knowledge, PCS has not received written notice from any governmental authority that qualification as a foreign corporation may be required in any jurisdiction.

            2. PCS has the requisite corporate power to enter into the Agreements and perform its obligations thereunder.

            3. The execution, delivery and performance of the Agreements by PCS have been duly authorized by all requisite corporate action on behalf of PCS. The Agreements constitute legal, valid and binding obligations of PCS and are enforceable against PCS in accordance with their respective terms.

            4. The execution and delivery by PCS of the Agreements and the performance by PCS of its obligations thereunder (i) do not result in a violation of the Certificate of Incorporation or the Amended and Restated Bylaws of PCS, (ii) are not prohibited by, and will not subject PCS to a fine, penalty or other similar sanction or result in the creation or imposition of any lien or encumbrance upon any of the properties or assets of PCS under, any statute or regulation customarily applicable to the transactions contemplated by the Agreements, (iii) to our actual knowledge, do not breach or result in a default by PCS (immediately, upon notice or with the passage of time) under any material indenture, agreement, contract or instrument to which PCS is a party or by which PCS is bound, and (iv) does not violate any order, writ, judgment or decree to which, to our actual knowledge, PCS is a party.

            5. Upon the receipt and filing of Articles of Merger with the Department of State of the Commonwealth of Pennsylvania and a Certificate of Merger with the Secretary of State of the State of New Jersey, the Merger shall become effective in accordance with the Pennsylvania Business Corporation Law and the New Jersey Business Corporation Act, respectively.

            6. The authorized capital stock of PCS consists of (a) 50,000,000 shares of preferred stock, $.0l par value per share ("Preferred Stock"), 22,500,000 of which shares have been designated Series A Convertible Preferred Stock, (b) 6,000,000 shares of Class I common stock, $.00l par value per share ("Class I Common Stock"), and (c) 57,975,000 shares of Class II common stock, $.001 par value per share ("Class II Common Stock"). Annex 1 attached hereto sets forth the issued and outstanding shares of capital stock of PCS which are, to our actual knowledge, fully paid and nonassessable, and (b) to our actual knowledge, the stockholders of record and holders of record of any subscription, warrant, option, convertible security or other right to purchase or otherwise acquire equity securities of PCS immediately prior to the Closing Date, and the number of shares of such capital stock and the number of subscriptions, warrants, options, convertible securities, and other such rights held by each of them are as set forth in Schedule 3.2 to the Merger Agreement,

            7. To our actual knowledge, except as set forth in Schedule 3.2 to the Merger Agreement, immediately prior to the Closing (i) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or acquire equity securities of PCS has been authorized and is outstanding, (ii) there is no commitment by PCS to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or assets, and (iii) PCS has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof except as provided for in the Certificate of Incorporation of PCS or under applicable law.

            8. To our actual knowledge, PCS is not in default with respect to any order, writ, injunction or decree, to which PCS is a party, of any court or governmental authority.

9. To our actual knowledge, except as described in Schedule 3.11 to the Merger Agreement, there is no suit, claim, investigation, action or proceeding pending or overtly threatened against or affecting PCS before or by any court, administrative agency or governmental authority.

            This opinion is solely for your benefit and may not be published by you (other than upon an order of a court or other legal tribunal), relied upon in any manner or for any purpose by, or circulated to, any third party, without the prior written approval of a partner of this law firm in each instance.


                                        Very truly yours,


                                        STRADLEY, RONON, STEVENS & YOUNG, LLP


                                        By:_____________________________________

                                     ANNEX 1

                                  Capital Stock



As of the Closing Date:

                                    EXHIBIT C

                       FORM OF SPECIAL FCC COUNSEL OPINION

                                 [CLOSING DATE]

D & E Communications, Inc.
130 East Main Street
P.O. Box 458
Ephrata, PA  17522

Ladies & Gentlemen:

     We have acted as Federal Communications Commission ("FCC" or "Commission") counsel to PCS One, Inc. (the "Company") in connection with the Agreement and Plan of Merger, dated as of December 12, 1996 (the "Agreement"), as well as the Company's preparation of a certain application to the FCC for authority to participate in the FCC's Broadband Personal Communications Services ("PCS") "C" Block Auction ("Auction") (said application being hereinafter referred to as the "FCC Application"), the issuance of that certain Frequency Block C Broadband PCS License for the Lancaster, Pennsylvania Basic Trading Area (the "License"), and the FCC's order (the "FCC Approval Order") approving the transfer of control of the License in connection with the Merger (as defined in the Agreement).

     This opinion is furnished to you pursuant to Section 6.4(f) of the Agreement. All capitalized terms used but not defined in this opinion shall have the meanings assigned to them in the Agreement.

     In our capacity as FCC counsel to the Company as described above, we have reviewed: (a) the FCC Application; (b) the relevant rules and policies of the FCC related to the Auction, the licensing and operation of PCS facilities and the acquisition, development, operation and transfer of control of PCS licenses ("FCC Rules"); (c) the relevant FCC records concerning the Auction, the Company's acquisition of the License and the transfer of control of the License in connection with the Merger which were publicly available at the Commission's Washington offices as of 12:00 Noon Eastern Daylight Time on _______________, 1997; (d) files made available to us by the Company; and (e) files we maintain as FCC counsel to the Company. In furnishing this opinion we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Agreement and of all documents specified in clauses (a) through (e) above. This opinion is based on and relates solely to the Company's (i) participation in the Auction and no other PCS auction by the FCC, (ii) the acquisition of the License and (iii) the transfer of control of the License in connection with the Merger.

     We have also examined and have relied upon certificates of the Company or its officers, delivered to us prior to closing of the transactions contemplated by the Agreement in connection with this opinion, and upon the representations and warranties of the Company made in the Agreement as to matters of fact, other than facts constituting the conclusions of law.

     Whenever a statement herein is qualified by "to the best of counsel's knowledge" or similar phrase, it is intended to indicate that those attorneys in this firm who have rendered legal services in connection with the transactions contemplated by the Agreement do not have current knowledge of the inaccuracy of such statement. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of any such statement, and no inference that we have any knowledge of any matters pertaining to such statement should be drawn from our representation of the Company in FCC matters. Except as otherwise specifically indicated, the opinions herein expressed are limited to solely matters related to the Communications Act of 1934, as amended (the "Act"), and the applicable FCC Rules and we express no opinion as to any other laws, regulations, rules or policies, including, without limitation, state or local laws, regulations, rules, or policies that may be applicable to the Company's qualifications for the Auction or to acquire and hold the License or to construct and operate facilities pursuant to such License or to transfer control of the License in connection with the Merger. Our opinion is as of the date hereof, and we undertake no responsibility to advise you of any changes which might occur after the date hereof.

     We have assumed the genuineness of all signatures on all documents examined by us, the authenticity and completeness of documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies. In addition, we have specifically assumed, based solely upon the representations of the Surviving Corporation under the Agreement, and without any investigation thereof, that the Surviving Corporation meets the requirements of Section 24.839(d)(2) of the FCC Rules relating to transfer of control of the License.

     Based upon the foregoing and subject to the reservations and exceptions set forth herein, we are of the opinion that:

     1. Except with respect to general rulemakings and other proceedings generally related to the licensing of PCS facilities, to the best of our knowledge: (i) the Company is in compliance with all material terms and conditions of the License; (ii) no event has occurred which (a) could result in the Company being found unqualified to hold, or permits (or after notice or lapse of time or both would permit) the rescission or revocation, material impairment or termination of such License, or the denial of an application for the renewal thereof, or (b) could materially and adversely affect any right of the Company thereunder; (iii) there is no adverse judgment, decree or order that has been issued by the FCC specifically against the Company; and (iv) there are no actions, proceedings or investigations pending before the FCC or threatened by the FCC against the Company or any of its officers, directors or shareholders which, if adversely determined, would have a material adverse effect on the Company's ability or qualifications to hold the License, transfer control of the License or otherwise perform its obligations under the Agreement, or to consummate the transactions contemplated by the Agreement.

     2. The Company is the duly authorized holder of the License by order of the FCC and the FCC has issued its further order approving the transfer of control of the License as contemplated by the Agreement, which orders are final, nonappealable and in full force and effect.

     3. Except the orders of the FCC addressed in paragraph 2 hereof, no approval, consent, order, authorization, designation, registration, declaration, waiver or filing of or with the FCC is required in connection with (i) the execution and delivery of the Agreement and the other agreements and instruments to be executed and delivered in connection therewith; (ii) the transfer of control of the License, in accordance with the Agreement and the other agreements and instruments to be executed and delivered in connection therewith; and (iii) compliance with the terms and conditions of the Agreement and the other agreements and instruments to be executed and delivered in connection therewith.

     4. The execution, delivery and, subject to the requisite FCC approvals which have been received or obtained, performance of the Agreement and the other agreements and instruments to be executed and delivered in connection therewith by the Company, including but not limited to the Merger of the Company with and into D & E with D & E being the Surviving Corporation, the transfer of control of the License in connection therewith and thereafter by contribution to D & E's wholly-owned subsidiary (as contemplated by the Agreement and the other agreements and instruments to be executed and delivered in connection therewith) do not violate or conflict with the Act or the FCC Rules.

     This opinion is limited to matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion is rendered solely for your benefit. Accordingly it is not to be used, circulated, quoted, filed with any governmental authority or other regulatory agency or otherwise referred to or utilized for any other purpose without our prior written consent.

                                   Very truly yours,


                                   PATTON BOGGS, L.L.P.


                                   By:
                                      --------------------------------------

                                    EXHIBIT D

                           D & E SHAREHOLDER AGREEMENT

     THIS D & E SHAREHOLDER AGREEMENT (this "Agreement"), dated as of ___________, 1997, by and among D & E COMMUNICATIONS, INC., a Pennsylvania corporation (the "D & E"), and each of the several shareholders signatory hereto (each a "Shareholder" and collectively the "Shareholders");

                              W I T N E S S E T H:

     WHEREAS, D & E has entered into that certain Agreement and Plan of Merger, dated as of December 12, 1996 (the "Merger Agreement"), with PCS One, Inc., a New Jersey corporation (the "Company"), pursuant to which the Company will merge with and into D & E, with D & E as the surviving corporation (the "Merger");

     WHEREAS, the Shareholders owned all of the issued and outstanding capital stock of the Company immediately prior to the Effective Time (as defined in the Merger Agreement);

     WHEREAS, pursuant to the Merger Agreement, all shares of Company Common Stock (as defined in the Merger Agreement) issued and outstanding immediately prior to the Effective Time shall be converted into shares of D & E Common Stock (as defined in the Merger Agreement); and

     WHEREAS, the execution and delivery of this Agreement is a condition precedent to the obligations of D & E to close and consummate the Merger;

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                 1. DEFINITIONS

     Unless otherwise defined herein, all capitalized terms used in this Agreement shall have the meanings ascribed thereto in the Merger Agreement.

     "Affiliate" shall mean, with respect to any person, any director or officer of such person, or any person who controls, is controlled by, or is under common control with, such person.

     "Associate" shall mean, with respect to any person, (a) any corporation or organization of which such person is a director, an officer or partner or is, directly or indirectly, the beneficial owner of twenty percent (20%) or more of any class of equity securities, (b) any trust as to which such person serves as trustee or in a similar fiduciary capacity or any grantor trust as to which such person is sole beneficiary, and (c) any relative (as used herein, the relatives of any person shall include only such person's parents, children or siblings) or spouse of such person, or any relative of such spouse or, if such person is a corporation or partnership, any director, officer or partner of such corporation or partnership or any relative or spouse of the directors, officers or partners of such corporation or partnership or its Affiliates (with respect to any Associate of any person such person shall be obligated only to use its best efforts to cause such Associate to observe the provisions of this Agreement as if the Associate were a party hereto and bound hereby).

     "Business Combination" shall mean any fundamental change described in Chapter 19 of the Pennsylvania Business Corporation Law of 1988.

     "D & E Shares" shall mean the D & E Common Stock issued in connection with the Merger and any shares of capital stock of D & E issued upon said D & E Common Stock by way of dividend or other distribution, or in exchange therefor, or by the exercise of any rights to subscribe incident thereto.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Holder" shall mean any Shareholder and such Shareholder's successors, assigns, heirs, personal representatives, transferees and any subsequent holder of the D & E Shares; provided, however, that "Holder" shall not include (i) persons to whom sales of D & E Shares, are made in unsolicited "brokers transactions" within the meaning of Section 4(4) of the Securities Act otherwise than into a tender offer under Section 14(d) of the Exchange Act or (ii) persons who acquire such shares pursuant to Section 4(a)(iii) hereof.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Voting Securities" shall mean any securities of D & E or any successor to D & E entitled, or which may be entitled, to vote (whether or not entitled to vote generally in the election of directors), or securities convertible into or exercisable or exchangeable for such securities, whether or not subject to passage of time or contingencies.

     2. SHAREHOLDER REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

     2.1 Shareholders' Representations and Warranties. Each of the Shareholders represents, warrants and acknowledges that:

     (a) Such Shareholder owns and holds beneficially and of record, the entire right, title and interest in and to the number of the Company Shares set forth on Schedule 2.1 attached hereto opposite such Shareholder's name, free and clear of any claim, suit, proceeding, call, commitment, voting trust, proxy, restriction, limitation, security interest, pledge or lien or encumbrance of any kind or nature whatsoever, and has full power and authority to vote said Company Shares and to approve the transactions contemplated by this Agreement and the Merger Agreement. Such Shareholder has full power and authority to vote, transfer and dispose of the Company Shares owned and held by such Shareholder, free and clear of any claim, suit, proceeding, call, voting trust, proxy, restrictions, security interest, lien or other encumbrance of any kind or nature whatsoever. Except as disclosed on Schedule 2.1 hereto, there are no existing shareholder agreements, voting agreements or voting trusts respecting any shares of the capital stock of Company.

     (b) Such Shareholder has full power and authority to execute and deliver this Agreement, and the other agreements and instruments to be executed and delivered in connection herewith, and has full power and authority to perform such Shareholder's obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement, and the other agreements and instruments to be executed and delivered in connection herewith, have been duly authorized (if appropriate), executed and delivered by such Shareholder. This Agreement, and the other agreements and instruments to be executed and delivered in connection herewith, constitute the valid and binding obligation of such Shareholder enforceable against such Shareholder in accordance with its terms.

     (c) No person is acting or has acted for it as a broker or finder in connection with the transactions provided for by the Merger Agreement or this Agreement.

     2.2 Disclosure. Each Shareholder acknowledges its receipt of Prospectus/Proxy Statement dated _______________, relating to the Merger. No statement contained in the Prospectus/Proxy Statement contained, contains or will contain at the Closing any untrue statements of a material fact nor omitted, omits or will omit at Closing to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances in which they were made.

     2.3 Release. Each Shareholder agrees not to sue and fully releases and discharges the Company, D & E and D & E's subsidiaries, affiliates, directors, officers and shareholders with respect to and from any and all claims, wages, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys' fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which such Shareholder now owns or holds or has at any time heretofore owned or held as against the Company, D & E and D & E's subsidiaries, affiliates, directors, officers and shareholders. Each Shareholder further agrees that in executing this Agreement the same shall be effective as a bar to each and every claim, demand and cause of action hereinabove specified; and expressly consents that this release shall be given full force and effect according to each and all of its express terms and provisions, including as well those related to unknown and unsuspected claims, demands and causes of action hereinabove specified.

     2.4 Intellectual Property. To each Shareholder's actual knowledge, upon the Merger D & E shall be the exclusive owner of all Intellectual Property, all goodwill associated therewith or symbolized thereby, and such Shareholder does not now have nor at any time previously had any right, title or interest therein, and acknowledges and agrees that any use thereof by such Shareholder not otherwise expressly authorized is an infringement of D & E's rights with respect thereto.

     3. STANDSTILL AGREEMENT

     (a) No Holder shall, during the period commencing on the date hereof and ending on _________________, 2002 (the "Standstill Termination Date"), nor shall any of such Holder's Affiliates or Associates, regardless of whether such person or entity is an Affiliate or Associate on the date hereof, directly or indirectly, alone or in concert with others:

          (i) in any manner acquire, agree to acquire or make any offer or proposal to acquire, directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a partnership, limited partnership, syndicate or other "group" (within the meaning of Section 13(d)(3) under the Exchange Act or otherwise, "beneficial ownership" (within the meaning of Rule 13d-3 under the Exchange Act) of any
 Voting Securities, or a material portion of the assets of D & E or any of its subsidiaries; provided, however, that a Holder may acquire Voting Securities of D & E (A) with the consent of D & E in a public offering of such securities by D & E, (B) other than by tender or exchange offer, for investment purposes only and not for the purpose of exercising control of D & E or influencing the management of D & E, or (C) pursuant to Section 4(a)(iv) hereof, and in each such case, the Holder shall be bound by the terms of this Agreement with respect to such additional Voting Securities;

          (ii) propose to enter into, directly or indirectly, any Business Combination involving D & E or any of its subsidiaries or to purchase, directly or indirectly, a material portion of the assets of D & E or any of its subsidiaries, or otherwise;

          (iii) seek directly or indirectly to control or influence D & E or the management, policies or Board of Directors of D & E, either alone or in connection with others;

          (iv) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Voting Securities of D & E;

          (v) seek election to, seek to place a representative on, or nominate any person for election to, the D & E's Board of Directors, or make or in any way participate, directly or indirectly, or engage in any "solicitation" of proxies or consents (whether or not relating to the election or removal of directors) within the meaning of Rule 14a-1 under the Exchange Act with respect to Voting Securities;

          (vi) call or seek to have called any meeting of the shareholders of D & E;

          (vii) initiate, propose or otherwise solicit the D & E's shareholders, or induce any other person to initiate, propose or otherwise solicit D & E's shareholders, for the approval of one or more shareholder proposals as described in Rule 14a-8 under the Exchange Act or any other proposal otherwise submitted by any shareholder of D & E;

          (viii) permit any other person to become a member of a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with any Holder with respect to any Voting Securities of D & E;

          (ix) disclose any intention, plan or arrangement inconsistent with the foregoing; or


          (x) advise, assist or encourage or finance any other persons in connection with any of the foregoing.

     (b) During the period commencing on the date hereof and ending on the Standstill Termination Date, no Holder will, nor will such Holder permit his, her or its Affiliates and Associates to, (i) publicly or privately oppose the slate of nominees proposed by the Board of Directors of D & E, or take a position inconsistent with the position of the Board of Directors of D & E with respect to any shareholder proposal as described in Rule 14a-8 under the Exchange Act or any other proposal otherwise submitted to the shareholders of the Holder, or (ii) otherwise seek to advise, encourage or influence any person with respect to the voting of Voting Securities.

     (c) At all times during the period commencing on the date hereof and ending on the Standstill Termination Date, no Holder shall, nor shall any Holder permit its Affiliates or Associates, regardless of whether such person is an Affiliate or Associate on the date hereof, to, directly or indirectly, aid, encourage, render advice to or act in concert with any person, firm, corporation, group or entity to take any of the actions prohibited by this Article 3.

     (d) Each Holder also agrees not to, and will cause his, her or its Affiliates and Associates not to, (i) disclose an intent, purpose, plan or proposal or make any statement with respect to D & E inconsistent with the provisions of this Agreement, (ii) request D & E or the D & E's representatives, directly or indirectly, to amend or waive any provision of this Article 3 (including this sentence) if such request would require public disclosure by D & E, or (iii) take any action which would require D & E to make a public announcement regarding the possibility of a Business Combination.

     (e) In the event an unsolicited tender offer by a third party for at least a majority of the outstanding Voting Securities of D & E, the provisions of subsections a(i), a(ii) and (d) of this Article 3 shall not apply to any Shareholder so long as the third party tender offer remains open and for a period of 20 days after it is withdrawn or termination.

                         4. SHARE TRANSFER RESTRICTIONS

     (a) Except as provided herein, no Holder shall sell, transfer, exchange or otherwise dispose of (a "Transfer") in whole or part any interest in his, her or its D & E Shares.

          (i) A Holder may transfer his, her or its D & E Shares pursuant to a transfer required by operation of law or pursuant to a will but only if the transferee agrees in writing to be bound by the terms of this Agreement.

          (ii) A Holder may sell his, her or its D & E Shares in unsolicited "brokers transactions" within the meaning of Section 4(4) of the Securities Act, other than into a tender offer under Section 14(d) of the Exchange Act; provided, however, that the Holder shall not sell his, her or its D & E Shares pursuant to this subsection a(ii) during the 180-day period following the date hereof; and provided, further, that after said 180-day period, no Holder may sell or otherwise dispose of an aggregate number of shares of D & E Shares in excess of fifty percent (50%) of the D & E Shares held by such Shareholder distributed equally over each of the immediately succeeding six quarters of D & E; and provided, further, that the volume restrictions contained in the provisos to this subsection (a)(ii) shall lapse and be of no further force or effect upon the earlier of (x) 180 days after the closing of an underwritten public offering of D & E Shares, or (y) two years after the Closing Date (as defined in the Merger Agreement).

          (iii) A Holder may transfer or otherwise dispose of his, her or its D & E Shares in a private sale transaction of such shares and not in the public markets as long as any recipient thereof agrees in writing to be bound by the terms of this Agreement.

          (iv) A Shareholder may sell shares of D & E Shares to any other Shareholder, provided, that, (A) the selling Shareholder shall give notice of such sale and the terms thereof to D & E within five (5) days after the sale, and (B) the buying Shareholder shall be bound by the terms of this Agreement with respect to such shares.

     (b) The certificates for shares of D & E Shares now or hereafter issued by D & E during the term of this Agreement to any Holder shall be marked with the following legend:

          THIS CERTIFICATE OF STOCK AND THE SHARES REPRESENTED THEREBY MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THAT CERTAIN SHAREHOLDER AGREEMENT DATED AS OF ______________, 1997 AND ALL AMENDMENTS THERETO, A COPY OF WHICH AGREEMENT AND ANY AMENDMENT THERETO IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

     A certificate shall not bear such legend only if the securities were sold in compliance with the provisions of Section 4(a)(ii) hereof.

                                5. MISCELLANEOUS

     5.1 Notices. Any notice, request, demand or other communication given by any party under this Agreement (each a "notice") shall be in writing, may be given by a party or its legal counsel, may and shall be deemed to be duly given
(a) when personally delivered, or (b) upon delivery by United States Express Mail or similar overnight courier service which provides evidence of delivery; or (c) when five (5) days have elapsed after its transmittal by registered or certified mail, postage prepaid, return receipt requested, addressed to the party to whom directed or that party's address as it appears below or on the signature pages hereto in the case of notices to any Shareholder or another address of which that party has given notice, or (d) when transmitted by telex (or equivalent service), the sender having received the answer back of the addressee, or (e) when delivered by facsimile transmission if a copy thereto is also delivered in person or by overnight courier. Notices of address change shall be effective only upon receipt notwithstanding the provisions of the foregoing sentence.


         Notice to D & E shall be sufficient if given to:

         D & E Communications, Inc.
         130 East Main Street
         Ephrata, PA 17522
         Attention:  W. Garth Sprecher
         Facsimile No:  (717) 733-2364

              with copies to:     Buchanan Ingersoll Professional Corporation
                                  One Oxford Centre
                                  301 Grant Street - 20th Floor
                                  Pittsburgh, PA  15219
                                  Attention:  Vincent C. Deluzio

     5.2 Survival of Representations and Warranties. The representations and warranties contained herein or in any document delivered pursuant hereto shall survive the consummation of the transactions provided for in this Agreement for one (1) year after the Closing except those set forth in Section 2.1 hereof which shall survive indefinitely.

     5.3 Expenses. The Shareholders shall pay all fees and expenses incurred by them and the Company in connection with the transactions provided for hereunder and under the Merger Agreement, including the fees and expenses of Company's counsel and accountants, and, except as otherwise provided in this Agreement, D & E shall pay all expenses incurred by it in connection with the transactions provided for hereunder, including the fees and expenses of its counsel and accountants.

     5.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties hereto.

     5.5 Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania without regard to any jurisdiction's provisions of conflicts of law.

     5.6 Counterparts/Use of Facsimiles. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement. The reproduction of signatures by means of a telecopying device shall be treated as though such reproductions are executed originals and each party hereto covenants and agrees to provide the other parties with a copy of this Agreement bearing original signatures within five (5) days followed transmittal by facsimile.

     5.7 Entire Agreement. This Agreement (including, for purposes hereof, the Exhibits and Schedules contemplated hereby) constitutes the entire agreement of the parties hereto respecting its subject matter and supersedes all negotiations, preliminary agreements and prior or contemporaneous discussions and understandings of the parties hereto in connection with the subject matter hereof. This Agreement may be amended, modified, or supplemented only by a writing signed by all parties by their duly authorized representations. Any party may waive the benefit of a term or conditions of this Agreement but such waiver shall be in writing and signed by the party so waiving such benefit and such waiver will not be deemed to constitute the waiver of another breach of the same, or any other, term, or condition. The headings in this Agreement are for reference purposes only and shall not alter the meaning or interpretation of any provision of this Agreement.

     5.8 Invalidity. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present of future law (a) such provision will be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

     IN WITNESS WHEREOF, the undersigned parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed as of the date first above written.

                    D & E COMMUNICATIONS, INC.

                    By:
                       --------------------------------------------------------
                    Title:
                          -----------------------------------------------------

                    [INSERT SIGNATURE BLOCKS FOR EACH SHAREHOLDER TOGETHER WITH ADDRESS FOR NOTICES]

                                    EXHIBIT C

                                 AMENDMENT NO. 1
                                       TO
                          AGREEMENT AND PLAN OF MERGER


     THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is entered into as of the 18th day of December, 1996, by and between D & E COMMUNICATIONS, Inc., a Pennsylvania corporation ("D & E"), and PCS ONE, INC., a New Jersey corporation (the "Company").


                                   WITNESSETH:

     WHEREAS, D & E and the Company have heretofore entered into that certain Agreement and Plan of Merger, dated as of December 12, 1996 (the "Merger Agreement), and desire to amend the Merger Agreement pursuant to Section 15.5 thereof as provided herein;

     NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Definitions. Except as otherwise defined herein, capitalized terms shall have the meanings set forth in the Merger Agreement.

     2. Amendments. The first sentence of each of Section 6.5 and Section 7.3 of the Merger Agreement is hereby deleted in its entirety and the following substituted therefor:

     "The Company Shareholders shall have approved the Merger with no fewer than seventy-two percent (72%) of total combined voting power of the Company Common Stock and Series A Preferred Stock voting in favor of such approval."

     3. Effect of Amendment. Except as expressly amended hereby, the terms and conditions of the Merger Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

     4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement.

     IN WITNESS WHEREOF, each of the parties has executed or caused this Amendment to be executed by its duly authorized officer as of the date first above written.

                          D & E COMMUNICATIONS, INC.

                          By:  /s/ G. William Ruhl
                               -------------------
                               Name:   G. William Ruhl
                               Title: Senior Vice President

                          PCS ONE, INC.

                          By:  /s/ Michael Azeez
                               -----------------
                               Name:   Michael Azeez
                               Title:  President

                                    EXHIBIT D
                      NEW JERSEY DISSENTERS' RIGHTS STATUTE

                  CHAPTER 11. RIGHTS OF DISSENTING SHAREHOLDERS


     14A:11-1 RIGHT OF SHAREHOLDERS TO DISSENT.--(1) Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions

          (a) Any plan of merger or consolidation to which the corporation is a party, provided that, unless the certificate of incorporation otherwise provides

                    (i) a shareholder shall not have the right to dissent from any plan of merger or consolidation with respect to shares

                              (A) of a class or series which is listed on a
                    national securities exchange or is held of record by not less than 1,000 holders on the record date fixed to determine the shareholders entitled to vote upon the plan of merger or consolidation; or

                              (B) for which, pursuant to the plan of merger or
                    consolidation, he will receive (x) cash, (y) shares, obligations or other securities which, upon consummation of the merger or consolidation, will either be listed on a national securities exchange or held of record by not less than 1,000 holders, or (z) cash and such securities;

                    (ii) a shareholder of a surviving corporation shall not have the right to dissent from a plan of merger, if the merger did not require for its approval the vote of such shareholders as provided in section 14A:10-5.1 or in subsections 14A:10-3(4), 14A:10-7(2) or
          14A:10-7(4); or

     (b) Any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation not in the usual or regular course of business as conducted by such corporation, other than a transfer pursuant to subsection (4) of N.J.S. 14A:10-11, provided that, unless the certificate of incorporation otherwise provides, the shareholder shall not have the right to dissent

                    (i) with respect to shares of a class or series which, at the record date fixed to determine the shareholders entitled to vote upon such transaction, is listed on a national securities exchange or is held of record by not less than 1,000 holders; or

                    (ii) from a transaction pursuant to a plan of dissolution of the corporation which provides for distribution of substantially all of its net assets to shareholders in accordance with their respective interests within one year after the date of such transaction, where such transaction is wholly for

                              (A) cash; or

                              (B) shares, obligations or other securities which,
                    upon consummation or the plan of dissolution will either be listed on a national securities exchange or held of record by not less than 1,000 holders; or

                              (C) cash and such securities; or

          (iii) from a sale pursuant to an order of a court having jurisdiction.

     (2) Any shareholder of a domestic corporation shall have the right to dissent with respect to any shares owned by him which are to be acquired pursuant to section 14A:10-9.

     (3) A shareholder may not dissent as to less than all of the shares owned beneficially by him and with respect to which a right of dissent exists. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner with respect to which the right of dissent exists.

     (4) A corporation may provide in its certificate of incorporation that holders of all its shares, or of a particular class or series thereof, shall have the right to dissent from specified corporate actions in addition to those enumerated in subsection 14A:11-1(1), in which case the exercise of such right of dissent shall be governed by the provisions of this Chapter. (Last amended by Ch. 279, L. '95, eff. 12-15-95.)

     14A:11-2 NOTICE OF DISSENT; DEMAND FOR PAYMENT; ENDORSEMENT OF CERTIFICATES.--(1) Whenever a vote is to be taken, either at a meeting of shareholders or upon written consents in lieu of a meeting pursuant to section 14A:5-6, upon a proposed corporate action from which a shareholder may dissent under section 14A:11-1, any shareholder electing to dissent from such action shall file with the corporation before the taking of the vote of the shareholders on such corporate action, or within the time specified in paragraphs 14A:5-6(2)(b) or 14A:5-6(2)(c), as the case may be, if no meeting of shareholders is to be held, a written notice of such dissent stating that he intends to demand payment for his shares if the action is taken.

     (2) Within 10 days after the date on which such corporate action takes effect, the corporation, or, in the case of a merger or consolidation, the surviving or new corporation, shall give written notice of the effective date of such corporate action, by certified mail to each shareholder who filed written notice of dissent pursuant to subsection 14A:11-2(1), except any who voted for or consented in writing to the proposed action.

     (3) Within 20 days after the mailing of such notice, any shareholder to whom the corporation was required to give such notice and who has filed a written notice of dissent pursuant to this section may make written demand on the corporation, or, in the case of a merger or consolidation, on the surviving or new corporation, for the payment of the fair value of his shares.

     (4) Whenever a corporation is to be merged pursuant to section 14A:10-5.1 or subsection 14A:10-7(4) and shareholder approval is not required under subsections 14A:10-5.1(5) and 14A:10-5.1(6), a shareholder who has the right to dissent pursuant to section 14A:11-1 may, not later than 20 days after a copy or summary of the plan of such merger and the statement required by subsection 14A:10-5.1(2) is mailed to such shareholder, make written demand on the corporation or on the surviving corporation, for the payment of the fair value of his shares.

     (5) Whenever all the shares, or all the shares of a class or series, are to be acquired by another corporation pursuant to section 14A:10-9, a shareholder of the corporation whose shares are to be acquired may, not later than 20 days after the mailing of notice by the acquiring corporation pursuant to paragraph 14A:10-9(3)(b), make written demand on the acquiring corporation for the payment of the fair value of his shares.

     (6) Not later than 20 days after demanding payment for his shares pursuant to this section, the shareholder shall submit the certificate or certificates representing his shares to the corporation upon which such demand has been made for notation thereon that such demand has been made, whereupon such certificate or certificates shall be returned to him. If shares represented by a certificate on which notation has been made shall be transferred, each new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of such shares, and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making a demand for payment of the fair value thereof.

     (7) Every notice or other communication required to be given or made by a corporation to any shareholder pursuant to this Chapter shall inform such shareholder of all dates prior to which action must be taken by such shareholder in order to perfect his rights as a dissenting shareholder under this Chapter. (Last amended by Ch. 94, L. '88, eff. 12-1-88.)

     14A:11-3 "DISSENTING SHAREHOLDER" DEFINED; DATE FOR DETERMINATION OF FAIR VALUE.--(1) A shareholder who has made demand for the payment of his shares in the manner prescribed by subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) is hereafter in this Chapter referred to as a "dissenting shareholder".

     (2) Upon making such demand, the dissenting shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights of a dissenting shareholder under this Chapter.

     (3) "Fair value" as used in this Chapter shall be determined

          (a) As of the day prior to the day of the meeting of shareholders at which the proposed action was approved or as of the day prior to the day specified by the corporation for the tabulation of consents to such action if no meeting of shareholders was held; or

          (b) In the case of a merger pursuant to section 14A:10-5.1 or subsection 14A:10-7(4) in which shareholder approval is not required, as of the day prior to the day on which the board of directors approved the plan of merger; or

          (c) In the case of an acquisition of all the shares or all the shares of a class or series by another corporation pursuant to section 14A:10-9, as of the day prior to the day on which the board of directors of the acquiring corporation authorized the acquisition, or, if a shareholder vote was taken pursuant to section 14A:10-12, as of the day provided in paragraph 14A:11-3(3)(a).

     In all cases, "fair value" shall exclude any appreciation or depreciation resulting from the proposed action. (Last amended by Ch. 94, L. '88, eff. 12-1-88.)

     14A:11-4 TERMINATION OF RIGHT OF SHAREHOLDER TO BE PAID THE FAIR VALUE OF HIS SHARES.--(1) The right of a dissenting shareholder to be paid the fair value of his shares under this Chapter shall cease if

          (a) he has failed to present his certificates for notation as provided by subsection 14A:11-2(6), unless a court having jurisdiction, for good and sufficient cause shown, shall otherwise direct;

          (b) his demand for payment is withdrawn with the written consent of the corporation;

          (c) the fair value of the shares is not agreed upon as provided in this Chapter and no action for the determination of fair value by the Superior Court is commenced within the time provided in this Chapter;

          (d) the Superior Court determines that the shareholder is not entitled to payment for his shares;

          (e) the proposed corporate action is abandoned or rescinded; or

          (f) a court having jurisdiction permanently enjoins or sets aside the corporate action.

     (2) In any case provided for in subsection 14A:11-4(1), the rights of the dissenting shareholder as a shareholder shall be reinstated as of the date of the making of a demand for payment pursuant to subsection 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) without prejudice to any corporate action which has taken place during the interim period. In such event, he shall be entitled to any intervening preemptive rights and the right to payment of any intervening dividend or other distribution, or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the board, the fair value thereof in cash as of the time of such expiration or completion.

     14A:11-5 RIGHTS OF DISSENTING SHAREHOLDER.--(1) A dissenting shareholder may not withdraw his demand for payment of the fair value of his shares without the written consent of the corporation.

     (2) The enforcement by a dissenting shareholder of his right to receive payment for his shares shall exclude the enforcement by such dissenting shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in subsection 14A:11-4(2) and except that this subsection shall not exclude the right of such dissenting shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is ultra vires, unlawful or fraudulent as to such dissenting shareholder.

     14A:11-6 DETERMINATION OF FAIR VALUE BY AGREEMENT.--(1) Not later than 10 days after the expiration of the period within which shareholders may make written demand to be paid the fair value of their shares, the corporation upon which such demand has been made pursuant to subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) shall mail to each dissenting shareholder the balance sheet and the surplus statement of the corporation whose shares he holds, as of the latest available date which shall not be earlier than 12 months prior to the making of such offer and a profit and loss statement or statements for not less than a 12-month period ended on the date of such balance sheet or, if the corporation was not in existence for such 12-month period, for the portion thereof during which it was in existence. The corporation may accompany such mailing with a written offer to pay each dissenting shareholder for his shares at a specified price deemed by such corporation to be the fair value thereof. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or, if divided into series, of the same series.

     (2) If, not later than 30 days after the expiration of the 10-day period limited by subsection 14A:11-6(1), the fair value of the shares is agreed upon between any dissenting shareholder and the corporation, payment therefor shall be made upon surrender of the certificate or certificates representing such shares. (Last amended by Ch. 366, L. '73, eff. 5-1-74.)

     14A:11-7 PROCEDURE ON FAILURE TO AGREE UPON FAIR VALUE; COMMENCEMENT OF ACTION TO DETERMINE FAIR VALUE.--(1) If the fair value of the shares is not agreed upon within the 30-day period limited by subsection 14A:11-6(2), the dissenting shareholder may serve upon the corporation upon which such demand has been made pursuant to subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) a written demand that it commence an action in the Superior Court for the determination of the fair value of the shares. Such demand shall be served not later than 30 days after the expiration of the 30-day period so limited and such action shall be commenced by the corporation not later than 30 days after receipt by the corporation of such demand, but nothing herein shall prevent the corporation from commencing such action at any earlier time.

     (2) If a corporation fails to commence the action as provided in subsection 14A:11-7(1), a dissenting shareholder may do so in the name of the corporation, not later than 60 days after the expiration of the time limited by subsection 14A:11-7(1) in which the corporation may commence such an action.

     14A:11-8 ACTION TO DETERMINE FAIR VALUE; JURISDICTION OF COURT; APPOINTMENT OF APPRAISER.--In any action to determine the fair value of shares pursuant to this Chapter:

          (a) The Superior Court shall have jurisdiction and may proceed in the action in a summary manner or otherwise;

          (b) All dissenting shareholders, wherever residing, except those who have agreed with the corporation upon the price to be paid for their shares, shall be made parties thereto as an action against their shares quasi in rem;

          (c) The court in its discretion may appoint an appraiser to receive evidence and report to the court on the question of fair value, who shall have such power and authority as shall be specified in the order of his appointment; and

          (d) The court shall render judgment against the corporation and in favor of each shareholder who is a party to the action for the amount of the fair value of his shares.

     14A:11-9 JUDGMENT IN ACTION TO DETERMINE FAIR VALUE.--(1) A judgment for the payment of the fair value of shares shall be payable upon surrender to the corporation of the certificate or certificates representing such shares.

     (2) The judgment shall include an allowance for interest at such rate as the court finds to be equitable, from the date of the dissenting shareholder's demand for payment under subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) to the day of payment. If the court finds that the refusal of any dissenting shareholder to accept any offer of payment, made by the corporation under section 14A:11-6, was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

     14A:11-10 COSTS AND EXPENSES OF ACTION.--The costs and expenses of bringing an action pursuant to section 14A:11-8 shall be determined by the court and shall be apportioned and assessed as the court may find equitable upon the parties or any of them. Such expenses shall include reasonable compensation for and reasonable expenses of the appraiser, if any, but shall exclude the fees and expenses of counsel for and experts employed by any party; but if the court finds that the offer of payment made by the corporation under section 14A:11-6 was not made in good faith, or if no such offer was made, the court in its discretion may award to any dissenting shareholder who is a party to the action reasonable fees and expenses of his counsel and of any experts employed by the dissenting shareholder.

     14A:11-11 DISPOSITION OF SHARES ACQUIRED BY CORPORATION.--(1) The shares of a dissenting shareholder in a transaction described in subsection 14A:11-1(1) shall become reacquired by the corporation which issued them or by the surviving corporation, as the case may be, upon the payment of the fair value of shares.

     (2) [Deleted.]

     (3) In an acquisition of shares pursuant to section 14A:10-9 or section 14A:10-13, the shares of a dissenting shareholder shall become the property of the acquiring corporation upon the payment by the acquiring corporation of the fair value of such shares. Such payment may be made, with the consent of the acquiring corporation, by the corporation which issued the shares, in which case the shares so paid for shall become reacquired by the corporation which issued them and shall be cancelled. (Last amended by Ch. 279, L. '95, eff. 12-15-95.)

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification Of Directors And Officers

     Subchapter D of Chapter 17 of the PBCL provides in general that a corporation may indemnify any person, including its directors, officers and employees, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (including actions by or in the right of the corporation) by reason of the fact that he or she is or was a representative of or serving at the request of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action or proceeding if he or she is determined by the board of directors, or in certain circumstances by independent legal counsel to the shareholders, to have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reason to believe his conduct was unlawful. In the case of actions by or in the right of the corporation, indemnification is not permitted in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation except to the extent a court determines that the person is fairly and reasonably entitled to indemnification. In any case, to the extent that the person has been successful on the merits or otherwise in defense of any claim, issue or matter, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. Subchapter D of Chapter 17 also provides that the indemnification permitted or required thereby is not exclusive of any other rights to which a person seeking indemnification may be entitled.


     The D & E Articles provide that, except as prohibited by law, each person is entitled to be indemnified by D & E against reasonable expenses and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding whether civil, criminal, administrative, investigative or other in which he or she may be involved by reason of being or having been a director or officer of D & E or by reason that such person is or was serving at the request of D & E as a director, officer, employee, fiduciary, trustee or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity, or whether the basis of such proceeding is any alleged action or failure to take action by any such of the foregoing persons while acting in an official capacity as a director or officer of D & E or in any other capacity on behalf of D & E while such person is or was serving as a director or officer. However, the D & E Articles provide further that D & E shall indemnify any person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the D & E Board.



     Such indemnification includes the right to have expenses incurred paid in advance by D & E prior to final disposition, after a request made to D & E stating in reasonable detail the expenses incurred. However, to the extent required by law, the payment of such expenses incurred by a director or officer of D & E in advance of a final disposition shall only be made upon receipt of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if and to the extent is it ultimately determined by a court that such director or officer is not entitled to indemnification under the D & E Articles, or in the case of a criminal action, the majority of the D & E Board determines that such director or officer is not entitled to indemnification.. Persons who are not directors or officers of D & E may be similarly indemnified in respect of service to D & E, or to another such entity at the request of D & E, to the extent the D & E Board designates. Expenses include fees and expenses of counsel selected by such person, and liability includes amounts of judgments, excise taxes, fines and penalties, and amounts paid in settlement. Under the PBCL, indemnification pursuant to this provision of the D & E Articles is not permitted in any case in which the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     The D & E Articles also provide that to the fullest extent that the laws of the Commonwealth of Pennsylvania, as now in effect or as hereafter amended, permit elimination or limitation of the liability of directors, no director of D & E shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a director. Under Section 1713 of the PBCL, the shareholders of D & E may adopt a by-law providing that a director shall not personally be liable for monetary damages for any action unless: (a) the director has breached or failed to perform the duties of his office under Subchapter B of Chapter 17 of the PBCL (relating to the fiduciary duties of directors); and (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. Furthermore, this limitation to the personal liability of directors of D & E does not apply to: (i) the responsibility or liability of a director pursuant to any criminal statute; or (ii) the liability of a director for the payment of taxes pursuant to local, state or federal law.

     The D & E Articles also provide that D & E may purchase and maintain insurance to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any claim, action, suit or proceeding whether or not D & E would have the power to indemnify such persons against such liability or expense by law or under the indemnification provisions discussed above. D & E may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means to ensure the payment of sums as may become necessary to effect such indemnification.

     D & E and its subsidiaries carry insurance for their directors and officers against certain liabilities which they might incur as directors or officers of D & E or any organization as to which they serve at the request of D & E for liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling D & E pursuant to the foregoing indemnification provisions, D & E has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21.

     The following is a complete list of exhibits filed as part of this Registration Statement, which are incorporated herein by reference:

Exhibit
Number            Description                           Method of Filing
------            -----------                           ----------------

2.1   Agreement and Plan of Merger, as       See Exhibits B and C to the Proxy
      amended, between D & E                 Statement and Prospectus.
      Communications, Inc. (a
      Pennsylvania corporation) and PCS
      One, Inc. (a New Jersey
      corporation)

3.1   Articles of Incorporation of D & E     Incorporated herein by reference to
      Communications, Inc.                   D & E's Amendment No. 2 to the
                                             Registration Statement on Form S-4
                                             (Registration No. 333-2960),
                                             Exhibit 3.1.

3.2   By-Laws of D & E Communications,       Incorporated herein by reference to
      Inc.                                   D & E's Amendment No. 2 to the
                                             Registration Statement on Form S-4
                                             (Registration No. 333-2960),
                                             Exhibit 3.2.

4.1   Articles of Incorporation of D & E     See Exhibit 3.1 hereof.
      Communications, Inc.

4.2   Note Agreement between Allstate        Incorporated herein by reference
      Life Company, Allstate Life            from Predecessor's Registration
      Insurance Company of New York, and     Statement on Form 10, Exhibit 4.1.
      Denver and Ephrata Telephone and
      Telegraph Company, dated as of
      November 15, 1991, Re: $10,000,000
      9.18% Senior Notes due November
      15, 2021

4.3   First Amendment to Note Agreement      Incorporated herein by reference
      dated as of November 15, 1991          from Predecessor's 1993 Annual
      between Allstate Life Insurance        Report on Form 10-K, Exhibit 4.2.
      Company, Allstate Life Insurance
      Company of New York, and Denver
      and Ephrata Telephone and
      Telegraph Company, dated as of
      January 14, 1994, due November 15,
      2021, Re: $10,000,000 9.18% Senior
      Notes due November 15, 2021

4.4   Note Agreement between Allstate        Incorporated herein by reference
      Life Insurance Company and Denver      from Predecessor's 1993 Annual
      and Ephrata Telephone and              Report on Form 10-K, Exhibit 4.3.
      Telegraph Company, dated as of
      January 14, 1994, Re: $10,000,000
      6.49% Senior Notes due January 14,
      2004

4.5   Second Amendment to Note Agreement     Incorporated herein by reference
      dated as of November 15, 1991          from Predecessor's Registration
      between Allstate Life Insurance        Statement on Form S-3, Exhibit 4.3.
      Company, Allstate Life Insurance
      Company of New York, and Denver
      and Ephrata Telephone and
      Telegraph Company, dated as of
      September 27, 1994, Re:
      $10,000,000 9.18% Senior Notes due
      November 15, 2021

Exhibit
Number            Description                           Method of Filing
------            -----------                           ----------------

4.6   First Amendment to Note Agreement      Incorporated herein by reference
      dated as of January 14, 1994           from Predecessor's Registration
      between Allstate Life Insurance        Statement on Form S-3, Exhibit 4.5.
      Company and Denver and Ephrata
      Telephone and Telegraph Company,
      dated as of September 27, 1994,
      Re: $10,000,000 6.49% Senior Notes
      due January 14, 2004

4.7   Second Amendment to Note Agreement     Incorporated herein by reference
      dated as of January 14, 1994           from Predecessor's 1995 Annual
      between Allstate Life Insurance        Report on Form 10-K, Exhibit 4.6.
      Company and Denver and Ephrata
      Telephone and Telegraph Company,
      dated as of September 1, 1995, Re:
      $10,000,000 6.49% Senior Notes due
      January 14, 2004

4.8   Third Amendment to Note Agreement      Incorporated herein by reference
      dated as of November 15, 1991          from Predecessor's 1995 Annual
      between Allstate Life Insurance        Report on Form 10-K, Exhibit 4.7.
      Company, Allstate Life Insurance
      Company of New York, and Denver
      and Ephrata Telephone and
      Telegraph Company, dated as of
      September 1, 1995, Re: $10,000,000
      9.18% Senior Notes due November
      15, 2021


4.9   Fourth Amendment, Consent and          Incorporated herein by reference
      Waiver to Note Agreement dated as      from D & E's Quarterly Report on
      of November 15, 1991 between           Form 10-Q for the quarterly period
      Allstate Life Insurance Company,       ended June 30, 1996, (Registration
      Allstate Life Insurance Company of     No. 000-20709), Exhibit 4.1.
      New York and Denver and Ephrata
      Telephone and Telegraph Company
      dated as of June 7, 1996, RE:
      $10,000,000 9.18% Senior Notes due
      November 15, 2021

4.10  Third Amendment, Consent and           Incorporated herein by reference
      Waiver to Note Agreement dated as      from D & E's Quarterly Report on
      of January 14, 1994 between            Form 10-Q for the quarterly period
      Allstate Life Insurance Company        ended June 30, 1996, (Registration
      and Denver and Ephrata Telephone       No. 000-20709), Exhibit 4.2.
      and Telegraph Company, dated as of
      June 7, 1996, RE: $10,000,000
      6.49% Senior Notes due January 14,
      2004


      None of the other long-term debt
      of D & E and its
      to-be-consolidated subsidiaries
      exceeds 10 percent of the total
      assets of D & E and its
      subsidiaries on a consolidated
      basis. D & E will furnish a copy
      of the instrument relating to any
      such long-term debt to the
      Commission upon request.

5.1   Opinion of Buchanan Ingersoll          Filed herewith.
      Professional Corporation


8.1   Opinion of Stradley, Ronon,
      Stevens & Young, LLP                   Filed herewith.

8.2   Opinion of Buchanan Ingersoll          Filed herewith.
      Professional Corporation


9.1   Form of Voting Trust Agreement,        Incorporated herein by reference
      Among Shareholders of Denver and       from Predecessor's 1995 Annual
      Ephrata Telephone and Telegraph        Report on Form 10-K, Exhibit 9.1.
      Company and Kay William Shober,
      Anne Brossman Sweigart, W. Garth
      Sprecher, Ronald B. Frisbie and
      John Amos as Voting Trustees,
      dated as of November 19, 1992

Exhibit
Number            Description                           Method of Filing
------            -----------                           ----------------

9.2   Form of Amendment to the Voting        Incorporated herein by reference
      Trust Agreement dated November 19,     from Predecessor's 1995 Annual
      1992                                   Report on Form 10-K, Exhibit 9.2.

10.1  Executive Incentive Plan               Incorporated herein by reference
                                             from Predecessor's Registration
                                             Statement on Form 10, Exhibit 10.1.

10.2  AT&T Communications Standard           Incorporated herein by reference
      Agreement for the Provision of         from Predecessor's Registration
      Telecommunications Services and        Statement on Form 10, Exhibit 10.2.
      Facilities between AT&T
      Communications of Pennsylvania,
      Inc. and Denver and Ephrata
      Telephone and Telegraph Company;
      Article 1 General Provisions,
      effective May 25, 1984; Article
      8-2 Billing and Collection
      Services effective April 1, 1992


10.3  Telecommunications Services and        Incorporated herein by reference
      Facilities Agreement between the       from Predecessor's Registration
      Bell Telephone Company of              Statement on Form 10, Exhibit 10.3.
      Pennsylvania and Denver and
      Ephrata Telephone and Telegraph
      Company, effective January 1,
      1986; and Amendment to
      Telecommunications Services and
      Facilities Agreement and the
      IntraATA Compensation Agreement,
      dated May 7, 1992; Appendix 1
      IntraLATA Telecommunications
      Services, effective January 1,
      1986; Appendix 2 Ancillary
      Services, effective January 1,
      1986; Appendix 5 Jointly Provided
      Feature Group A Compensation
      effective July 24, 1986; and
      Appendix 7 Extended Area Service,
      effective October 1, 1988


10.4  IntraLATA Compensation Agreement       Incorporated herein by reference
      between the Pennsylvania Non-Bell      from Predecessor's Registration
      Telephone Companies and Denver and     Statement on Form 10, Exhibit 10.4.
      Ephrata Telephone and Telegraph
      Company effective January 1, 1986;
      and Amendment to
      Telecommunications Services and
      Facilities Agreement and the
      IntraLATA Compensation Agreement,
      dated May 7, 1992

10.5  Agreement between Donnelley            Incorporated herein by reference
      Directory, division of The Reuben      from Predecessor's Registration
      H. Donnelley Corporation and           Statement on Form 10, Exhibit 10.5.
      Denver and Ephrata Telephone and
      Telegraph Company, dated April 19,
      1991

10.6  Agreement for the distribution of      Incorporated herein by reference
      Interstate Access Revenues between     from Predecessor's Registration
      the National Exchange Carrier          Statement on Form 10, Exhibit 10.6.
      Association, Inc. and Denver and
      Ephrata Telephone and Telegraph
      Company, effective May 25, 1984

Exhibit
Number            Description                           Method of Filing
------            -----------                           ----------------


10.7  Agreement for the Provision of         Incorporated herein by reference
      Enhanced 9-1-1 Services between        from Predecessor's Quarterly Report
      the County of Lancaster and Denver     on Form 10-Q for the quarterly
      and Ephrata Telephone and              period ended June 30, 1994, Exhibit
      Telegraph Company, effective upon      10.1.
      approval of the Pennsylvania
      Public Utility Commission which
      occurred May 18, 1994 Attachment
      #1 Request for Proposal as
      Amended; Attachment #2 Best and
      Final Offer, April 28, 1994;
      Attachment #3 Clarifications to
      RFP; Attachment #4 Lancaster
      County Resolution #74, September
      22, 1993; Attachment #5 Lancaster
      County Resolution #32, May 5,
      1994; Attachment #6 Addenda,
      Errata, Bulletins to Contract
      Documents; Attachment #7 Facility
      Lease; and Attachment #8 Tariffed
      Local Exchange Carrier Services


10.8  Amendment 1 to Exhibit A of            Incorporated herein by reference
      Appendix 1 of the                      from Predecessor's Quarterly Report
      Telecommunications Services and        on Form 10-Q for the quarterly
      Facilities Agreement signed June       period ended September 30, 1994,
      23, 1994                               Exhibit 10.2.

10.9  Modification to the Agreement for      Incorporated herein by reference
      the Provision of Enhanced 9-1-1        from Predecessor's 1994 Annual
      Services between the County of         Report on Form 10-K, Exhibit 10.9.
      Lancaster and Denver and Ephrata
      Telephone and Telegraph Company,
      February 23, 1995

10.10 Affiliated Interest Agreement          Incorporated herein by reference
      between Denver and Ephrata             from Predecessor's 1995 Annual
      Telephone and Telegraph Company        Report on Form 10-K, Exhibit 10.10.
      and D & E Marketing Corp.

10.11 Affiliated Interest Agreement          Incorporated herein by reference
      between Denver and Ephrata             from Predecessor's 1995 Annual
      Telephone and Telegraph Company        Report on Form 10-K, Exhibit 10.11.
      and Red Rose Systems, Inc.

10.12 Joint Venture Agreement for            Incorporated herein by reference
      Lancaster Area Cellular                from Predecessor's 1995 Annual
      Enterprises (LACE)                     Report on Form 10-K/A, Exhibit

10.13 Sales Agreement Between Denver and     Incorporated herein by reference
      Ephrata Telephone Telegraph            from Predecessor's 1995 Annual
      Company and Northern Telecom, Inc.     Report on Form 10-K/A, Exhibit
                                             10.13.+

----------
+ Confidential treatment received with respect to portions thereof.

Exhibit
Number            Description                           Method of Filing
------            -----------                           ----------------

10.14 Project Completion Agreement among     Incorporated herein by reference
      Monor Communications Group Inc.,       from Predecessor's 1995 Annual
      Denver and Ephrata Telephone and       Report on Form 10-K/A, Exhibit
      Telegraph Company, Consolidated        10.14. +
      Companies, Inc., United
      International Holdings, Inc.,
      Huntel Systems, Inc., and Overseas
      Private Investment Corporation

10.15 Stock Pledge Agreement among D & E     Incorporated herein by reference
      Marketing Corp., Huntel Systems,       from Predecessor's 1995 Annual
      Inc., Consolidated Companies,          Report on Form 10-K/A, Exhibit
      Inc., UIH Hungary, Inc., and           10.15.
      Overseas Private Investment
      Corporation

10.16 First Amendment to Stock Pledge        Incorporated herein by reference
      Agreement among D & E Marketing        from Predecessor's 1995 Annual
      Corp., Huntel Systems, Inc.,           Report on Form 10-K/A, Exhibit
      Consolidated Companies, Inc., UIH      10.16.
      Hungary, Inc., and Overseas
      Private Investment Corporation

10.17 Subordination Agreement Among          Incorporated herein by reference
      Monor Telefon Tarsasag, Rt., Monor     from Predecessor's 1995 Annual
      Communications Group Inc., MCG         Report on Form 10-K/A, Exhibit
      Management Inc., Denver and            10.17.
      Ephrata Telephone and Telegraph
      Company, D & E Marketing Corp.,
      Consolidated Companies, Inc.,
      United International Holdings,
      Inc., UIH Hungary, Inc., Huntel
      Systems, Inc., and Overseas
      Private Investment Corporation

10.18 First Amendment to Subordination       Incorporated herein by reference
      Agreement among Monor Telefon          from Predecessor's 1995 Annual
      Tarsasag, Rt., Monor                   Report on Form 10-K/A, Exhibit
      Communications Group Inc., MCG         10.18.
      Management Inc., Denver and
      Ephrata Telephone and Telegraph
      Company, D & E Marketing Corp.,
      Consolidated Companies, Inc.,
      United International Holdings,
      Inc., UIH Hungary, Inc., Huntel
      Systems, Inc., and Overseas
      Private Investment Corporation

10.19 Agreement and Plan of Exchange         Incorporated herein by reference
      between Predecessor and D & E          from D & E's Amendment No. 2 to the
                                             Registration Statement on Form S-4
                                             (Registration No. 333-2960),
                                             Exhibit 2.1.


10.20 Joint Venture Agreement for            Incorporated herein by reference
      Lancaster Area Cellular                from D & E's Amendment No. 2 to the
      Enterprises, dated October 12,         Registration Statement on Form S-4
      1984                                   (Registration No. 333-2960),
                                             Exhibit 10.19.+

----------
+ Confidential treatment received with respect to portions thereof.

Exhibit
Number            Description                           Method of Filing
------            -----------                           ----------------


10.21 Network Product Purchase Agreement     Incorporated herein by reference
      between Northern Telecom, Inc.,        from Predecessor's Quarterly Report
      and Denver and Ephrata Telephone       on Form 10-Q for the quarterly
      and Telegraph Company, dated May       period ended March 31, 1996,
      3, 1996                                Exhibit 10.1.

13.1  Predecessor's 1995 Annual Report       Incorporated herein by reference
      on Form 10-K/A                         from Predecessor's 1995 Annual
                                             Report on Form 10-K/A.

13.2  D & E's Quarterly Report on Form       Incorporated herein by reference
      10-Q for the quarter ended             from D & E's Quarterly Report on
      September 30, 1996                     Form 10-Q for the quarter ended
                                             September 30, 1996. (Registration
                                             No. 000-20709).

13.3  D & E's Quarterly Report on Form       Incorporated herein by reference
      10-Q for the quarter ended             from D & E's Quarterly Report on
      June 30, 1996                          Form 10-Q for the quarter ended
                                             June 30, 1996. (Registration
                                             No. 000-20709).

13.4  Predecessor's Quarterly Report on      Incorporated herein by reference
      Form 10-Q for the quarter ended        from Predecessor's Quarterly Report
      March 31, 1996                         on Form 10-Q for the quarter ended
                                             March 31, 1996.

13.5  D & E's Current Report on Form 8-K     Incorporated herein by reference
      filed June 11, 1996                    from Predecessor's Current Report
                                             on Form 8-K filed June 11, 1996.
                                             (Registration No. 000-20709).

13.6  The following sections of              Incorporated herein by reference
      Predecessor's 1995 Report to the       from Predecessor's 1995 Annual
      Shareholders: "Market for Common       Report on Form 10-K/A.
      Equity and Related Shareholder
      Matters" on page 15, "Selected
      Financial Data" on page 14 and
      "Management's Discussion and
      Analysis of Financial Condition
      and Results of Operations" on
      pages 16 through 22

13.7  The following sections of              Incorporated herein by reference
      Predecessor's Proxy Statement for      from D & E's Amendment No. 2 to the
      1996 Annual Meeting of                 Registration Statement on Form S-4
      Shareholders and D & E's               (Registration No. 333-2960).
      Prospectus: "Proposal 1: Election
      of Directors - Directors" on pages
      31 through 32, "Identification of
      Executive Officers" on page 34,
      "Certain Relationships" on page 39
      and "Certain Related Transactions"
      on page 22



21.1  Subsidiaries of D & E                  Filed herewith.


23.1  Consent of Buchanan Ingersoll          See Exhibits 5.1 and 8.2 hereof.
      Professional Corporation


23.2  Consent of Stradley, Ronon,            See Exhibit 8.1 hereof.
      Stevens & Young LLP

23.3  Consent of Coopers & Lybrand,          Filed herewith.
      L.L.P.

23.4  Consent of Coopers & Lybrand,          Filed herewith.
      L.L.P.

23.5  Consent of Arthur Andersen LLP         Filed herewith.


24.1  Powers of Attorney for D & E           Incorporated herein by reference
      Communications, Inc.                   from D & E's Registration Statement
                                             on Form S-4 (Registration No. 333-
                                             18659).

99.1  Forms of Proxy of Denver and           Filed herewith.
      Ephrata Telephone and Telegraph

Item 22. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;


          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and


          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from Registration by means of a post-effective amendment any of the securities being Registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S--X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable Registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference to the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ephrata, Commonwealth of Pennsylvania, on the 21st day of January, 1997.


                      D & E COMMUNICATIONS, INC.
                      (Registrant)

                      By: /s/     Anne B. Sweigart
                         -----------------------------------------------------
                         Mrs. Anne B. Sweigart, Chairman, President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 21st day of January, 1997.


               Signature                                 Title
               ---------                                 -----

/s/  Anne B. Sweigart                   Principal Executive Officer and Director
---------------------------------------
Mrs. Anne B. Sweigart, Chairman
President and Chief Executive Officer

/s/  Thomas E. Morell                   Principal Financial
---------------------------------------   and Accounting Officer
Thomas E. Morell, Vice President, Chief
Financial Officer and Treasurer

--------------------------------------- Director
John Amos

--------------------------------------- Director
Paul W. Brubaker

--------------------------------------- Director  By: /s/ W. Garth Sprecher
Ronald E. Frisbie                                     -------------------------
                                                      W. Garth Sprecher
                                                      Attorney in Fact

--------------------------------------- Director
Robert M. Lauman

--------------------------------------- Director
G. William Ruhl

--------------------------------------- Director
Steven B. Silverman

--------------------------------------- Director
W. Garth Sprecher

--------------------------------------- Director
Charles E. Thomas

                                  EXHIBIT INDEX



Exhibit
Number     Description                  Method of Filing              Page
------     -----------                  ----------------              ----



2.1   Agreement and Plan of        See Exhibits B and C to the
      Merger, as amended,          Proxy Statement and
      between D & E                Prospectus.
      Communications, Inc. (a
      Pennsylvania
      corporation) and PCS
      One, Inc. (a New Jersey
      corporation)

3.1   Articles of                  Incorporated herein by
      Incorporation of D & E       reference to D & E's Amendment
      Communications, Inc.         No. 2 to the Registration
                                   Statement on Form S-4
                                   (Registration No. 333-2960),
                                   Exhibit 3.1.

3.2   By-Laws of D & E             Incorporated herein by
      Communications, Inc.         reference to D & E's Amendment
                                   No. 2 to the Registration
                                   Statement on Form S-4
                                   (Registration No. 333-2960),
                                   Exhibit 3.2.

4.1   Articles of                  See Exhibit 3.1 hereof.
      Incorporation of D & E
      Communications, Inc.

4.2   Note Agreement between       Incorporated herein by
      Allstate Life Company,       reference from Predecessor's
      Allstate Life Insurance      Registration Statement on Form
      Company of New York, and     10, Exhibit 4.1.
      Denver and Ephrata
      Telephone and Telegraph
      Company, dated as of
      November 15, 1991, Re:
      $10,000,000 9.18% Senior
      Notes due November 15,
      2021

4.3   First Amendment to Note      Incorporated herein by
      Agreement dated as of        reference from Predecessor'
      November 15, 1991            1993 Annual Report on Form
      between Allstate Life        10-K, Exhibit 4.2.
      Insurance Company,
      Allstate Life Insurance
      Company of New York, and
      Denver and Ephrata
      Telephone and Telegraph
      Company, dated as of
      January 14, 1994, due
      November 15, 2021, Re:
      $10,000,000 9.18% Senior
      Notes due November 15,
      2021

4.4   Note Agreement between       Incorporated herein by
      Allstate Life Insurance      reference from Predecessor's
      Company and Denver and       1993 Annual Report on Form
      Ephrata Telephone and        10-K, Exhibit 4.3.
      Telegraph Company, dated
      as of January 14, 1994,
      Re: $10,000,000 6.49%
      Senior Notes due January
      14, 2004

4.5   Second Amendment to Note     Incorporated herein by
      Agreement dated as of        reference from Predecessor's
      November 15, between         1991 Registration Statement on
      Allstate Life Insurance      Form S-3, Exhibit 4.3.
      Company, Allstate Life
      Insurance Company of New
      York, and Denver and
      Ephrata Telephone and
      Telegraph Company, dated
      as of September 27,
      1994, Re: $10,000,000
      9.18% Senior Notes due
      November 15, 2021

Exhibit
Number     Description                  Method of Filing              Page
------     -----------                  ----------------              ----



4.6   First Amendment to Note      Incorporated herein by
      Agreement dated as of        reference from Predecessor's
      January 14, between          1994 Registration Statement on
      Allstate Life Insurance      Form S-3, Exhibit 4.5.
      Company and Denver and
      Ephrata Telephone and
      Telegraph Company, dated
      as of September 27,
      1994, Re: $10,000,000
      6.49% Senior Notes due
      January 14, 2004

4.7   Second Amendment to Note     Incorporated herein by
      Agreement dated as of        reference from Predecessor's
      January 14, 1994 between     1995 Annual Report on Form
      Allstate Life Insurance      10-K, Exhibit 4.6.
      Company and Denver and
      Ephrata Telephone and
      Telegraph Company, dated
      as of September 1, 1995,
      Re: $10,000,000 6.49%
      Senior Notes due January
      14, 2004

4.8   Third Amendment to Note      Incorporated herein by
      Agreement dated as of        reference from Predecessor's
      November 15, 1991            1995 Annual Report on Form
      between Allstate Life        10-K, Exhibit 4.7.
      Insurance Company,
      Allstate Life Insurance
      Company of New York, and
      Denver and Ephrata
      Telephone and Telegraph
      Company, dated as of
      September 1, 1995, Re:
      $10,000,000 9.18% Senior
      Notes due November 15,
      2021


4.9   Fourth Amendment,            Incorporated herein by
      Consent and Waiver to        reference from D & E's
      Note Agreement dated as      Quarterly Report on Form 10-Q
      of November 15, 1991         for the quarterly period ended
      between Allstate Life        June 30, 1996, (Registration
      Insurance Company,           No. 000-20709), Exhibit 4.1.
      Allstate Life Insurance
      Company of New York and
      Denver and Ephrata
      Telephone and Telegraph
      Company dated as of June
      7, 1996, RE: $10,000,000
      9.18% Senior Notes due
      November 15, 2021

4.10  Third Amendment, Consent     Incorporated herein by
      and Waiver to Note           reference from D & E's
      Agreement dated as of        Quarterly Report on Form 10-Q
      January 14, 1994 between     for the quarterly period ended
      Allstate Life Insurance      June 30, 1996, (Registration
      Company and Denver and       No. 000-20709), Exhibit 4.2.
      Ephrata Telephone and
      Telegraph Company, dated
      as of June 7, 1996, RE:
      $10,000,000 6.49% Senior
      Notes due January 14,
      2004


      None of the other
      long-term debt of D & E
      and its
      to-be-consolidated
      subsidiaries exceeds 10
      percent of the total
      assets of D & E and its
      subsidiaries on a
      consolidated basis.
      D & E will furnish a copy
      of the instrument relating
      to any such long-term
      debt to the Commission
      upon request.

5.1   Opinion of Buchanan          Filed herewith.
      Ingersoll Professional
      Corporation

Exhibit
Number     Description                  Method of Filing              Page
------     -----------                  ----------------              ----




8.1   Opinion of Stradley,         Filed herewith.
      Ronon, Stevens &
      Young, LLP

8.2   Opinion of Buchanan          Filed herewith.
      Ingersoll Professional
      Corporation


9.1   Form of Voting Trust         Incorporated herein by
      Agreement, Among             reference from Predecessor's
      Shareholders of Denver       1995 Annual Report on Form
      and Ephrata Telephone        10-K, Exhibit 9.1.
      and Telegraph Company
      and Kay William Shober,
      Anne Brossman Sweigart,
      W. Garth Sprecher,
      Ronald B. Frisbie and
      John Amos as Voting
      Trustees, dated as of
      November 19, 1992

9.2   Form of Amendment to the     Incorporated herein by
      Voting Trust Agreement       reference from Predecessor's
      dated November 19, 1992      1995 Annual Report on Form
                                   10-K, Exhibit 9.2.

10.1  Executive Incentive Plan     Incorporated herein by
                                   reference from Predecessor's
                                   Registration Statement on Form
                                   10, Exhibit 10.1.

10.2  AT&T Communications          Incorporated herein by
      Standard Agreement for       reference from Predecessor's
      the Provision of             Registration Statement on Form
      Telecommunications           10, Exhibit 10.2.
      Services and Facilities
      between AT&T
      Communications of
      Pennsylvania, Inc. and
      Denver and Ephrata
      Telephone and Telegraph
      Company; Article 1
      General Provisions,
      effective May 25, 1984;
      Article 8-2 Billing and
      Collection Services
      effective April 1, 1992


10.3  Telecommunications           Incorporated herein by
      Services and Facilities      reference from Predecessor's
      Agreement between the        Registration Statement on Form
      Bell Telephone Company       10, Exhibit 10.3.
      of Pennsylvania and
      Denver and Ephrata
      Telephone and Telegraph
      Company, effective
      January 1, 1986; and
      Amendment to
      Telecommunications
      Services and Facilities
      Agreement and the
      IntraATA Compensation
      Agreement, dated May 7,
      1992; Appendix 1
      IntraLATA
      Telecommunications
      Services, effective
      January 1, 1986;
      Appendix 2 Ancillary
      Services, effective
      January 1, 1986;
      Appendix 5 Jointly
      Provided Feature Group A
      Compensation effective
      July 24, 1986; and
      Appendix 7 Extended Area
      Service, effective
      October 1, 1988

Exhibit
Number     Description                  Method of Filing              Page
------     -----------                  ----------------              ----



10.4  IntraLATA Compensation       Incorporated herein by
      Agreement between the        reference from Predecessor's
      Pennsylvania Non-Bell        Registration Statement on Form
      Telephone Companies and      10, Exhibit 10.4.
      Denver and Ephrata
      Telephone and Telegraph
      Company effective
      January 1, 1986; and
      Amendment to
      Telecommunications
      Services and Facilities
      Agreement and the
      IntraLATA Compensation
      Agreement, dated May 7,
      1992

10.5  Agreement between            Incorporated herein by
      Donnelley Directory,         reference from Predecessor's
      division of The Reuben       Registration Statement on Form
      H. Donnelley Corporation     10, Exhibit 10.5.
      and Denver and Ephrata
      Telephone and Telegraph
      Company, dated April 19,
      1991

10.6  Agreement for the            Incorporated herein by
      distribution of              reference from Predecessor's
      Interstate Access            Registration Statement on Form
      Revenues between the         10, Exhibit 10.6.
      National Exchange
      Carrier Association,
      Inc. and Denver and
      Ephrata Telephone and
      Telegraph Company,
      effective May 25, 1984


10.7  Agreement for the            Incorporated herein by
      Provision of Enhanced        reference from Predecessor's
      9-1-1 Services between       Quarterly Report on Form 10-Q
      the County of Lancaster      for the quarterly period ended
      and Denver and Ephrata       June 30, 1994, Exhibit 10.1.
      Telephone and Telegraph
      Company, effective upon
      approval of the
      Pennsylvania Public
      Utility Commission which
      occurred May 18, 1994
      Attachment #1 Request
      for Proposal as Amended;
      Attachment #2 Best and
      Final Offer, April 28,
      1994; Attachment #3
      Clarifications to RFP;
      Attachment #4 Lancaster
      County Resolution #74,
      September 22, 1993;
      Attachment #5 Lancaster
      County Resolution #32,
      May 5, 1994; Attachment
      #6 Addenda, Errata,
      Bulletins to Contract
      Documents; Attachment #7
      Facility Lease; and
      Attachment #8 Tariffed
      Local Exchange Carrier
      Services


10.8  Amendment 1 to Exhibit A     Incorporated herein by
      of Appendix 1 of the         reference from Predecessor's
      Telecommunications           Quarterly Report on Form 10-Q
      Services and Facilities      for the quarterly period ended
      Agreement signed June        September 30, 1994, Exhibit
      23, 1994                     10.2.

10.9  Modification to the          Incorporated herein by
      Agreement for the            reference from Predecessor's
      Provision of Enhanced        1994 Annual Report on Form
      9-1-1 Services between       10-K, Exhibit 10.9.
      the County of Lancaster
      and Denver and Ephrata
      Telephone and Telegraph
      Company, February 23,
      1995

Exhibit
Number     Description                  Method of Filing              Page
------     -----------                  ----------------              ----


10.10 Affiliated Interest          Incorporated herein by
      Agreement between Denver     reference from Predecessor's
      and Ephrata Telephone        1995 Annual Report on Form
      and Telegraph Company        10-K, Exhibit 10.10.
      and D & E Marketing
      Corp.

10.11 Affiliated Interest          Incorporated herein by
      Agreement between Denver     reference from Predecessor's
      and Ephrata Telephone        1995 Annual Report on Form
      and Telegraph Company        10-K, Exhibit 10.11.
      and Red Rose Systems,
      Inc.

10.12 Joint Venture Agreement      Incorporated herein by
      for Lancaster Area           reference from Predecessor's
      Cellular Enterprises         1995 Annual Report on Form
      (LACE)                       10-K/A, Exhibit 10.12.+

10.13 Sales Agreement Between      Incorporated herein by
      Denver and Ephrata           reference from Predecessor's
      Telephone Telegraph          1995 Annual Report on Form
      Company and Northern         10-K/A, Exhibit 10.13.+
      Telecom, Inc.

10.14 Project Completion           Incorporated herein by
      Agreement among Monor        reference from Predecessor's
      Communications Group         1995 Annual Report on Form
      Inc., Denver and Ephrata     10-K/A, Exhibit 10.14.+
      Telephone and Telegraph
      Company, Consolidated
      Companies, Inc., United
      International Holdings,
      Inc., Huntel Systems,
      Inc., and Overseas
      Private Investment
      Corporation

10.15 Stock Pledge Agreement       Incorporated herein by
      among D & E Marketing        reference from Predecessor's
      Corp., Huntel Systems,       1995 Annual Report on Form
      Inc., Consolidated           10-K/A, Exhibit 10.15.
      Companies, Inc., UIH
      Hungary, Inc., and
      Overseas Private
      Investment Corporation

10.16 First Amendment to Stock     Incorporated herein by
      Pledge Agreement among       reference from Predecessor's
      D & E Marketing Corp.,       1995 Annual Report on Form
      Huntel Systems, Inc.,        10-K/A, Exhibit 10.16.
      Consolidated Companies,
      Inc., UIH Hungary, Inc.,
      and Overseas Private
      Investment Corporation

10.17 Subordination Agreement      Incorporated herein by
      Among Monor Telefon          reference from Predecessor's
      Tarsasag, Rt.,               1995 Annual Report
      Monor Communications Group   on Form 10-K/A,
      Inc., MCG Management         Exhibit 10.17.
      Inc., Denver and
      Ephrata Telephone and
      Telegraph Company, D & E
      Marketing Corp.,
      Consolidated Companies,
      Inc., United
      International Holdings,
      Inc., UIH Hungary, Inc.,
      Huntel Systems, Inc.,
      and Overseas Private
      Investment Corporation

----------
+ Confidential treatment received with respect to portins thereof.

Exhibit
Number     Description                  Method of Filing              Page
------     -----------                  ----------------              ----



10.18 First Amendment to           Incorporated
      Subordination Agreement      herein by reference from
      among Monor Telefon          Predecessor's 1995
      Tarsasag, Rt.,               Annual Report on Form 10-K/A,
      Monor Communications         Exhibit 10.18.
      Group Inc., MCG
      Management Inc., Denver
      and Ephrata Telephone
      and Telegraph Company,
      D & E Marketing Corp.,
      Consolidated Companies,
      Inc., United
      International Holdings,
      Inc., UIH Hungary, Inc.,
      Huntel Systems, Inc.,
      and Overseas Private
      Investment Corporation



10.19 Agreement and Plan of        Incorporated herein by
      Exchange between             reference from D & E's
      Predecessor and D & E        Amendment No. 2 to the
                                   Registration Statement on Form
                                   S-4 (Registration No.
                                   333-2960), Exhibit 2.1.

10.20 Joint Venture Agreement      Incorporated herein by
      for Lancaster Area           reference from D & E's
      Cellular Enterprises,        Amendment No. 2 to the
      dated October 12, 1984       Registration Statement on Form
                                   S-4 (Registration No.
                                   333-2960), Exhibit 10.19.+


10.21 Network Product Purchase     Incorporated herein by
      Agreement between            reference from
      Northern Telecom,            Predecessor's Quarterly
      Inc., and                    Report on Form 10-Q for
      Denver and Ephrata           the quarterly period
      Telephone and Telegraph      ended March 31, 1996,
      Company, dated               Exhibit 10.1
      May 3, 1996.

13.1  Predecessor's 1995           Incorporated herein by
      Annual Report on Form        reference from Predecessor's
      10-K/A.                      1995 Annual Report on Form
                                   10-K/A.

13.2  D & E's Quarterly Report     Incorporated herein by
      on Form 10-Q for the         reference from D & E's
      quarter ended September      Quarterly Report on Form 10-Q
      30, 1996                     for the quarter ended
                                   September 30, 1996
                                   (Registration No. 000-20709).

13.3  D & E's Quarterly Report     Incorporated herein by
      on Form 10-Q for the         reference from D & E's
      quarter ended June           Quarterly Report on Form 10-Q
      30, 1996                     for the quarter ended
                                   June 30, 1996
                                   (Registration No. 000-20709).

13.4  Predecessor's Quarterly      Incorporated herein by
      Report on Form 10-Q for      reference from Predecessor's
      the quarter ended            Quarterly Report on Form 10-Q
      March 31, 1996               for the quarter ended
                                   March 31, 1996.

13.5  D & E's Current Report       Incorporated herein by
      on Form 8-K filed June       reference from D & E's Current
      11, 1996                     Report on Form 8-K filed June
                                   11, 1996. (Registration
                                   No. 000-20709).

13.6  The following sections       Incorporated herein by
      of Predecessor's 1995        reference from Predecessor's
      Report to the                1995 Annual Report on Form
      Shareholders: "Market        10-K/A.
      for Common Equity and
      Related Shareholder
      Matters" on page 15,
      "Selected Financial
      Data" on page 14 and
      "Management's Discussion
      and Analysis of
      Financial Condition and
      Results of Operations"
      on pages 16 through 22


----------
+ Confidential treatment received with respect to portions thereof.

Exhibit
Number     Description                  Method of Filing              Page
------     -----------                  ----------------              ----





13.7  The following sections       Incorporated herein by
      of Predecessor's Proxy       reference from D & E's
      Statement for 1996           Amendment No. 2 to the
      Annual Meeting of            Registration Statement on Form
      Shareholders and D & E's     S-4 (Registration No.
      Prospectus: "Proposal 1:     333-2960).
      Election of Directors -
      Directors" on pages 31
      through 32,
      "Identification of
      Executive Officers" on
      page 34, "Certain
      Relationships" on page
      39 and "Certain Related
      Transactions" on page
      22



21.1  Subsidiaries of D & E        Filed herewith.


23.1  Consent of Buchanan          See Exhibits 5.1 and 8.2 hereof.
      Ingersoll Professional
      Corporation


23.2  Consent of Stradley,         See Exhibit 8.1 hereof.
      Ronon, Stevens & Young
      LLP

23.3  Consent of Coopers &         Filed herewith.
      Lybrand, L.L.P.


23.4  Consent of Coopers &         Filed herewith.
      Lybrand, L.L.P.


23.5  Consent of Arthur            Filed herewith.
      Andersen LLP

24.1  Powers of Attorney for       Filed herewith.
      D & E Communications, Inc.


99.1  Forms of Proxy of Denver     Filed herewith.
      and Ephrata Telephone
      and Telegraph